Exhibit 2.2

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 1 of 111

CLERK, U.S. BANKRUPTCY COURT NORTHERN DISTRICT OF TEXAS ENTERED THE DATE OF ENTRY IS ON THE COURT’S DOCKET

The following constitutes the ruling of the court and has the force and effect therein described.

Signed September 16, 2020	United States Bankruptcy Judge

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

In re:	§	Chapter 11
§
TRIVASCULAR SALES LLC, et al.,[1]	§	Case No. 20-31840 (SGJ)
§
Debtors.	§	(Jointly Administered)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER

CONFIRMING DEBTORS’ THIRD AMENDED JOINT PLAN OF

REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

TriVascular Sales LLC and its affiliated debtors and debtors in possession (collectively, the “Debtors”), having:

a)

commenced the Chapter 11 Cases[2] on July 5, 2020 (the “Petition Date”), by each filing a voluntary petition in the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”) for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (as amended, the “Bankruptcy Code”);

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: TriVascular Sales LLC (9179), Endologix, Inc. (8265), CVD/RMS Acquisition Corp. (8438), TriVascular Technologies, Inc. (7313), RMS/Endologix Sideways Merger Corp. (2974), Nellix, Inc. (8416), TriVascular, Inc. (2620), and Endologix Canada, LLC (2872). The corporate headquarters and the mailing address for the Debtors listed above is 2 Musick, Irvine, California 92618.

[2]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan (as hereinafter defined).

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 2 of 111

b)	continued to operate their businesses and remain in possession of their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code;

c)

filed, on August 3, 2020, the Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Docket No. 170] and Debtors’ Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Docket No. 174] (the “Second Amended Plan”);

d)

obtained, on August 5, 2020, entry of the Order (I) Approving the Disclosure Statement, (II) Establishing Procedures for Solicitation and Tabulation of Votes to Accept or Reject the Plan, (III) Approving the Form of Ballot and Solicitation Packages, (IV) Establishing the Voting Record Date, (V) Scheduling a Hearing for Confirmation of the Plan, and (VI) Granting Related Relief [Docket No. 206] (the “Disclosure Statement Order”) approving the Disclosure Statement for the Debtors’ Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Docket No. 175] (the “Disclosure Statement”);

e)	filed, on August 6, 2020, the solicitation version of the Disclosure Statement [Docket No. 216], and commenced solicitation of votes on the Second Amended Plan on August 10, 2020;

f)

served, on August 10, 2020, the Notice to Consider Confirmation of, and Deadline for Objecting to, Debtors’ Chapter 11 Plan of Reorganization (the “Confirmation Hearing Notice”) on the Debtors’ creditors as evidenced by the Affidavit of Service [Docket No. 307] and the Amended Affidavit of Service [Docket No. 311], each dated August 25, 2020, and published the Confirmation Hearing Notice in USA Today on August 11, 2020 as evidenced by the Affidavit of Publication, dated August 18, 2020 [Docket No. 282];

g)

filed, on September 8, 2020, the Notice of Filing of Plan Supplement to Debtors’ Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Docket No. 353] (as may be further modified, supplemented or amended from time to time, the “Plan Supplement”);

h)

filed, on September 14, 2020, following extensive negotiations among the Debtors, the Creditors’ Committee, and Deerfield Partners, L.P., Deerfield Private Design Fund III, L.P. and Deerfield Private Design Fund IV, L.P. (collectively, “Deerfield”), the Stipulation and Agreed Order Resolving Plan Objections and Providing for a Consensual Plan of Reorganization Pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure [Docket No. 363] (the “Settlement Stipulation”);

2

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 3 of 111

i)

filed, on September 14, 2020, the Debtors’ Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Docket No. 364] (as amended, modified or supplemented from time to time, in accordance with the terms therein, the “Plan”);

j)

filed, on September 14, 2020, the Memorandum of Law in Support of Confirmation of the Debtors’ Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Docket No. 369] (the “Confirmation Brief”);

k)

filed, on September 14, 2020, the Declaration of John Onopchenko in Support of Confirmation of the Debtors’ Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Docket No. 366], the Declaration of Richard Morgner of Jefferies LLC in Support of Confirmation of the Debtors’ Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Docket No. 367], and the Declaration of Cynthia Pinto, the Debtors’ Interim Chief Financial Officer, in Support of Confirmation of the Debtors’ Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Docket No. 368] (collectively, the “Confirmation Declarations”); and

l)

filed, on September 15, 2020, the Declaration of Catherine Nownes-Whitaker of Omni Agent Solutions Regarding Tabulation of Ballots Accepting or Rejecting the Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 380] (the “Voting Report”).

And the Bankruptcy Court having:

a)	set September 15, 2020 at 1:30 p.m. (CDT) as the date and time for the commencement of the Confirmation Hearing;

b)

reviewed the Plan, the Disclosure Statement, the Confirmation Brief, the Confirmation Declarations, the Voting Report, the Settlement Stipulation and all pleadings, and exhibits, statements, responses and comments regarding Confirmation, including all objections, statements and reservation of rights filed by parties in interest on the docket of these Chapter 11 Cases;

c)	considered all oral representations, testimony, documents, filings, and other evidence regarding Confirmation; and

d)	overruled any and all objections to the Plan and to Confirmation and all statements and reservations of rights not consensually resolved or withdrawn unless otherwise indicated.

NOW, THEREFORE, the Bankruptcy Court having found that notice of the Confirmation Hearing and the opportunity for any party affected by the Plan and the transactions

3

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 4 of 111

contemplated thereby to object to Confirmation having been adequate and appropriate; and the record of these Chapter 11 Cases and the legal and factual bases set forth in the documents filed in support of Confirmation and presented at the Confirmation Hearing including, but not limited to, statements of counsel and all other testimony and other evidence proffered, adduced, admitted into evidence and presented at the Confirmation Hearing, establish just cause for the relief granted in this Confirmation Order; and after due deliberation thereon and good cause appearing therefor, the Bankruptcy Court hereby makes and issues the following findings of fact, conclusions of law and orders:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS HEREBY DETERMINED, FOUND, ADJUDGED, DECREED AND ORDERED THAT:

A. Findings and Conclusions. The determinations, findings, judgments, decrees, orders and conclusions set forth in this Confirmation Order and in the record of the Confirmation Hearing constitute the Bankruptcy Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

B. Judicial Notice. The Bankruptcy Court takes judicial notice of the docket in these Chapter 11 Cases maintained by the clerk of the Bankruptcy Court, including, without limitation, all pleadings and other documents filed, all orders entered, and evidence and arguments made, proffered, and adduced at the hearings held before the Bankruptcy Court during the pendency of these Chapter 11 Cases.

4

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 5 of 111

JURISDICTION AND VENUE

C. Exclusive Jurisdiction; Venue; Core Proceeding. The Bankruptcy Court has jurisdiction over these Chapter 11 Cases pursuant to 28 U.S.C. §§ 157 and 1334. Venue in the Bankruptcy Court is proper under 28 U.S.C. §§ 1408 and 1409. The confirmation of the Plan constitutes a core proceeding under 28 U.S.C. § 157(b)(2) upon which the Bankruptcy Court may issue a final order, and confirmation of a plan by the Bankruptcy Court is a constitutional exercise of the jurisdiction conferred by Congress on the Bankruptcy Court. The Bankruptcy Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

D. Retention of Jurisdiction. The Bankruptcy Court finds and concludes that the Bankruptcy Court’s retention of jurisdiction as set forth in Article X of the Plan is consistent with 28 U.S.C. §§ 157 and 1334.

Notice, Solicitation and Acceptance

E. Adequate Notice of Confirmation Hearing. In accordance with Bankruptcy Rules 2002, 3019 and 9019, the Disclosure Statement Order, the Disclosure Statement, and various notices filed on the docket relating to the scheduling of the Confirmation Hearing (including, without limitation, Docket Nos. 175, 207 and 216), the Bankruptcy Court finds and concludes that (a) proper, timely and adequate notice of the time for filing objections to the Plan was provided, and (b) proper, timely and adequate notice of the Confirmation Hearing was provided to all Holders of Claims and Equity Interests. No other or further notice of the Confirmation Hearing is necessary or required.

F. Good Faith Solicitation (11 U.S.C. § 1125(e)). The evidence proffered or adduced at, or prior to, the Confirmation Hearing (i) is reasonable, persuasive and credible, (ii)

5

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 6 of 111

utilizes reasonable and appropriate methodologies and assumptions, (iii) has not been controverted by other evidence, (iv) establishes that the Debtors and each of their respective Related Persons have furnished adequate information and solicited acceptances or rejections of the Plan in good faith and in full compliance with all applicable provisions of the Bankruptcy Code, including without limitation, sections 1125 and 1126 of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any applicable non-bankruptcy law, rule or regulation governing the adequacy of disclosure in connection with such solicitation, and (v) establishes that the Debtors, the Reorganized Debtors, and each of their respective Related Persons will, as applicable, continue to act in good faith to consummate the Plan and the agreements, settlements, transactions and transfers contemplated thereby, and take all other actions authorized by this Confirmation Order. Accordingly, each of the foregoing Persons is entitled to and, pursuant to this Confirmation Order, granted the full protections afforded by section 1125(e) of the Bankruptcy Code.

G. Voting Report. On September 15, 2020, the Debtors filed the Voting Report certifying the method and results of Ballot tabulation for each of the Classes entitled to vote to accept or reject the Plan. All procedures used to tabulate the Ballots were fair and conducted in accordance with the Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and all other applicable rules, laws and regulations. The Debtors’ extension of the voting deadline to September 14, 2020 in accordance with the Settlement Stipulation is approved.

H. Plan Supplement. On September 8, 2020, the Debtors filed the Plan Supplement, which included: (i) the form of the limited liability company agreement of Reorganized Endologix; (ii) the terms of the Exit Facility; (iii) the schedule of assumed contracts and

6

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 7 of 111

applicable Cure Claim Amounts; (iv) the description of the retained Causes of Action; (v) the list of Liquidating Debtors; and (vi) the list of the New Manager and members of Reorganized Endologix. All such materials comply with the Plan, and the filing and notice of such documents is good and proper in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and all other applicable rules, laws and regulations, and no other or further notice is or shall be required.

I. Burden of Proof. The Debtors, as proponents of the Plan, have met their burden of proving the satisfaction of the requirements of sections 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard. Further, each witness whose testimony was proffered or adduced on behalf of the Debtors at or in connection with the Confirmation Hearing was credible, reliable and qualified to testify as to the topics addressed in his or her testimony.

J. Bankruptcy Rule 3016(a). In accordance with Bankruptcy Rule 3016(a), the Plan is dated and identifies the Debtors as the proponents of the Plan.

Compliance with Section 1129 of the Bankruptcy Code

K. Plan Compliance with 11 U.S.C. § 1129(a)(1). In accordance with section 1129(a)(1) of the Bankruptcy Code, the Bankruptcy Court finds and concludes that the Plan complies with the applicable provisions of the Bankruptcy Code.

a.

Proper Classification (11 U.S.C. §§ 1122 & 1123(a)(1)). In accordance with sections 1122(a) and 1123(a) of the Bankruptcy Code, the Bankruptcy Court finds and concludes that, in addition to Administrative Claims, Priority Tax Claims, DIP Facility Claims, United States Trustee statutory fees and Other Priority Claims, which need not be classified, the Plan classifies six (6) Classes of Claims and Equity Interests based on the differences in the legal nature and/or priority of such Claims and Equity Interests. The Claims and Equity Interests placed in each Class are substantially similar to the other Claims or Equity Interests, as the case

7

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 8 of 111

may be, in each such Class and such Classes do not unfairly discriminate between or among Holders of Claims and Equity Interests. Valid business, factual and legal reasons exist for separately classifying the various Classes of Claims and Equity Interests under the Plan. Thus, the Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

b.

Specified Unimpaired Classes (11 U.S.C. § 1123(a)(2)). Article III of the Plan specifies that Class 1 (Other Secured Claims) is Unimpaired under the Plan, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.[3]

c.

Specified Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). Article III of the Plan specifies that Claims in Class 2 (First Lien Claims), Class 4 (General Unsecured Claims) and Class 6 (Existing Equity Interests) (each, an “Impaired Class”) are Impaired within the meaning of section 1124 of the Bankruptcy Code and clearly specifies the treatment of the Claims and Equity Interests in those Classes, thereby satisfying the requirements of section 1123(a)(3) of the Bankruptcy Code.[4]

d.

No Discrimination (11 U.S.C. § 1123(a)(4)). The Plan provides for the same treatment by the Debtors for each Claim or Equity Interest in each respective Class unless the Holder of a particular Claim or Equity Interest has agreed to less favorable treatment of such Claim or Equity Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

e.

Implementation of the Plan (11 U.S.C. § 1123(a)(5)). The Plan and the various documents and agreements set forth in the Plan Supplement provide adequate and proper means for implementation of the Plan, thereby satisfying section 1123(a)(5) of the Bankruptcy Code, including, without limitation, (i) the corporate documents that will govern the Reorganized Debtors after the Effective Date, (ii) the entry into the Restructuring Transactions and any other actions that may be necessary or appropriate to effectuate the transactions described in, contemplated under, or necessary to effectuate the Plan, (iii) entry into the Exit Facility, (iv) entry into the LLC Agreement (v) the issuance of New Equity Interests, and (vi) procedures for making distributions to Holders of Allowed Claims.

f.	Non-Voting Equity Securities (11 U.S.C. § 1123(a)(6)). The Plan provides that the respective organizational documents of each of the Reorganized Debtors shall be amended and restated or replaced (as

[3]

In the event that the Reorganized Debtors elect, on the Effective Date, to reinstate the Class 5 Claims (Intercompany Claims), Class 5 will be Unimpaired. Additionally, Class 3 (Assumed Trade Claims) is a vacant Class and shall be deemed eliminated for purposes of voting to accept or reject the Plan.

[4]	In the event that the Reorganized Debtors elect, on the Effective Date, to cancel the Class 5 Claims (Intercompany Claims), Class 5 will be Impaired.

8

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 9 of 111

applicable), including a provision prohibiting the issuance of non-voting equity securities, thereby satisfying section 1123(a)(6) of the Bankruptcy Code.

g.

Selection of Directors and Officers (11 U.S.C. § 1123(a)(7)). Article IV.M.1 of the Plan provides that as of the Effective Date, the terms of the current members of Endologix’s board of directors will expire and, following the conversion of Endologix to a limited liability company, the New Manager shall be appointed in accordance with the LLC Agreement. In accordance with Article IV.M.1 of the Plan, the New Manager and members of Reorganized Endologix have been disclosed in the Plan Supplement. As set forth in Article IV.M.2 of the Plan, the management of the Reorganized Debtors shall be substantially the same as the management of the Debtors, and their employment shall be subject to the ordinary rights and powers to replace them in accordance with the Reorganized Debtors’ organizational documents and any applicable employment agreements that are assumed under the Plan. The Plan provisions governing the manner of selection of any officer, director, or manager of the Reorganized Debtors are consistent with the interests of creditors and equity security holders and with public policy in accordance with section 1123(a)(7) of the Bankruptcy Code.

h.

Additional Plan Provisions (11 U.S.C. § 1123(b)). The Plan contains certain provisions that may be construed as permissive, but are not required for confirmation under the Bankruptcy Code. These discretionary provisions comply with section 1123(b) of the Bankruptcy Code, are appropriate, in the best interests of the Debtors and their Estates and are not inconsistent with the applicable provisions of the Bankruptcy Code, including, without limitation, provisions for (i) the assumption and rejection of executory contracts and unexpired leases; and (ii) releases and exculpation of various Persons and Entities.

i.	The Debtors are Not Individuals (11 U.S.C. § 1123(c)). The Debtors are not individuals and, accordingly, section 1123(c) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.

j.

Cure of Defaults (11 U.S.C. § 1123(d)). Article V.B of the Plan provides for the satisfaction of Cure Claim Amounts by the Debtors in connection with any assumption or assumption and assignment of executory contracts and unexpired leases pursuant to section 365(b)(1), thereby satisfying sections 365 and 1123(d) of the Bankruptcy Code.

k.

Identification of Plan (Bankruptcy Rule 3016(a)). The Plan is dated and identifies the entities submitting it, thereby satisfying Bankruptcy Rule 3016(a). The filing of the Disclosure Statement with the Bankruptcy Court satisfied Bankruptcy Rule 3016(b).

9

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 10 of 111

L. Debtors’ Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(2)). The Debtors have complied with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(2). Specifically, the Debtors are proper debtors under section 109 of the Bankruptcy Code, and the Debtors have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and the Disclosure Statement Order in transmitting the Plan, the Disclosure Statement, the Ballots and all related documents and notices, and in soliciting and tabulating votes on the Plan.

M. Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)). The Debtors engaged in extensive, arm’s-length and good faith negotiations with certain key constituencies, the results of which are reflected in the Plan. Therefore, the Bankruptcy Court finds and concludes that the Debtors have proposed the Plan (including the Plan Supplement and all other agreements, documents and instruments necessary to effectuate the Plan) in good faith and not by any means forbidden by law, and the Debtors have acted, and are presently acting, in good faith in conjunction with all aspects of the Plan, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. All transactions contemplated by the Plan were negotiated and consummated at arms’ length, without collusion, and in good faith. In determining that the Plan has been proposed in good faith, the Bankruptcy Court has examined the facts and records of these Chapter 11 Cases and the totality of the circumstances surrounding the formulation of the Plan, the solicitation of the Plan, the Disclosure Statement and the hearings thereon and the record of the Confirmation Hearing and other proceedings held in these Chapter 11 Cases. Consistent with the overriding purpose of the Bankruptcy Code, the Chapter 11 Cases were filed, and the Plan was proposed, with the legitimate and honest purpose of reorganizing the Debtors and maximizing the value of the Debtors’ assets.

10

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 11 of 111

N. Payment for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). The Bankruptcy Court finds and concludes that all payments made or to be made by the Debtors for services or for costs and expenses in connection with these Chapter 11 Cases requiring approval, have been approved by, or are subject to the approval of, the Bankruptcy Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code. The Bankruptcy Court retains jurisdiction to hear and determine all applications for Accrued Professional Compensation Claims incurred on or before the Effective Date.

O. Disclosure and Identity of Proposed Management (11 U.S.C. § 1129(a)(5)). The Debtors have complied with section 1129(a)(5) of the Bankruptcy Code. In accordance with Article IV.M.1 of the Plan, the New Manager and members of Reorganized Endologix have been disclosed in the Plan Supplement, which constitutes adequate disclosure of such information. Further, per Article IV.M.2 of the Plan, the management of the Reorganized Debtors shall be substantially the same as the management of the Debtors, and their employment shall be subject to the ordinary rights and powers to replace them in accordance with the Reorganized Debtors’ organizational documents and any applicable employment agreements that are assumed under the Plan.

P. No Rate Changes (11 U.S.C. § 1129(a)(6)). The Plan does not provide for any rate change that requires regulatory approval. Thus, section 1129(a)(6) of the Bankruptcy Code is not applicable to these Chapter 11 Cases.

Q. Best Interests of Creditors (11 U.S.C. § 1129(a)(7)). The Bankruptcy Court finds and concludes that the Plan satisfies section 1129(a)(7) of the Bankruptcy Code. The liquidation analysis set forth in Exhibit E of the Disclosure Statement and other evidence proffered or adduced at the Confirmation Hearing: (i) are reasonable, persuasive and credible; (ii) utilize

11

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 12 of 111

reasonable and appropriate methodologies and assumptions; (iii) have not been controverted by any other evidence; and (iv) establish that each Holder of a Claim or Equity Interest in an Impaired Class either (a) has accepted the Plan or (b) will receive or retain under the Plan, on account of such Claim or Equity Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that it would receive if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code on such date.

R. Acceptance or Rejection of Certain Classes (11 U.S.C. § 1129(a)(8)). The Bankruptcy Court finds and concludes, based on the Voting Report, that:

i.	Class 1 (Other Secured Claims) is Unimpaired under the Plan and pursuant to section 1126(f) of the Bankruptcy Code, is conclusively presumed to have accepted the Plan;

ii.

Class 2 (First Lien Claims) is Impaired under the Plan and 100% in amount and 100% in number of Claims in that Class have voted to accept the Plan in accordance with section 1126(c) of the Bankruptcy Code;

iii.	Class 3 (Assumed Trade Claims) is a vacant Class and shall be deemed eliminated for purposes of voting to accept or reject the Plan;[5]

iv.

Class 4 (General Unsecured Claims) is Impaired under the Plan and 99.93% in amount and 75.68% in number of Claims in that Class have voted to accept the Plan in accordance with section 1126(c) of the Bankruptcy Code;

v.

Class 5 (Intercompany Claims) is, at the election of the Debtors on the Effective Date, either Unimpaired or Impaired under the Plan and therefore is either conclusively presumed under section 1126(f) of the Bankruptcy Code to have accepted the Plan, or, will not receive any distributions under the Plan, nor retain any property thereunder, and is conclusively deemed under section 1126(g) of the Bankruptcy Code to have rejected the Plan. Class 5 is not entitled to vote to accept or reject the Plan.

[5]

While two creditors returned reject ballots for Class 3 (Assumed Trade Claims), those parties are not parties to Modified Trade Contracts, and thus those votes are treated as votes in Class 4 (General Unsecured Claims). No other creditors voted in Class 3 (Assumed Trade Claims).

12

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 13 of 111

vi.

Class 6 (Existing Equity Interests) is Impaired under the Plan and because the Holders of Class 6 will not receive any distributions under the Plan, nor retain any property thereunder, they are conclusively deemed, under section 1126(g) of the Bankruptcy Code, to have rejected the Plan and are not entitled to vote to accept or reject the Plan.

All procedures used to tabulate the Ballots were fair, reasonable, and conducted in accordance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and the Disclosure Statement Order. Accordingly, under the requirements of section 1126 of the Bankruptcy Code, the Bankruptcy Court finds that the Plan is confirmable.

S. Treatment of Administrative and Priority Claims (11 U.S.C. § 1129(a)(9)). The Bankruptcy Court finds and concludes that the Plan’s treatment of Administrative Claims (including but not limited to Accrued Professional Compensation Claims and Priority Tax Claims) pursuant to Article II of the Plan, satisfies the requirements set forth in sections 1129(a)(9)(A), (C), and (D) of the Bankruptcy Code, as applicable. The treatment of Other Priority Claims pursuant to Article II.E of the Plan satisfies the requirements of section 1129(a)(9)(B) of the Bankruptcy Code. The Debtors have sufficient Cash to pay Allowed Administrative Claims, Allowed Priority Tax Claims, and Allowed Other Priority Claims.

T. Acceptance by at Least One Impaired Class (11 U.S.C. § 1129(a)(10)). The Bankruptcy Court finds and concludes that Class 2 (First Lien Claims) and Class 4 (General Unsecured Claims) voted to accept the Plan by the requisite majorities, determined without including acceptances of the Plan by any insider. Accordingly, the requirements of section 1129(a)(10) of the Bankruptcy Code have been satisfied.

U. Feasibility (11 U.S.C. § 1129(a)(11)). Because the Plan is sufficiently funded from, among other things, proceeds of the DIP Facility, the Exit Facility and the Debtors’ Cash on hand, and because the Professional Fee Escrow Account will be funded with Cash equal to

13

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 14 of 111

the Professional Fee Reserve Amount on and after the Effective Date, the evidence proffered or adduced at the Confirmation Hearing with respect to feasibility including the Confirmation Brief and the Confirmation Declarations, (i) is reasonable, persuasive and credible, (ii) utilizes reasonable and appropriate methodologies and assumptions, (iii) has not been controverted by other evidence, and (iv) establishes that the Plan is feasible and that there is a reasonable prospect of the Debtors being able to meet their financial obligations under the Plan and that Confirmation of the Plan is not likely to be followed by the need for further financial reorganization of the Reorganized Debtors or any successor to the Reorganized Debtors, thereby satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code.

V. Payment of Statutory Fees (11 U.S.C. § 1129(a)(12)). All fees due and payable pursuant to section 1930 of Title 28 of the U.S. Code prior to the Effective Date shall be paid by the Debtors. On the Effective Date, following the closing of the Fully Administered Cases (as defined below), the Reorganized Debtors shall pay any and all such fees relating to the Remaining Case (as defined below) when due and payable, and shall file with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the United States Trustee. Except as provided in the Plan, the Reorganized Debtors shall remain obligated to pay quarterly fees in connection with the Remaining Case to the United States Trustee until the Remaining Case is closed, dismissed, or converted to a case under Chapter 7 of the Bankruptcy Code. The Bankruptcy Court finds and concludes that fees payable under 28 U.S.C. § 1930 have been paid or will be paid by the Debtors pursuant to Article XII.D of the Plan, thereby satisfying section 1129(a)(12) of the Bankruptcy Code.

14

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 15 of 111

W. No Retiree Benefits (11 U.S.C. § 1129(a)(13)). The Debtors do not have obligations to pay retiree benefits and, therefore, section 1129(a)(13) of the Bankruptcy Code is inapplicable.

X. Non-Applicability of Certain Sections (11 U.S.C. §§ 1129(a)(14), (15), and (16)). The Debtors do not owe any domestic support obligations, are not individuals, and are not nonprofit corporations, and thus sections 1129(a)(14), 1129(a)(15) and 1129(a)(16) of the Bankruptcy Code do not apply to the Chapter 11 Cases.

Y. No Unfair Discrimination; Fair and Equitable (11 U.S.C. § 1129(b)). Class 6 (Existing Equity Interests) is deemed to have rejected the Plan. Accordingly, the Plan is being confirmed under section 1129(b) of the Bankruptcy Code. The Plan does not discriminate unfairly and is fair and equitable with respect to Class 6, as required by sections 1129(b)(1) and (b)(2) of the Bankruptcy Code.

Z. Only One Plan (11 U.S.C. § 1129(c)). Other than the Plan (including previous versions thereof), no other plan has been filed for the Debtors in the Chapter 11 Cases, and the Plan thereby satisfies the requirements of section 1129(c) of the Bankruptcy Code.

AA. Principal Purpose of Plan (11 U.S.C. § 1129(d)). The Bankruptcy Court finds and concludes that the principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of Section 5 of the Securities Act of 1933 (15 U.S.C. § 77e).

BB. Small Business Case (11 U.S.C. § 1129(e)). None of these Chapter 11 Cases is a “small business case,” as that term is defined in the Bankruptcy Code, and, accordingly, section 1129(e) of the Bankruptcy Code is inapplicable.

CC. Satisfaction of Confirmation Requirements. Based on the foregoing, all other pleadings, documents, exhibits, statements, declarations, and affidavits filed in connection with

15

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 16 of 111

Confirmation of the Plan and all evidence and arguments made, proffered or adduced at the Confirmation Hearing, the Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

DD. Implementation of Other Necessary Documents and Agreements. All documents and agreements necessary or advisable to implement or carry out the Plan, including but not limited to the documents contained in the Plan Supplement, are essential elements of the Plan and entry into and consummation of the transactions contemplated by each such document and agreement is in the best interests of the Debtors, their Estates and holders of Claims and Equity Interests, and shall, upon completion of documentation and execution and delivery, be valid, binding, and enforceable in accordance with their respective terms and conditions. The Debtors have exercised reasonable business judgment in determining which documents and agreements to enter into and have provided sufficient and adequate notice of such documents and agreements. The terms and conditions of such documents and agreements have been negotiated in good faith, at arm’s length, are fair and reasonable and are reaffirmed and approved. The Debtors and the Reorganized Debtors, as applicable, are authorized, without any further notice to or action, order or approval of the Bankruptcy Court, to finalize, execute and deliver all agreements, documents, instruments and certificates relating thereto and perform their obligations thereunder in accordance with the Plan.

EE. Plan Supplement. The materials contained in the Plan Supplement comply with the terms of the Plan, and the filing and notice of such documents and the transactions contemplated therein was done in accordance with the Bankruptcy Code, the Bankruptcy Rules and the Local Rules, and no other or further notice is or shall be required. The Debtors are authorized to modify any of the documents contained in the Plan Supplement in accordance with

16

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 17 of 111

the Plan through and including the Effective Date. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan. To the extent that any modifications to the Plan Supplement are determined to be modifications to the Plan, in accordance with Bankruptcy Rule 3019, any such modifications do not (i) constitute material modifications of the Plan under section 1127 of the Bankruptcy Code, (ii) require additional disclosure under section 1125 of the Bankruptcy Code, (iii) cause the Plan to fail to meet the requirements of sections 1122 or 1123 of the Bankruptcy Code, (iv) materially and adversely change the treatment of any Claims or Equity Interests, (v) require re-solicitation of any holders of Claims or Equity Interests, or (vi) require that any such Holders be afforded an opportunity to change previously cast acceptances or rejections of the Plan. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all Holders of a Claim or Equity Interest who voted to accept the Plan or who are conclusively presumed to have accepted the Plan are deemed to have accepted the Plan to the extent modified by the Plan Supplement, and no Holder of a Claim or Equity Interest that has voted to accept the Plan shall be permitted to change its acceptance to a rejection as a consequence thereof.

FF. Plan Provisions Valid and Binding. The Bankruptcy Court finds and concludes that, upon entry of this Confirmation Order, each term and provision of the Plan is valid, binding, and enforceable pursuant to its terms.

GG. Executory Contracts and Unexpired Leases. The Debtors have exercised their reasonable business judgment in determining whether to assume or reject Executory Contracts and Unexpired Leases pursuant to Article V of the Plan. Each assumption, assumption and assignment, and rejection of an Executory Contract or Unexpired Lease pursuant to Article V of the Plan shall be legal, valid and binding to the same extent as if such assumption, assumption

17

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 18 of 111

and assignment, or rejection, as applicable, had been effectuated pursuant to an order of the Bankruptcy Court under section 365 of the Bankruptcy Code entered before entry of this Confirmation Order. Moreover, the Debtors have cured, or provided adequate assurance that the Debtors or Reorganized Debtors will cure, defaults (if any) under or relating to each of the Executory Contracts and Unexpired Leases that are being assumed by the Reorganized Debtors pursuant to the Plan.

HH. Additional Findings Regarding the Settlement Stipulation. The Plan constitutes a motion for approval of the Settlement Stipulation under Bankruptcy Rule 9019. The evidence adduced at the Confirmation Hearing and the record in these Chapter 11 Cases establishes that the complexity and nature of the Debtors’ Chapter 11 Cases necessitated a consensual exit strategy. The Debtors and their directors and management worked diligently and in good faith with their key stakeholders to formulate, negotiate, and support a process that was fair and equitable to all parties in interest. Due, in part, to the potential for complex and extensive litigation on multiple fronts, including with respect to (i) the Product Liability Claims and (ii) valuation of the Debtors’ assets, the Debtors, the Creditors’ Committee and Deerfield participated in extensive negotiations which ultimately led to the Settlement Stipulation. The litigation of the foregoing issues would have been costly and time consuming, while the outcome would be uncertain, thereby reducing the Debtors’ liquidity and value otherwise available for creditor recoveries. The parties to the Settlement Stipulation have provided significant consideration thereunder, each as more fully set forth in the Settlement Stipulation and the Plan, which includes, without limitation: (i) Deerfield’s agreement to increase the GUC Distribution Amount to $3,500,000; (ii) the Creditors’ Committee’s agreement to the Creditors’ Committee Professional Fee Cap; (iii) the withdrawal of the Creditors’ Committee’s objections to the Plan;

18

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 19 of 111

(iv) the Creditors’ Committee’s agreement to cease incurring fees contesting the Plan; (v) the Creditors’ Committee’s agreement to support the Plan and its confirmation consistent with the Debtors’ proposed timeline; and (vi) the Debtors’ agreement to assume the Insurance Policies. Each component of the Settlement Stipulation is an integral, integrated, and inextricably linked part of the Plan that is not severable from the entirety of the settlement underlying the Plan. The Plan incorporates the terms of the Settlement Stipulation, which: (i) represent a sound exercise of the Debtors’ business judgment; (ii) were negotiated in good faith and at an arm’s length; (iii) constitute an essential part of the Plan; (iv) were granted in exchange for good and valuable consideration; (v) are in the best interests of the Debtors, their Estates and all Holders of Claims and Equity Interests; (vi) are fair, equitable, and reasonable under the circumstances of these Chapter 11 Cases; and (vii) were given after due notice and opportunity for hearing. The Debtors have met their burden of proving that the settlements contained in the Settlement Stipulation, and the treatment of Claims as provided therein, are fair, equitable, reasonable, and in the best interests of the Debtors, the Debtors’ Estates and stakeholders in satisfaction of Bankruptcy Rule 9019 and applicable law.

II. Additional Findings Regarding the Injunction. The injunction provisions set forth in Article IX.G of the Plan are essential to the Plan and are necessary to preserve and enforce the releases and exculpations provided for in the Plan and herein and are appropriately tailored to achieve those purposes.

JJ. Indenture Trustees. Based upon a review of the record, each Indenture Trustee diligently and in good faith, discharged its duties and obligations pursuant to the applicable Indenture, and otherwise conducted itself with respect to all matters in any way related to each respective Claim with the same degree of care and skill that a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Accordingly, each Indenture Trustee has discharged its duties fully in accordance with the Indenture.

19

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 20 of 111

KK. Objections. All parties have had a full and fair opportunity to litigate all issues raised, or which might have been raised, in connection with the Confirmation of the Plan, and any and all objections to Confirmation have been fully and fairly litigated.

ORDER

Based on the foregoing findings of fact and conclusions of law, it is hereby

ORDERED, ADJUDGED AND DECREED AS FOLLOWS:

1. Confirmation of the Plan. All requirements for Confirmation of the Plan have been satisfied. The Plan, a copy of which is attached hereto as Exhibit A, is approved and confirmed in its entirety under section 1129 of the Bankruptcy Code. Each of the terms and conditions of the Plan and the exhibits and schedules thereto, as modified herein, including, without limitation, the documents contained in the Plan Supplement, is an integral part of the Plan and they are hereby approved. The Plan complies with all applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules.

2. Objections. All objections to Confirmation of the Plan that have not been withdrawn, waived, or settled and all reservations of rights included therein, have been overruled as set forth on the record at the Confirmation Hearing, and all withdrawn objections are deemed withdrawn with prejudice.

3. Provisions of Plan Nonseverable and Mutually Dependent. The provisions of the Plan and this Confirmation Order, including the findings of fact and conclusions of law set forth herein, are: (i) non-severable and mutually dependent; (ii) valid and enforceable pursuant to their terms; and (iii) integral to the Plan and this Confirmation Order, respectively, and may not be deleted or modified except in accordance with Article XI.A of the Plan.

20

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 21 of 111

4. Plan Classification Controlling. The classification of Claims and Equity Interests for purposes of the distributions to be made under the Plan shall be governed solely by the terms of the Plan. The classifications set forth on the Ballots tendered to or returned by the Debtors’ creditors in connection with voting on the Plan (i) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan, (ii) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims or Equity Interests under the Plan for distribution purposes, (iii) may not be relied upon by any creditor or interest holder as representing the actual classification of such Claims or Equity Interests under the Plan for distribution or any other purpose (other than for evidencing the vote of such party on the Plan), and (iv) shall not be binding on the Debtors, the Reorganized Debtors or holders of Claims or Equity Interests for purposes other than voting on the Plan.

5. Settlement of Claims and Controversies. Pursuant to section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and controversies relating to the rights that a holder of a Claim or Equity Interest may have with respect to such Claim or Equity Interest or any distribution on account thereof, including without limitation, (i) the treatment of General Unsecured Claims, (ii) the allocation of distributable value among the creditor classes, and (iii) the valuation of the Debtors’ assets.

6. Effect of the Plan. The entry of this Confirmation Order shall constitute the Bankruptcy Court’s approval, as of the Effective Date, of each of the compromises and

21

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 22 of 111

settlements embodied in the Plan, including the Settlement Stipulation, the treatment of creditors and interest holders under the Plan, the scope of the release, exculpation and injunction provisions, and the Bankruptcy Court’s finding that all such compromises or settlements are: (i) in the best interests of the Debtors, the Estates, the Reorganized Debtors, and their respective property and stakeholders; and (ii) fair, equitable and within the range of reasonableness. The provisions of the Plan, including, without limitation, the Plan’s release, injunction, and exculpation provisions, are mutually dependent.

7. Binding Effect. Pursuant to section 1141 and the other applicable provisions of the Bankruptcy Code, effective as of the Effective Date and without limiting or altering Article IX.H of the Plan, the provisions of the Plan (including the exhibits and schedules to, and all documents and agreements executed pursuant to or in connection with, the Plan) and this Confirmation Order shall be binding on (i) the Debtors and the Reorganized Debtors, (ii) any and all Holders of Claims and Equity Interests, (iii) all Persons and Entities that are parties to or are subject to the settlements, compromises, releases and injunctions described in the Plan and this Confirmation Order, (iv) each Person or Entity receiving, retaining or otherwise acquiring property under the Plan, (v) any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors and (vi) the respective successors and assigns of each of the foregoing, to the maximum extent permitted by applicable law, and notwithstanding whether or not such Person or Entity (a) will receive or retain any property, or interest in property, under the Plan, (b) has filed a Proof of Claim or Equity Interest in the Chapter 11 Cases, (c) is Impaired or Unimpaired under the Plan, and (d) has accepted or rejected the Plan, failed to vote to accept or reject the Plan, or affirmatively voted to reject the Plan.

22

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 23 of 111

8. Corporate Existence. Except as otherwise provided in the Plan or the Plan Supplement (including, without limitation, the Restructuring Transactions contemplated thereunder), each Debtor that is not a Liquidating Debtor shall continue to exist as of the Effective Date as a separate legal Entity, in corporate, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, under the applicable laws of the jurisdiction in which each Debtor is incorporated or formed and under their respective certificates of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificates of incorporation and bylaws (or other formation documents) are amended under or pursuant to the Plan, and to the extent such documents are so amended, they require no further action or approval. The Restructuring Transactions, and any alternative transaction, as applicable, consummated under the Plan are hereby approved and may be implemented by the Debtors or Reorganized Debtors (as applicable) in their discretion without the need for any approvals, authorizations, actions, or consents except for those expressly required under the Plan, notwithstanding any state or federal law that could potentially be construed to require such rights to be afforded.

9. Vesting of Assets in the Reorganized Debtors. Except as otherwise provided in the Plan, on the Effective Date, all property in each Estate, all Causes of Action, any “net operating losses” or similar tax attributes, and any property acquired by any of the Debtors under the Plan shall vest: (i) in the case of Liquidating Debtors, to the extent applicable, in Reorganized Endologix; and (ii) in the case of each Debtor that is not a Liquidating Debtor, in each respective Reorganized Debtor, and in each case free and clear of all Liens, Claims, charges, or other encumbrances.

23

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 24 of 111

10. Release of Liens and Claims. To the fullest extent provided under section 1141(c) and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided herein or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, including, without limitation, the Exit Facility Documents, on the Effective Date and concurrently with the applicable distributions made under the Plan, all Liens on and Claims against the assets or property of the Debtors or the Estates shall be fully released, canceled, terminated, extinguished and discharged, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person or Entity. The filing of this Confirmation Order with any federal, state, or local agency or department shall constitute good and sufficient evidence of, but shall not be required in order to effect, the termination of such Liens or Claims and other interests to the extent provided in the immediately preceding sentence.

11. New Manager and Members of the Reorganized Debtor. On the Effective Date or promptly thereafter, the New Manager and members of the Reorganized Debtor shall consist of those individuals identified in in the Plan Supplement, and the New Manager shall be authorized to serve in such capacity pursuant to the LLC Agreement. On the Effective Date, the management of the Reorganized Debtors shall be substantially the same as existed prior to the Effective Date, and their employment shall be subject to the ordinary rights and powers to remove or replace such members of management in accordance with the Reorganized Debtors’ organizational documents, any applicable employment agreements entered into following the Effective Date, and applicable law.

12. Key Employee Incentive Plan and Key Employee Retention Plan. The Debtors’ obligations under their key employee incentive plan (the “KEIP”), approved by the Bankruptcy

24

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 25 of 111

Court in the Order (I) Authorizing the Debtors to Implement Their Key Employee Incentive Plan and (II) Granting Related Relief [Docket No. 296], and their key employee retention plan (the “KERP”), approved by the Bankruptcy Court in the Order (I) Authorizing the Debtors to Implement Their Key Employee Retention Plan and (II) Granting Related Relief [Docket No. 238], shall be assumed by the Reorganized Debtors as of the Effective Date, and any payments becoming due under the KEIP or the KERP on or following the Effective Date shall be paid by the Reorganized Debtors as and when they become due, subject in all cases to the terms of the KEIP and the KERP (and any conditions or agreements set forth therein). The Bankruptcy Court shall retain jurisdiction in the event there is a dispute regarding the terms of the KEIP or the KERP, including the entitlement of any party to any payment thereunder.

13. Management Incentive Plan. On the Effective Date, equity-based awards exercisable or settlable for up to 15% of the New Equity Interests (on a fully diluted basis) shall be made available to management and certain key employees of the Reorganized Debtors on such terms as may be determined by the New Manager (or its delegate(s) under the LLC Agreement).

14. Exit Facility Documents. On the Effective Date, all Liens and security interests to be granted in accordance with the Exit Facility Documents (i) shall be deemed to be granted, (ii) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Facility Documents, (iii) shall be deemed perfected, and (iv) shall be deemed granted in good faith as an inducement to the Exit Facility Lenders to extend credit under the Exit Facility and shall be deemed not to constitute a fraudulent conveyance or fraudulent transfer, shall not otherwise be subject to avoidance or subordination, and the priorities of such Liens shall be as set forth in the Exit Facility

25

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 26 of 111

Documents. Subject to the occurrence of the Effective Date, notwithstanding anything to the contrary in the Plan or this Confirmation Order, the Exit Facility Documents shall constitute legal, valid, and binding obligations of the Reorganized Debtors party thereto and shall be enforceable in accordance with their terms.

15. Filing and Recording. This Confirmation Order is, and shall be, binding upon and shall govern the acts of all persons or entities, including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required, by operation of law, the duties of their office, or contract, to accept, file, register, or otherwise record or release any document or instrument.

16. Issuance of New Equity Interests. On or promptly following the Effective Date, Reorganized Endologix shall be authorized, to issue or cause to be issued, all of the New Equity Interests issued or issuable in accordance with the terms of the Plan. The issuance of the New Equity Interests for distribution under the Plan is authorized without the need for further corporate action, and all of the shares of New Equity Interests issued or issuable under the Plan shall be duly authorized and validly issued, fully paid, and non-assessable.

17. Exemption from Securities Laws. The issuance and distribution of New Equity Interests issued under the Plan shall be exempt from registration under the Securities Act and any other applicable securities laws pursuant to section 1145 of the Bankruptcy Code. The New Equity Interests may be resold without registration under the Securities Act or other federal securities laws pursuant to the exemption provided by section 4(a)(1) of the Securities Act, unless the holder is an “underwriter” with respect to such Equity Securities, as that term is

26

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 27 of 111

defined in section 1145(b) of the Bankruptcy Code. In addition, such section 1145 exempt securities generally may be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of the several states.

18. Corporate Action.

a.

Pursuant to section 1142(b) of the Bankruptcy Code and any applicable state law, each of the Debtors, the Reorganized Debtors and/or any other applicable Entity may take any and all actions to execute, deliver, File or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by the security holders, equity owners, creditors, members, managers, officers or directors of the Debtors, the Reorganized Debtors or other applicable Entity or by any other Person.

b.

Prior to, on or after the Effective Date (as appropriate), all matters provided for pursuant to the Plan that would otherwise require approval of the security holders, equity owners, creditors, directors, officers, managers or members of the Debtors (prior to the Effective Date) shall be deemed to have been so approved and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to applicable law and without any requirement of further action by the security holders, equity owners, creditors, directors, officers, managers or members of the Debtors, the Reorganized Debtors or other applicable Entity, or the need for any approvals, authorizations, actions or consents of any Person.

19. Executory Contracts and Unexpired Leases.

a.

The Debtors have exercised reasonable business judgment in determining whether to assume or reject each of the Executory Contracts and Unexpired Leases as set forth in the Plan or the Plan Supplement, and such determination is hereby approved. On the Effective Date, all Executory Contracts and Unexpired Leases of the Debtors that are not Liquidating Debtors shall be assumed by the Reorganized Debtors in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except for those Executory Contracts and Unexpired Leases that:

i.	have already been assumed or rejected by the Debtors by prior order of the Bankruptcy Court;

27

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 28 of 111

ii.	are the subject of a separate assumption motion or motion to reject Filed by the Debtors pending on the Effective Date;

iii.	are the subject of a pending objection regarding assumption, cure, or “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code); or

iv.	are rejected or terminated by the Debtors pursuant to the terms of the Plan.

b.

To the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan or any prior order of the Bankruptcy Court (including, without limitation, any “change of control” provision) prohibits, restricts or conditions, or purports to prohibit, restrict or condition, or is modified, breached or terminated, or deemed modified, breached or terminated by, (i) the commencement of these Chapter 11 Cases or the insolvency or financial condition of any Debtor at any time before the closing of its respective Chapter 11 Case, (ii) any Debtor’s or any Reorganized Debtor’s assumption or assumption and assignment (as applicable) of such Executory Contract or Unexpired Lease or (iii) the Confirmation or Consummation of the Plan, then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-debtor party thereto to modify or terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights or remedies with respect thereto, and any required consent under any such contract or lease shall be deemed satisfied by the Confirmation of the Plan.

20. Approval of Assumption of Assumed Contracts. The Debtors’ assumption of the Executory Contracts and Unexpired Leases under the Plan is hereby approved pursuant to sections 365(a) and 1123 of the Bankruptcy Code. The Debtors’ rights under each Executory Contract and Unexpired Lease assumed (or assumed and assigned) pursuant to the Plan shall revest in and be fully enforceable by the applicable Reorganized Debtor or the applicable assignee (as applicable) in accordance with its terms and conditions, except as modified by the provisions of the Plan or applicable law.

21. Cure Disputes. Any non-Debtor counterparty to an Executory Contract or Unexpired Lease that fails to object to the proposed Cure Claim Amount by the deadline set forth

28

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 29 of 111

in the applicable cure notice that first identifies such Executory Contract or Unexpired Lease shall be deemed to have consented to the proposed Cure Claim Amount and shall be deemed to have forever released and waived any objection to such Cure Claim Amount. In the event of a dispute regarding (i) any Cure Claim Amount, (ii) the ability of any Reorganized Debtor or assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or assumed and assigned or (iii) any other matter pertaining to assumption or assignment, the applicable Cure Claim Amount required by section 365(b)(1) of the Bankruptcy Code shall be paid following the entry of a Final Order resolving the dispute and approving such assumption, or assumption and assignment. If such objection is sustained by Final Order of the Bankruptcy Court, the Debtors may reject such Executory Contract or Unexpired Lease in lieu of assuming it. The Debtors or the Reorganized Debtors, as applicable, shall be authorized to effect such rejection by filing a written notice of rejection with the Bankruptcy Court and serving such notice on the applicable counterparty within thirty (30) days of the entry of such Final Order.

22. Full Release and Satisfaction of Claims. Subject to the payment of the applicable Cure Claim Amount, if any, assumption or assumption and assignment of any Executory Contract or Unexpired Lease pursuant to the Plan shall result in the full irrevocable and perpetual release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, under such assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption or assumption and assignment, in each case as provided in section 365 of the Bankruptcy Code. Subject to the payment of the applicable Cure Claim Amount, any Proofs of Claim filed with respect to an Executory Contract or Unexpired

29

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 30 of 111

Lease that has been assumed or assumed and assigned by Final Order shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

23. Approval of Rejection of Rejected Contracts. The Debtors reserve the right at any time prior to the Effective Date, except as otherwise specifically provided herein, to seek to reject any Executory Contract or Unexpired Lease by filing a schedule of rejected contracts pursuant to Article V.C of Plan or to file a motion requesting authorization for the rejection of any such contract or lease. Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of any preexisting obligations owed to the Debtors or the Reorganized Debtors, as applicable, under any such Executory Contracts or Unexpired Leases. All Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan, if any, must be filed with the Bankruptcy Court within thirty (30) days after service and shall constitute General Unsecured Claims. Any Entity that is required to file a Proof of Claim arising from the rejection of an Executory Contract or an Unexpired Lease that fails to timely do so shall be forever barred, estopped and enjoined from asserting such Claim, and such Claim shall not be enforceable, against the Debtors, the Reorganized Debtors, the Estates, or their respective properties, and the Debtors, the Reorganized Debtors, and their Estates shall be forever discharged from any and all indebtedness and liability with respect to such Claim unless otherwise ordered by the Bankruptcy Court. All such Claims shall, as of the Effective Date, be subject to the permanent injunction set forth in Article IX.G of the Plan.

24. Exemption From Transfer Taxes Pursuant to Section 1146(a) of the Bankruptcy Code. Under section 1146(a) of the Bankruptcy Code, any issuance, transfer, or exchange of a

30

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 31 of 111

security, or the making or delivery of an instrument of transfer of property, under or in connection with the Plan or the Restructuring Documents (to the extent consummated substantially in connection with the Plan), shall not be subject to any Stamp or Similar Tax or governmental assessment, and the Confirmation Order shall direct the appropriate federal, state or local (domestic or foreign) governmental officials or agents to forgo the collection of any such Stamp or Similar Tax or governmental assessment. Such exemption specifically applies, without limitation, to (i) all actions, agreements and documents necessary to evidence and implement the provisions of, transactions contemplated by and the distributions to be made under the Plan or the Restructuring Documents, (ii) the issuance and distribution of the New Equity Interests, and (iii) the maintenance or creation of any security interests or Liens as contemplated by the Plan or the Restructuring Documents.

25. General Administrative Claims. Except to the extent that a Holder of an Allowed General Administrative Claim and the applicable Debtor before the Effective Date or the applicable Reorganized Debtor after the Effective Date agree to less favorable treatment, each Holder of an Allowed General Administrative Claim will be paid the full unpaid amount of such Allowed General Administrative Claim in Cash: (i) if such Allowed General Administrative Claim is based on liabilities that the Debtors incurred in the ordinary course of business on or after the Petition Date, in accordance with the terms and conditions of the particular transaction giving rise to such Allowed General Administrative Claim and without any further action by any Holder of such Allowed General Administrative Claim; (ii) if such Allowed General Administrative Claim is due, on the Effective Date, or, if such Allowed General Administrative Claim is not due as of the Effective Date, on the date that such Allowed General Administrative Claim becomes due or as soon as reasonably practicable thereafter; (iii) if a General

31

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 32 of 111

Administrative Claim is not Allowed as of the Effective Date, on the date that is no later than sixty (60) days after the date on which an order allowing such General Administrative Claim becomes a Final Order of the Bankruptcy Court or as soon as reasonably practicable thereafter; or (iv) at such time and upon such terms as set forth in a Final Order of the Bankruptcy Court.

26. Procedures for Filing Administrative Claim Requests. Each person or entity that holds or wishes to assert a Claim that such person believes is allowable as an administrative claim under section 503(b) of the Bankruptcy Code, except for certain administrative claims identified in the Plan, and that may have arisen, accrued, or otherwise become due and payable between the Petition Date and the Effective Date must file an application (an “Administrative Claims Request”) requesting allowance of such Administrative Claim on or before forty-five (45) days after the Effective Date (the “Administrative Claims Bar Date”). An Administrative Claims Request shall be considered timely-filed only when actually received by the Debtors’ claim agent, Omni Agent Solutions, Inc., by U.S. Mail or other hand delivery system at the following address:

TriVascular Sales LLC, et al. Claims Processing

c/o Omni Agent Solutions

5955 De Soto Ave., Suite 100

Woodland Hills, CA 91367

27. Holders of Administrative Claims that are required to File and serve an Administrative Claims Request that do not File and serve such a request by the Administrative Claims Bar Date shall be forever barred, estopped and enjoined from asserting such Administrative Claims against the Debtors, the Reorganized Debtors and their respective Estates and properties, and such Administrative Claims shall be deemed discharged as of the Effective Date. All such Claims shall, as of the Effective Date, be subject to the permanent injunction set forth in Article IX.G of the Plan.

32

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 33 of 111

28. Accrued Professional Compensation Claims. All final requests for Accrued Professional Compensation Claims shall be Filed no later than thirty (30) days after the Effective Date. The amount of Accrued Professional Compensation Claims owed to the Retained Professionals shall be paid in Cash to such Retained Professionals from funds held in the Professional Fee Escrow Account after such Claims are Allowed by a Final Order. To the extent that funds held in the Professional Fee Escrow Account are unable to satisfy the amount of Accrued Professional Compensation Claims owed to the Retained Professionals, such Retained Professionals shall have an Allowed Administrative Claim for any such deficiency, which shall be satisfied in accordance with Article II.A.1 of the Plan. After all Allowed Accrued Professional Compensation Claims have been paid in full, any excess amounts remaining in the Professional Fee Escrow Account shall be returned to the Reorganized Debtors.

29. Service of Final Fee Applications. All final requests for Accrued Professional Compensation Claims shall be served upon the following parties (collectively, the “Notice Parties”):

a.

counsel for the Debtors, DLA Piper LLP (US), 1900 North Pearl Street, Suite 2200, Dallas, Texas 75201 (Attn: James P. Muenker, Esq. [james.muenker@us.dlapiper.com; Andrew B. Zollinger, Esq. [andrew.zollinger@us.dlapiper.com] and David E. Avraham, Esq. [david.avraham@us.dlapiper.com]); 1251 Avenue of the Americas, New York, New York 10020 (Attn: Thomas R. Califano, Esq. [thomas.califano@us.dlapiper.com]); and 200 South Biscayne Boulevard, Suite 2500, Miami, Florida 33131 (Attn: Rachel Nanes, Esq. [rachel.nanes@us.dlapiper.com]);

b.

the Office of the United States Trustee for the Northern District of Texas, Earle Cabell Federal Building, 1100 Commerce Street, Room 976, Dallas, TX 75242 (Attn: Lisa L. Lambert, Esq. [Lisa.L.Lambert@usdoj.gov], Nancy Resnick, Esq. [Nancy.S.Resnick@usdoj.gov] and Meredyth A. Kippes, Esq. [Meredyth.A.Kippes@usdoj.gov]);

33

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 34 of 111

c.

counsel to the DIP Secured Parties, the Prepetition ABL Agent and the Prepetition Term Loan Agent, Sullivan & Cromwell LLP, 125 Broad St., New York, New York 1004 (Attn: James L. Bromley [bromleyj@sullcrom.com] and Ari B. Blaut [blauta@sullcrom.com]), and Vinson & Elkins LLP, 2001 Ross Ave. Suite 3900, Dallas, Texas 75201 (Attn: Paul E. Heath, Esq. [pheath@velaw.com] and Matthew J. Pyeatt, Esq. [mpyeatt@velaw.com]);

d.

counsel to Wilmington Trust, N.A., as collateral agent with respect to the 5.00% Voluntary Convertible Senior Secured Notes due 2024, Reed Smith LLP, 2501 N. Harwood, Suite 1700, Dallas, TX 75201 (Attn: Keith M. Aurzada, Esq. [kaurzada@reedsmith.com]); and 1201 Market Street, Suite 1500, Wilmington, Delaware 19801 (Attn: Kurt F. Gwynne, Esq. [kgwynne@reedsmith.com] and Mark W. Eckard, Esq. [meckard@reedsmith.com]); and

e.

counsel to the Official Committee of Unsecured Creditors, Kasowitz Benson Torres LLP, 1633 Broadway, New York, NY 10019 (Attn.: David S. Rosner, Esq. [drosner@kasowitz.com], Adam L. Shiff, Esq. [ashiff@kasowitz.com], and Sheron Korpus, Esq. [skorpus@kasowitz.com]); and Norton Rose Fulbright US LLP, 2200 Ross Avenue, Suite 3600, Dallas, TX 75201 (Attn.: Louis R. Strubeck, Esq. [louis.strubeck@nortonrosefubright.com], Ryan E. Manns, Esq. [ryan.manns@nortonrosefulbright.com], and Laura L. Smith, Esq. [laura.smith@nortonrosefulbright.com]).

30. Objections to, and Hearing to Approve, Final Fee Applications. Objections to any Accrued Professional Compensation Claims must be Filed and served on the Debtors or Reorganized Debtors, as applicable, and the requesting party by no later than 4:00 p.m. (prevailing Central Time) on the date that is twenty (21) days after the Filing of the applicable final request for payment of the Accrued Professional Compensation Claims (the “Professional Fees Objection Deadline”). Each Holder of an Allowed Accrued Professional Compensation Claim shall be paid in full in Cash from the Professional Fee Escrow Account, within five (5) Business Days after entry of the order approving such Allowed Accrued Professional Compensation Claim. Only those objections made in writing and timely filed and received by

34

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 35 of 111

the Professional Fees Objection Deadline will be considered by the Bankruptcy Court. If no objection to a final request for Accrued Professional Compensation Claims is timely filed and served in accordance with the procedures set forth herein, then the Bankruptcy Court may enter a Final Order approving such uncontested final requests for Accrued Professional Compensation Claims without further notice and the Debtors or the Reorganized Debtors, as applicable, may pay the amounts described in such uncontested final request for Accrued Professional Compensation Claim. The hearing to consider approval of the final requests for Accrued Professional Compensation Claims, if necessary, will be held as soon as reasonably practicable after the expiration of the Professional Fees Objection Deadline and the date of such hearing will be promptly provided to the applicable Professionals and Notice Parties and posted on the Debtors’ or Reorganized Debtors’, as applicable, restructuring website.

31. Discharge of Claims and Equity Interests.

a.

To the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code, and except with respect to the Liquidating Debtors and as otherwise expressly provided by the Plan or the Confirmation Order, effective as of the Effective Date, all consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims, Equity Interests and Causes of Action of any kind or nature whatsoever against the Debtors, or any of their respective assets or properties, including any interest accrued on such Claims or Equity Interests from and after the Petition Date, and regardless of whether any property shall have been abandoned by order of the Bankruptcy Court, distributed or retained under the Plan on account of such Claims, Equity Interests or Causes of Action.

b.

Except with respect to the Liquidating Debtors and as otherwise expressly provided by the Plan or the Confirmation Order, upon the Effective Date, the Debtors and their Estates shall be deemed discharged and released under and to the fullest extent provided under sections 524 and 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code from any and all Claims of any kind or nature whatsoever, including, but not limited to, demands and liabilities that arose before the Confirmation

35

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 36 of 111

Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code. Except with respect to the Liquidating Debtors, such discharge shall void any judgment obtained against the Debtors or the Reorganized Debtors at any time, to the extent that such judgment relates to a discharged Claim.

32. Releases. The release provisions contained in the Plan, including, but not limited to, those provided in Article IX of the Plan, are hereby authorized, approved and binding on all Persons and Entities described therein. The release provisions are integral components of the Plan and the compromises and settlements contained therein. The Debtors’ management and directors, as formed by the Debtors’ board of directors prior to the Petition Date, the attorneys, advisors and other professionals of the Debtors have played an integral role in, and have provided a tangible benefit to, the Debtors’ restructuring efforts. These parties have worked diligently in connection with the Debtors’ restructuring for the benefit of all stakeholders. The Debtors’ management and directors, the Debtors’ attorneys, advisors and other professionals and other key stakeholders, including the DIP Facility Agent, the DIP Facility Lenders, the Prepetition First Lien Lenders, and the Prepetition First Lien Agents, (i) assisted in the negotiation and formulation of the Disclosure Statement and Plan; and (ii) responded to myriad issues that arose during the restructuring process and the Chapter 11 Cases. The Debtors, the DIP Facility Agent, the DIP Facility Lenders, the Prepetition First Lien Lenders, and the Prepetition First Lien Agents and other parties provided good and valuable consideration to the Debtors through contributions to the Plan. Each of the parties receiving a release under the Plan has participated in the Chapter 11 Cases and the Debtors’ restructurings in good faith, and has acted in compliance with all provisions of the Bankruptcy Code, including the negotiation, preparation, and pursuit of confirmation of the Plan. Accordingly, the release provisions in Article IX.B.1 of the Plan are appropriate, as they represent a valid exercise of the Debtors’ business judgment.

36

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 37 of 111

33. Third Party Releases. The Third Party Releases contained in Article IX.B.2 of the Plan are appropriate, as the releases contained therein are consensual, and are hereby approved. The Third Party Releases are: (i) given in exchange for the good and valuable consideration provided by the Released Parties; (ii) materially beneficial to, and in the best interests of, the Debtors, their Estates, and their stakeholders, and are important to the overall objectives of the Plan; (iii) fair, equitable, and reasonable; (iv) given and made after due notice and opportunity for hearing; and (v) consistent with sections 105, 524, 1123, 1129, and 1141 and other applicable provisions of the Bankruptcy Code. The Third Party Releases are an integral part of the Plan, as they facilitated participation in both the Plan and the chapter 11 process generally, and were a core negotiation point in developing the Plan that maximized value for all of the Debtors’ stakeholders. As such, the Third Party Releases appropriately offer protections to parties who constructively participated in the Debtors’ restructuring process by supporting the Plan through providing financing and other accommodations. The Third Party Releases are consensual because they were conspicuously disclosed in boldface type in the Plan, the Disclosure Statement, and on the Ballots, which provided parties in interest with sufficient notice of the releases, and holders of Claims or Equity Interests entitled to vote on the Plan were given the option to opt-out of the Releases.

34. Exculpation. The exculpation provisions set forth in Article IX.E of the Plan, were proposed in good faith, given for good and valuable consideration, and are essential to the Plan. The record in these Chapter 11 Cases fully supports the exculpation provisions, and the exculpation provisions set forth in Article IX.E of the Plan are appropriately tailored to protect

37

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 38 of 111

the Exculpated Parties from inappropriate litigation and to exclude actions determined by Final Order to have constituted actual fraud or gross negligence, or willful misconduct. The exculpation provisions set forth in Article IX.E of the Plan, are hereby approved to the broadest extent provided under the applicable provisions of the Bankruptcy Code and binding precedent in the Fifth Circuit; provided, however, that to the extent the exculpation provisions of the Plan are not authorized under the applicable provisions of the Bankruptcy Code and binding precedent in the Fifth Circuit, this Confirmation Order does not approve the exculpation provisions (other than the jurisdictional provisions contained in this paragraph), solely to the extent that such provisions exceed the foregoing limitations. The Bankruptcy Court shall retain exclusive jurisdiction over any suit brought on any claim or Cause of Action against an Exculpated Party in connection with any act taken or omitted to be taken in connection with, or related to, formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the Confirmation or Consummation of the Plan, the Disclosure Statement, the Settlement Stipulation, the Restructuring Documents or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or this Confirmation Order, or any other postpetition act taken or omitted to be taken in connection with the restructuring of the Debtors, the Disclosure Statement or Confirmation or Consummation of the Plan, and any Entity (including, without limitation, any Governmental Unit) bringing such suit shall do so in the Bankruptcy Court or such other court as the Bankruptcy Court may direct. The protections provided to the Exculpated Parties in this Confirmation Order shall be in addition to, and shall not limit, all other releases, indemnities, injunctions, exculpations and any other applicable law or rules protecting the Exculpated Parties from liabilities; provided, however, that other than the jurisdiction provisions contained in this paragraph which shall be binding on Governmental Units, the exculpation provisions approved in the Plan shall not affect the police or regulatory activities of Governmental Units.

38

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 39 of 111

35. Injunctions. The injunctions contained in the Plan, including, but not limited to, those provided in Article IX.G of the Plan, are hereby authorized, approved and binding on all Persons and Entities described therein. Absent reversal, vacatur or stay of this Confirmation Order, to the fullest extent permitted under applicable law, no Person or Entity may take any action against any Person or Entity released or discharged (or the property or estate of any such Person or Entity so released and discharged) under the Plan, or otherwise take any action inconsistent with the Plan and the findings of fact and conclusions of law contained in this Confirmation Order, and this Court shall enter maintain exclusive jurisdiction to enter and implement orders to enforce the injunction provisions contained in the Plan as may be necessary or appropriate to restrain interference by any Entity in connection with actions inconsistent with the Plan and the findings of fact and conclusions of law contained in this Confirmation Order.

36. Conditions Precedent to Effective Date. The Plan shall not become consummated, and the Effective Date shall not occur, unless and until the conditions set forth in Article VIII.A of the Plan have been satisfied or waived pursuant to Article VIII.B of the Plan.

37. Notice of Entry of Confirmation Order and Effective Date. In accordance with Bankruptcy Rules 2002 and 3020(c), as soon as reasonably practicable on or after the Effective Date, the Debtors shall provide notice of the entry of this Confirmation Order and of the occurrence of the Effective Date by serving a Notice of Effective Date, on all known creditors, equity security holders, the U.S. Trustee and other parties-in-interest in these Chapter 11 Cases; provided, however, that such notice need not be given or served under or pursuant to the Bankruptcy Code, the Bankruptcy Rules, the Local Rules or this Confirmation Order to any

39

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 40 of 111

Person or Entity to whom the Debtors mailed a notice of the Confirmation Hearing, but received such notice returned marked “undeliverable as addressed,” “moved-left no forwarding address” or “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Person or Entity of that Person’s or Entity’s new mailing address. The notice described herein is adequate and appropriate under the particular circumstances and no other or further notice is necessary or required. The Notice of Effective Date shall constitute sufficient notice of the entry of this Confirmation Order to such filing and recording officers and shall be a recordable instrument notwithstanding any contrary provision of applicable non-bankruptcy law.

38. No Liability for Solicitation. Based on the factual findings set forth in this Confirmation Order, the Debtors, the Reorganized Debtors and each of their respective Related Persons are not, and on account of or with respect to the issuance, sale, or purchase of any security under the Plan, and/or solicitation of votes on the Plan, shall not be, liable at any time for any violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the distribution, offer, issuance, sale, or purchase of any securities. The Debtors and each of their respective Related Persons have solicited votes on the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and all other applicable rules, laws, and regulations and are, therefore, entitled to, and are hereby granted, the protections afforded by section 1125(e) of the Bankruptcy Code.

39. Reversal or Modification of Confirmation Order. Except as otherwise provided in this Confirmation Order, if any or all of the provisions of this Confirmation Order are hereafter reversed, modified, vacated or stayed by subsequent order of the Bankruptcy Court, or any other court of competent jurisdiction, such reversal, stay, modification or vacatur shall not affect the

40

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 41 of 111

validity or enforceability of any act, settlement, obligation, indebtedness, liability, priority or lien incurred or undertaken by the Debtors or the Reorganized Debtors, as applicable, prior to the date that the Debtors or the Reorganized Debtors received actual written notice of the effective date of such reversal, stay, modification or vacatur. Notwithstanding any such reversal, stay, modification or vacatur of this Confirmation Order, any such act, settlement, obligation, indebtedness, liability, priority or Lien incurred or undertaken pursuant to, or in reliance on, this Confirmation Order prior to the date that the Debtors or the Reorganized Debtors received actual written notice of the effective date of such reversal, stay, modification or vacatur shall be governed in all respects by the original provisions of this Confirmation Order and the Plan, or any amendments or modifications thereto, in each case in effect immediately prior to the date that the Debtors or the Reorganized Debtors received such actual written notice.

40. Failure to Consummate Plan. If the Consummation of the Plan does not occur with respect to one or more of the Debtors, then the Plan shall, with respect to such applicable Debtor or Debtors, be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (i) constitute a waiver or release of any claims by or Claims against or Equity Interests in the Debtors; (ii) prejudice in any manner the rights of the Debtors, any Holders or any other Entity; (iii) constitute an Allowance of any Claim or Equity Interest; or (iv) constitute an admission, acknowledgment, offer or undertaking by the Debtors, any Holders or any other Entity in any respect.

41. 2002 Notice Parties. After the Effective Date, the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed a renewed request after the Confirmation Hearing to receive documents pursuant to Bankruptcy Rule 2002.

41

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 42 of 111

42. Dissolution of Creditors’ Committee. As of the Effective Date, the Creditors’ Committee shall dissolve automatically and its members shall be released and discharged from all rights, duties and responsibilities arising from, or related to, the Chapter 11 Cases; provided, however, that, following the Effective Date, the Creditors’ Committee shall continue in existence and have standing and the right to be heard for the limited purpose of applications, and any relief related thereto, for compensation by professionals or advisors to the Creditors’ Committee. The Reorganized Debtors shall not be responsible for paying any fees, costs, or expenses incurred by the members, professionals, or advisors to the Creditors’ Committee incurred after the Effective Date, except for such fees, costs, or expenses incurred (and allowed under section 330 of the Bankruptcy Code) in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or Filed and served after the Effective Date or otherwise incurred in connection with the limited purpose set forth above and subject in all respects to the Creditors’ Committee Professional Fee Cap; provided, however, that after the Effective Date, any Retained Professional retained by the Creditors’ Committee shall have the right to File and prosecute Accrued Professional Compensation Claims, including any appeal of any Final Order relating thereto.

43. Closing of Affiliated Cases. As of the Effective Date, the Chapter 11 Cases listed on Schedule 1 annexed hereto (the “Fully Administered Cases”) are hereby closed and the Clerk of the Court shall provide an appropriate entry on the docket providing that a final decree has been entered and the Fully Administered Cases are deemed closed as of the date hereof. Notwithstanding the closing of the Fully Administered Cases, the case caption for all pleadings shall remain in the form of the case caption used in this Confirmation Order. In lieu of filing individual closing reports with respect to all of the Fully Administered Cases, a consolidated

42

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 43 of 111

closing report shall be filed in the case of TriVascular Sales LLC, Case No. 20-31840 (SGJ) (the “Remaining Case”) pursuant to the requirements of Rule 3022-1 of the Local Rules. Notwithstanding the closing of the Fully Administered Cases, the Reorganized Debtors shall (i) be authorized to administer all Claims in accordance with Article VII of the Plan and any order of the Court, and (ii) be authorized to, and shall retain all rights to, file applications, motions or other documents in the Remaining Case.

44. Payment of Statutory Fees; Post-Effective Date Fees and Expenses. All fees due and payable pursuant to section 1930 of Title 28 of the U.S. Code prior to the Effective Date shall be paid by the Debtors. On the Effective Date, following the closing of the Fully Administered Cases, the Reorganized Debtors shall pay any and all such fees relating to the Remaining Case when due and payable, and shall file with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the United States Trustee. Except as provided in the Plan, the Reorganized Debtors shall remain obligated to pay quarterly fees on account of the Remaining Case to the United States Trustee until the Remaining Case is closed, dismissed, or converted to a case under Chapter 7 of the Bankruptcy Code. The Reorganized Debtors shall pay the fees and charges incurred in the Remaining Case on or after the Effective Date for Retained Professionals’ fees, disbursements, expenses, or related support services (including reasonable fees, costs and expenses incurred by Retained Professionals relating to the preparation of interim and final fee applications and obtaining Bankruptcy Court approval thereof) in the ordinary course of business and without application or notice to, or order of, the Bankruptcy Court, including, without limitation, the reasonable fees, expenses, and disbursements of the Distribution Agents and the fees, costs and expenses incurred by Retained Professionals in connection with the implementation, enforcement and Consummation of the Plan and the Restructuring Documents.

43

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 44 of 111

45. Successors and Assigns. The Plan shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, all present and former Holders of Claims and Equity Interests, other parties-in-interest, and their respective heirs, executors, administrators, successors, and assigns. The rights, benefits, and obligations of any Person or Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor, or assign of such Person or Entity.

46. Terms of Injunction and Automatic Stay. Unless otherwise provided in the Plan, all injunctions or stays arising under sections 105 or 362 of the Bankruptcy Code or otherwise, and in existence on the Confirmation Date shall remain in full force and effect until the Effective Date.

47. Retention of Jurisdiction. Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding the entry of this Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall, on and after the Effective Date, retain exclusive jurisdiction over the Chapter 11 Cases and all matters related to the Chapter 11 Cases, the Debtors and the Plan as legally permissible including, without limitation, over the matters set forth in Article X of the Plan. Notwithstanding the foregoing, if the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Cases, including the matters set forth in Article X of the Plan, the provisions of Article X of the Plan shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

44

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 45 of 111

48. Distributions to Prepetition Second Lien Holders. Notwithstanding any contrary provision in the Subordination and Intercreditor Agreement, dated as of February 24, 2020, among the Debtors, the Prepetition First Lien Agents, the Prepetition Second Lien Notes Indenture Trustee, and the holders of Prepetition Second Lien Notes (the “Prepetition Second Lien Holders”), as amended from time to time (the “Prepetition Intercreditor Agreement”), the Prepetition Second Lien Notes Indenture Trustee and the Prepetition Second Lien Holders shall be entitled to retain any distributions made on account of the Prepetition Second Lien Notes Claims under the Plan to be distributed in accordance with the Prepetition Second Lien Notes Indenture, and neither the Prepetition Second Lien Notes Indenture Trustee nor the Prepetition Second Lien Holders shall be required to, and neither the Prepetition Second Lien Notes Indenture Trustee nor the Prepetition Second Lien Holders shall, hold in trust or pay over any such distributions under the Plan to the Prepetition First Lien Agents or the Prepetition First Lien Lenders, whether pursuant to the Prepetition Intercreditor Agreement or otherwise.

49. Medtronic License Agreement. Notwithstanding anything to the contrary in this Confirmation Order, the assumption of that certain Patent License and Settlement Agreement dated as of May 31, 2019 by and between Endologix Inc. and Medtronic Vascular, Inc. (the “Medtronic License Agreement”) and the determination and payment of $60,662 in alleged cure costs in respect of the Medtronic License Agreement shall not release, waive, or otherwise affect any other obligations now or hereafter owing in respect of the Medtronic License Agreement or any right or defense of the parties in respect thereof, including any right of reporting or audit in respect of any such obligations, provided that no such obligations shall affect the assumption of the Medtronic License Agreement, to which assumption Medtronic Vascular, Inc. has consented on the terms and subject to the provisions of this Confirmation Order. Specifically, and without

45

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 46 of 111

limiting the foregoing, neither the assumption of the Medtronic License Agreement, the confirmation or effectiveness of the Plan, or any other term or provision of this Confirmation Order shall affect the claims, rights, and defenses of the parties in respect of the Medtronic License Agreement as they relate to the Endologix Inc.’s “Alto” products and whether and to what extent royalties in respect of such “Alto” products for any time period are required to be paid to Medtronic Vascular, Inc. under the terms of the Medtronic License Agreement, and all such claims, rights, and defenses are expressly reserved and shall be addressed pursuant to the terms of the Medtronic License Agreement and any arbitration or other process required by the terms of the Medtronic License Agreement, provided that all deadlines and other periods of time mandated by any such arbitration or other process shall be tolled from the date of this Confirmation Order to the date 60 days following the date of this Confirmation Order.

50. Texas Workforce Commission. Notwithstanding anything in the Plan to the contrary, the Plan shall not: (i) release or discharge any entity, other than the Debtors or Reorganized Debtors, from any liability owed to the Texas Workforce Commission (“TWC”) for a tax debt, including interest and penalties on such tax; and (ii) limit the Texas Workforce Commission’s setoff rights under 11 U.S.C. § 553. This provision is not an admission by any party that such liability or setoff rights exist.

51. A failure by the Reorganized Debtors to make payment to the TWC pursuant to the terms of the Plan shall be an event of default. If the Reorganized Debtors fail to cure such event of default as to tax payments within ten (10) days after service of written notice of default from TWC, TWC may (a) enforce the entire amount of its claim, (b) exercise all rights and remedies under applicable nonbankruptcy law, and (c) seek such relief from the Bankruptcy Court as may be appropriate. Notice of the default shall be served by first-class mail upon the

46

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 47 of 111

Reorganized Debtors and counsel for the Debtors in accordance with Article XII.K of the Plan. The Reorganized Debtors shall be allowed to cure up to two (2) defaults. Upon a third default, TWC, at its option, may declare the default non-curable and proceed to collect the remainder of the debt.

52. Headings. The headings contained within this Confirmation Order are used for the convenience of the parties and shall not alter or affect the meaning of the text of this Confirmation Order.

53. References to Plan Provisions. The failure specifically to include or reference any particular article, section or provision of the Plan (and the Plan Supplement) or any related document in this Confirmation Order shall not diminish or impair the effectiveness of such article, section or provision, it being the intent of the Bankruptcy Court that the Plan (and the exhibits and schedules thereto), inclusive of any express modifications set forth in this Confirmation Order, be confirmed in its entirety and any related documents be approved in their entirety and incorporated herein by reference.

54. No Admission or Waiver. None of the filing of the Plan, any statement or provision contained within the Plan or the taking of any action by any Debtor with respect to the Plan (and Plan Supplement), the Disclosure Statement or Confirmation Order shall be deemed to be an admission or wavier of any rights of any Debtor.

55. Confirmation Order Controlling. The provisions of the Plan and of this Confirmation Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided, however, that if there is any conflict or inconsistency between the Plan and this Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the terms of this Confirmation Order shall control and govern.

47

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 48 of 111

56. Applicable Non-Bankruptcy Law. Pursuant to and to the extent set forth in sections 1123(a) and 1142(a) of the Bankruptcy Code and the provisions of this Confirmation Order, the Plan, the Plan Supplement, and all other documents and agreements necessary to implement the Plan shall be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

57. Immediate Effectiveness of this Confirmation Order. Pursuant to Bankruptcy Rule 3020(e), the fourteen day stay of this Confirmation Order is waived and the Debtors are hereby authorized to consummate the Plan and the transactions contemplated thereby immediately upon the entry of this Confirmation Order upon the Bankruptcy Court’s docket.

58. Final Order. This Confirmation Order is a final order and the period in which an appeal thereof must be filed shall commence upon its entry.

59. Governmental Units. Unless otherwise agreed or consented to by a Governmental Unit, no provision in the Plan or in this Confirmation Order: (i) releases any Released Party or Exculpated Parties other than the Debtors or Reorganized Debtors from any claim or cause of action held by a Governmental Unit; or (ii) enjoins, limits, impairs or delays any Governmental Unit from commencing or continuing any claim, suit, action, proceeding, cause of action, or investigation against any Released Party or Exculpated Parties other than the Debtors or Reorganized Debtors; provided; however, that nothing in the Plan or in the Confirmation Order, including clauses (i) and (ii) above, shall discharge, release, enjoin, or otherwise bar (a) any liability of the Debtors or the Reorganized Debtors to a Governmental Unit arising on or after the Confirmation Date with respect to events occurring on or after the Confirmation Date, (b) any liability to a Governmental Unit that is not a Claim, (c) any valid right of setoff or recoupment of a Governmental Unit, and (d) any police or regulatory action by a Governmental Unit.

48

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 49 of 111

###END OF ORDER###

Order submitted by:

DLA PIPER LLP (US)

By:	/s/ Andrew B. Zollinger

James P. Muenker, State Bar No. 24002659
Andrew B. Zollinger, State Bar No. 24063944
David E. Avraham, State Bar No. 24117868
DLA Piper LLP (US)
1900 North Pearl Street, Suite 2200
Dallas, Texas 75201

Tel:	(214) 743-4500

Fax:	(214) 743-4545

E-mail:	james.muenker@us.dlapiper.com
andrew.zollinger@us.dlapiper.com
david.avraham@us.dlapiper.com

- and -

Thomas R. Califano (admitted pro hac vice)
DLA Piper LLP (US) 1251 Avenue of the Americas
New York, New York 10020-1104

Tel:	(212) 335-4500

Fax:	(212) 335-4501

E-mail:	thomas.califano@us.dlapiper.com

- and -

Rachel Nanes (admitted pro hac vice)
DLA Piper LLP (US) 200 South Biscayne Boulevard, Suite 2500
Miami, Florida 33131

Tel:	(305) 423-8563

Fax:	(305) 675-8206

E-mail:	rachel.nanes@us.dlapiper.com

Counsel for the Debtors

49

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 50 of 111

SCHEDULE 1

LIST OF FULLY ADMINISTERED CASES

1.	Endologix, Inc.

2.	CVD/RMS Acquisition Corp.

3.	TriVascular Technologies, Inc.

4.	RMS/Endologix Sideways Merger Corp.

5.	Nellix, Inc.

6.	TriVascular, Inc.

7.	Endologix Canada, LLC

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 51 of 111

EXHIBIT A

THE PLAN

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 52 of 111

James P. Muenker, State Bar No. 24002659	Thomas R. Califano (admitted pro hac vice)
Andrew B. Zollinger, State Bar No. 24063944	DLA Piper LLP (US)
David E. Avraham, State Bar No. 24117868	1251 Avenue of the Americas
DLA Piper LLP (US)	New York, New York 10020
1900 North Pearl Street, Suite 2200	Tel: (212) 335-4500
Dallas, Texas 75201	Fax: (212) 335-4501
Tel: (214) 743-4500	Email: thomas.califano@us.dlapiper.com
Fax: (214) 743-4545
E-mail: andrew.zollinger@us.dlapiper.com	Rachel Nanes (admitted pro hac vice)
david.avraham@us.dlapiper.com	DLA Piper LLP (US)
200 South Biscayne Boulevard, Suite 2500
Counsel for the Debtors	Miami, Florida 33131
Tel: (305) 423-8563
Fax: (305) 675-8206
Email: rachel.nanes@us.dlapiper.com

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

In re:	§	Chapter 11
§
TRIVASCULAR SALES LLC, et al.,[1]	§	Case No. 20-31840 (SGJ)
§
Debtors.	§	(Jointly Administered)

DEBTORS’ THIRD AMENDED JOINT PLAN OF REORGANIZATION

UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtors’ federal tax identification number, are: TriVascular Sales LLC (9179), Endologix, Inc. (8265), CVD/RMS Acquisition Corp. (8438), TriVascular Technologies, Inc. (7313), RMS/Endologix Sideways Merger Corp. (2974), Nellix, Inc. (8416), TriVascular, Inc. (2620), and Endologix Canada, LLC (2872). The corporate headquarters and the mailing address for the Debtors listed above is 2 Musick, Irvine, California 92618.

1

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 53 of 111

DEBTORS’ THIRD AMENDED JOINT PLAN OF REORGANIZATION

UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

TriVascular Sales LLC and certain of its Affiliates and subsidiaries in the above-captioned Chapter 11 Cases, as debtors and debtors in possession (each a “Debtor” and collectively, the “Debtors”) hereby propose this joint plan of reorganization for the resolution of outstanding claims against and equity interests in the Debtors. Capitalized terms used in the Plan and not otherwise defined have the meanings ascribed to such terms in Article I.A of this Plan.

Reference is made to the Disclosure Statement, filed contemporaneously with the Plan, for a discussion of the Debtors’ history, businesses, historical financial information, valuation, liquidation analysis, projections, and operations as well as a summary and analysis of the Plan and certain related matters, including distributions to be made under this Plan.

ALL HOLDERS OF CLAIMS AND INTERESTS ARE ENCOURAGED TO READ

THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY.

ARTICLE I.

DEFINED TERMS AND RULES OF INTERPRETATION

A.	Defined Terms

Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form herein:

“3.25% Notes” means the 3.25% convertible senior notes due 2020 issued pursuant to the 3.25 Notes Indenture.

“3.25% Notes Indenture” means that certain second supplemental indenture dated November 2, 2015 between Endologix as Issuer and the 3.25% Notes Indenture Trustee.

“3.25% Notes Indenture Trustee” means Wells Fargo Bank, National Association.

“Accrued Professional Compensation Claim” means, at any date, a Claim for all accrued fees and reimbursable expenses for services rendered by a Retained Professional in the Chapter 11 Cases through and including such date, to the extent that such fees and expenses have not been previously paid whether under a retention order with respect to such Retained Professional or otherwise. To the extent that there is a Final Order denying some or all of a Retained Professional’s fees or expenses, such denied amounts shall no longer be considered an Accrued Professional Compensation Claim. The aggregate Accrued Professional Compensation Claims of the Creditors’ Committee’s Retained Professionals shall not exceed the Creditors’ Committee Professional Fee Cap.

“Administrative Claim” means a Claim for costs and expenses of administration of the Chapter 11 Cases that are Allowed under sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 54 of 111

Bankruptcy Code, including, without limitation: (a) any actual and necessary costs and expenses incurred on or after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) Accrued Professional Compensation Claims and any other compensation for legal, financial, advisory, accounting, and other services and reimbursement of expenses Allowed by the Bankruptcy Court under sections 328, 330, 331 or 503(b) of the Bankruptcy Code to the extent incurred on or after the Petition Date and through the Effective Date; and (c) all fees and charges assessed against the Estates under section 1930, chapter 123, of title 28, United States Code.

“Affiliate” means, with respect to any Entity, an “affiliate” as defined in section 101(2) of the Bankruptcy Code as if such entity were a debtor.

“Allowed” means, with respect to any Claim, an Allowed Claim in a particular Class or category specified. Any reference herein to the allowance of a particular Allowed Claim includes both the secured and unsecured portions of such Claim (unless the context indicates to the contrary).

“Allowed Claim” means any Claim that is not a Disputed Claim or a Disallowed Claim and (a) for which a Proof of Claim has been timely Filed by the applicable Claims Bar Date and as to which no objection to allowance thereof has been timely interposed within the applicable period of time fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules or order of the Bankruptcy Court; (b) that has been listed by the Debtors in their Schedules as liquidated in a specified amount and is not disputed or contingent and for which no contrary Proof of Claim has been timely Filed; or (c) that is expressly Allowed under the terms of this Plan or a Final Order of the Bankruptcy Court. The term “Allowed Claim” shall not, for purposes of computing distributions under this Plan, include interest, fees (including attorneys’ fees), costs or charges on such Claim from and after the Petition Date, except as provided in sections 506(b) or 511 of the Bankruptcy Code or as otherwise expressly set forth in this Plan or a Final Order of the Bankruptcy Court.

“Assumed Trade Claim” means an unsecured Claim of a trade creditor that has entered into a Modified Trade Contract with the Debtors.

“Avoidance Actions” means any and all avoidance, recovery, subordination or similar actions or remedies that may be brought by and on behalf of the Debtors or their Estates under the Bankruptcy Code or applicable non-bankruptcy law, including, without limitation, actions or remedies arising under chapter 5 of the Bankruptcy Code.

“Ballots” means the ballots accompanying the Disclosure Statement, in the form approved by the Disclosure Statement Order.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended from time to time and as applicable to the Chapter 11 Cases.

“Bankruptcy Court” means the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, or any other court having original jurisdiction over the Chapter 11 Cases.

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 55 of 111

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the Local Rules, in each case as amended from time to time and as applicable to the Chapter 11 Cases.

“Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

“Cash” means the legal tender of the United States of America or the equivalent thereof.

“Causes of Action” means any claims, causes of action (including Avoidance Actions), demands, actions, suits, obligations, liabilities, cross-claims, counterclaims, offsets, or setoffs of any kind or character whatsoever, in each case whether known or unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, existing or hereafter arising, under statute, in contract, in tort, in law, or in equity, or under any other theory of law, federal or state, whether asserted or assertable directly or derivatively in law or equity or otherwise by way of claim, counterclaim, cross-claim, third party action, action for indemnity or contribution or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Chapter 11 Cases, including through the Effective Date now owned or hereafter acquired by the Debtors and/or their Estates.

“Chapter 11 Case(s)” means (a) when used with reference to a particular Debtor, the case under chapter 11 of the Bankruptcy Code commenced by such Debtor in the Bankruptcy Court, and (b) when used with reference to all Debtors, the jointly administered chapter 11 cases for all of the Debtors.

“Charging Lien” means any lien or other priority in payment to which any of the Indenture Trustees is entitled pursuant any of the Indentures, as applicable, for the payment of any of the Trustee Fees.

“Claim” is as defined in section 101(5) of the Bankruptcy Code against any Debtor.

“Claims Bar Date” means the last date for filing a Proof of Claim in these Chapter 11 Cases as established by the Court, being November 12, 2020, or, with respect to a Proof of Claim filed by a Governmental Unit, February 9, 2021.

“Claims Objection Deadline” means, with respect to any Claim, the later of (a) one hundred eighty (180) days after the Effective Date; or (b) such other date as may be specifically fixed by Final Order of the Bankruptcy Court for objecting to such Claim.

“Claims Register” means the official register of Claims maintained by the Voting and Claims Agent.

“Class” means a category of Holders of Claims or Equity Interests as set forth in Article III hereof under section 1122(a) of the Bankruptcy Code.

“Collateral” means any property or interest in property of the Debtors’ Estates that is subject to a valid and enforceable Lien to secure a Claim.

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 56 of 111

“Confirmation” means the occurrence of the Confirmation Date, subject to all conditions specified in Article VIII of this Plan having been satisfied or waived.

“Confirmation Date” means the date on which the clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court in the Chapter 11 Cases.

“Confirmation Hearing” means the hearing held by the Bankruptcy Court under section 1128 of the Bankruptcy Code to consider confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

“Confirmation Order” means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

“Consummation” means the occurrence of the Effective Date.

“Convertible Notes Indenture Trustee” means Wilmington Trust, National Association, in its capacity as trustee under each of the Mandatory Convertible Notes Indenture and the Voluntary Convertible Notes Indenture.

“Creditors’ Committee” means the official committee of unsecured creditors appointed on July 16, 2020 by the United States Trustee in the Chapter 11 Cases under section 1102 of the Bankruptcy Code [Docket No. 95], as reconstituted from time to time.

“Creditors’ Committee Professional Fee Cap” means $2,250,000.

“Cure Claim Amount” has the meaning set forth in Article V.B of this Plan.

“Debtor Release” has the meaning set forth in Article IX.B.1 hereof.

“Debtor Releasing Parties” has the meaning set forth in Article IX.B.1 hereof.

“Definitive Documentation” means the definitive documents and agreements governing this Plan and the transactions contemplated hereunder (including any related orders, agreements, instruments, schedules, or exhibits) that are contemplated by and referenced in this Plan (as amended, modified, or supplemented from time to time), including: (i) the motion seeking authority to obtain post-petition financing, use cash collateral and grant adequate protection, and the interim and final orders to be entered by the Bankruptcy Court approving such motion and all security documents and other loan documents in connection therewith; (ii) this Plan (including all exhibits and supplements hereto); (iii) the Disclosure Statement and the other solicitation materials in respect of this Plan; (iv) the Confirmation Order and pleadings in support of entry of the Confirmation Order; (v) the Exit Facility Documents; (vi) those motions and proposed court orders that the Debtors file on or after the Petition Date and seek to have heard on an expedited basis at the “first-day hearing”; (vii) the documents or agreements for the governance of the Reorganized Debtors, including any shareholders’ agreements and certificates of incorporation; (viii) all management or consulting agreements of the Reorganized Debtors; (ix) all agreements relating to warrants or other interests exercisable into shares of the Reorganized Debtors; and (x) the Restructuring Documents and such other documents, pleadings, agreements or supplements as may be reasonably necessary or advisable to implement the Restructuring Transactions, and in the case

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 57 of 111

of all such documents described in clauses (i) through (x) consistent in all respects with all other terms and provisions of the Plan, and, except as otherwise set forth herein, acceptable in form and substance to the Debtors or Reorganized Debtors, as applicable.

“DIP Facility” means the senior secured superpriority financing facility approved in the DIP Facility Order.

“DIP Facility Agent” means Deerfield Private Design Fund IV, L.P, solely in its capacity as administrative agent under the DIP Facility Loan Agreement, its successors, assigns, or any replacement agent appointed pursuant to the terms of the DIP Facility Loan Agreement.

“DIP Facility Claim” means the Secured Claim held by the DIP Facility Lenders or the DIP Facility Agent arising under or in any way relating to the DIP Facility Loan Agreement or the DIP Facility Order, including any and all fees, interests, and accrued but unpaid interest, Claims related to adequate protection, and fees arising under the DIP Facility Loan Agreement or the DIP Facility Order, which shall be Allowed for all purposes under this Plan for the amount set forth in the DIP Facility Order, as amended or modified.

“DIP Facility Lenders” means the financial institutions from time to time party to the DIP Facility Loan Agreement.

“DIP Facility Loan Agreement” means the Superpriority Secured Debtor-in-Possession Credit Agreement, dated as of July 7, 2020, by and among Endologix, Inc., as Borrower, and certain subsidiaries of Borrower, as guarantors, the DIP Facility Agent, and the DIP Facility Lenders, with any assignments, amendments, modifications, or supplements thereto as permitted by the DIP Facility Order or any other order of the Bankruptcy Court.

“DIP Facility Order” means the Final Order Pursuant to Section 105, 361, 362, 363, 364 and 507 of the Bankruptcy Code and Rules 2002, 4001, 6004 and 9014 of the Federal Rules of Bankruptcy Procedure (I) Authorizing the Debtors to (a) Use Cash Collateral and (b) Obtain Senior Secured Superpriority Postpetition Financing and Grant Liens and Superpriority Administrative Expense Claims, (II) Providing Adequate Protection, and (III) Granting Related Relief [Docket No. 268] which was entered by the Bankruptcy Court on August 14, 2020, and authorized the Debtors to enter into the DIP Facility Loan Agreement and access the DIP Facility and as may be further amended, supplemented, or modified from time to time.

“Disallowed Claim” means a Claim, or any portion thereof, that (a) has been disallowed by a Final Order, or (b) (i) is Scheduled at zero, in an unknown amount or as contingent, disputed or unliquidated and (ii) as to which the Claims Bar Date has been established but no Proof of Claim has been timely Filed or deemed timely Filed under applicable law.

“Disclosure Statement” means that certain Disclosure Statement for the Debtors’ Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated as of August 3, 2020 (as amended, amended and restated, supplemented or otherwise modified from time to time) that was approved by the Disclosure Statement Order.

“Disclosure Statement Order” means that certain Order (I) Approving the Disclosure Statement, (II) Determining Dates, Procedures, and Forms Applicable to Solicitation Process,

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 58 of 111

(III) Establishing Vote Tabulation Procedures, and (IV) Establishing Objection Deadline and Scheduling Plan Confirmation Hearing, entered by the Bankruptcy Court on August 5, 2020 [Docket No. 206], as such order may be amended, supplemented, or modified from time to time.

“Disputed Claim” means any Claim, or any portion thereof, that is not a Disallowed Claim, that has not been Allowed under this Plan or a Final Order of the Bankruptcy Court, and

(a) if a Proof of Claim has been timely Filed by the applicable Claims Bar Date, such Claim is designated on such Proof of Claim as unliquidated, contingent or disputed, or in zero or unknown amount, and has not been resolved by written agreement of the parties or a Final Order of the Bankruptcy Court; or

(b) if either (1) a Proof of Claim has been timely Filed by the applicable Claims Bar Date or (2) a Claim has been listed on the Schedules as other than unliquidated, contingent or disputed, or in zero or unknown amount, a Claim (i) as to which any Debtor has timely Filed an objection or request for estimation in accordance with this Plan, the Bankruptcy Code, the Bankruptcy Rules, and any orders of the Bankruptcy Court or for which such time period to object or File a request for estimation has not yet expired as of the applicable date of determination or (ii) which is otherwise disputed by any Debtor in accordance with applicable law, in each case which objection, request for estimation or dispute has not been withdrawn, overruled or determined by a Final Order; or

(c) that is the subject of an objection or request for estimation Filed in the Bankruptcy Court and which such objection or request for estimation has not been withdrawn, resolved or overruled by Final Order of the Bankruptcy Court; or

(d) that is otherwise disputed by any Debtor in accordance with the provisions of this Plan or applicable law, which dispute has not been withdrawn, resolved or overruled by Final Order.

“Disputed Claim Procedures” means the procedures for resolving or estimating Disputed Claims pursuant to a Final Order regarding the Debtors’ Motion for Entry of an Order Pursuant to Sections 105 and 502(c) of the Bankruptcy Code (I) Establishing Disputed Claim Procedures and (II) Granting Related Relief [Docket No. 300].

“Distribution Agent” means any Entity or Entities designated by the Debtors or Reorganized Debtors, as applicable, to act as distribution agent under Article VI.B of this Plan; provided, that, (i) the 3.25% Notes Indenture Trustee shall be the Distribution Agent with respect to the 3.25% Notes; (ii) the Prepetition Second Lien Notes Indenture Trustee shall be the Distribution Agent with respect to the Prepetition Second Lien Notes; and (iii) the Convertible Notes Indenture Trustee shall be the Distribution Agent with respect to the Voluntary Convertible Notes and the Mandatory Convertible Notes.

“Distribution Record Date” means the date for determining which Holders of Claims and Equity Interests are eligible to receive distributions under this Plan, which date shall be the Effective Date.

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 59 of 111

“Effective Date” means the first Business Day selected by the Debtors (with the reasonable consent of the Creditors’ Committee) on which (a) the conditions specified in Article VIII of this Plan have been satisfied or waived in accordance with the terms of Article VIII, and (b) no stay of the Confirmation Order is in effect.

“Endologix” means Endologix, Inc.

“Entity” is as defined in section 101(15) of the Bankruptcy Code.

“Equity Interest” means any Equity Security in any Debtor, including, without limitation, all issued, unissued, authorized or outstanding units and other ownership interests, including limited liability company interests, together with (a) any options, warrants or contractual rights to purchase or acquire any such Equity Securities at any time with respect to any Debtor, and all rights arising with respect thereto and (b) the rights of any Entity to purchase or demand the issuance of any of the foregoing and shall include: (i) conversion, exchange, voting, participation, dividend and distribution rights; (ii) liquidation preferences; (iii) options, warrants, and call and put rights; (iv) share-appreciation rights; and (v) all unexercised Equity Interests.

“Equity Security” is as defined in section 101(16) of the Bankruptcy Code.

“Estate(s)” means, individually, the estate of each of the Debtors and, collectively, the estates of all of the Debtors created under section 541 of the Bankruptcy Code.

“Excess Product Liability Claim” means the amount of any Product Liability Claim that exceeds the amount payable by the applicable Insurance Policy or Insurer.

“Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. §§ 78a et seq., as now in effect or hereafter amended, and any similar federal, state or local law.

“Exculpated Parties” means, collectively, and in each case in their capacity as such: (i) the Debtors and the Reorganized Debtors; (ii) the Creditors’ Committee and the members thereof, solely in such capacity; (iii) the DIP Facility Lenders, (iv) the Exit Facility Lenders, (v) the DIP Facility Agent, (vi) the Prepetition First Lien Lenders, (vii) the Prepetition First Lien Agents, (viii) each of the Indenture Trustees, and (ix) with respect to each of the foregoing Entities, each of their respective Related Persons.

“Exculpation” means the exculpation provision set forth in Article IX.E hereof.

“Executory Contract” means all contracts and leases to which any Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

“Exhibit” means an exhibit annexed to either this Plan or as an appendix to the Disclosure Statement (as such exhibits are amended, modified or otherwise supplemented from time to time).

“Existing Equity Interests” means all common stock, preferred stock, and membership interests, as applicable, of the Debtors issued and outstanding as of the Effective Date, whether or not transferable or fully vested.

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 60 of 111

“Exit Facility” means the first lien secured exit financing facility (or facilities) entered into by the Debtors, which will have the terms set forth in the Exit Facility Documents and as disclosed in the Plan Supplement.

“Exit Facility Documents” means any documentation necessary to effectuate the Exit Facility.

“Exit Facility Indebtedness” means all indebtedness, guarantees, or other obligations arising under the Exit Facility Documents.

“Exit Facility Lenders” means the DIP Facility Lenders.

“Face Amount” means (a) when used in reference to a Disputed Claim, the full stated amount of the Claim asserted by the applicable Holder in any Proof of Claim timely Filed with the Bankruptcy Court and (b) when used in reference to an Allowed Claim, the Allowed amount of such Claim.

“File” or “Filed” or “Filing” means file, filed or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

“Final Order” means an order or judgment of the Bankruptcy Court, or court of competent jurisdiction with respect to the subject matter, as entered on the docket in any Chapter 11 Case or the docket of any court of competent jurisdiction, and as to which the time to appeal, or seek certiorari or move for a new trial, reargument, or rehearing has expired and no appeal or petition for certiorari or other proceedings for a new trial, reargument, or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be timely Filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument, or rehearing shall have been denied, resulted in no stay pending appeal of such order, or has otherwise been dismissed with prejudice; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not preclude such order from being a Final Order.

“First Lien Claim” means a Claim arising under or in any way relating to the Prepetition First Lien Agreements.

“General Administrative Claim” means an Administrative Claim, other than an Accrued Professional Compensation Claim and Claims for fees and expenses under 28 U.S.C § 1930(a).

“General Unsecured Claim” means any Claim, including each Second Lien Claim, Unsecured Notes Claim, Excess Product Liability Claim and Intellectual Property Claim, that is not (i) a Secured Claim, (ii) an Assumed Trade Claim, (iii) an Intercompany Claim, or (iv) a Claim entitled to priority under the Bankruptcy Code or any Final Order of the Bankruptcy Court.

“Governmental Unit” is as defined in section 101(27) of the Bankruptcy Code.

“GUC Distribution Amount” means $3,500,000.

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 61 of 111

“Holder” means an Entity holding a Claim or Equity Interest.

“Impaired” means, when used in reference to a Claim or Equity Interest, a Claim or Equity Interest that is “impaired” within the meaning of section 1124 of the Bankruptcy Code.

“Indenture Trustees” means, collectively, (i) the 3.25% Notes Indenture Trustee, (ii) the Prepetition Second Lien Notes Indenture Trustee, and (iii) the Convertible Notes Indenture Trustee.

“Indentures” means, collectively, (i) the 3.25% Notes Indenture, (ii) the Prepetition Second Lien Notes Indenture, (iii) the Mandatory Convertible Notes Indenture, and (iv) the Voluntary Convertible Notes Indenture.

“Initial Distribution Date” means the date that is as soon as practicable after the Effective Date, but no later than thirty (30) days after the Effective Date, when, subject to the “Treatment” sections in Article III hereof, distributions under this Plan shall commence to Holders of Allowed Claims.

“Insurance Policy” and, collectively, the “Insurance Policies” means each of the insurance policies issued to or for the benefit of any Debtor(s) or any of their predecessors-in-interest at any time and any agreements, documents or instruments related thereto, excluding any insurance policy for directors’, managers’, and officers’ liability.

“Insurer” means any company or other entity that issued an Insurance Policy, any third party administrator, and any respective predecessors and/or affiliates thereof.

“Intellectual Property Claim” means any Claim allegedly arising prior to the Petition Date from or relating to infringement, misappropriation, or other intellectual property claims, regardless of whether any cause of action has been commenced in relation to such Claim.

“Intercompany Claim” means any Claim against a Debtor held by another Debtor or by a non-Debtor subsidiary of a Debtor.

“Lien” means a “lien” as defined in section 101(37) of the Bankruptcy Code, and, with respect to any property or asset, includes, without limitation, any mortgage, deed of trust, lien, pledge, charge, security interest or other encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such property or asset.

“Liquidating Debtors” means those Debtors identified in the Plan Supplement that will be dissolved on the Effective Date.

“LLC Agreement” means the limited liability company agreement of Reorganized Endologix to be entered into on or promptly following the Effective Date, which shall be substantially in the form included in the Plan Supplement.

“Local Rules” means the Local Rules of Bankruptcy Practice and Procedure of the Bankruptcy Court.

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 62 of 111

“Management Incentive Plan” means a post-emergence management incentive plan, as contemplated by, and consistent with, Article IV.C of the Plan.

“Mandatory Convertible Notes” means the 5% mandatory convertible senior notes due 2024 issued pursuant to the Mandatory Convertible Notes Indenture.

“Mandatory Convertible Notes Indenture” means that certain indenture dated as of April 3, 2019 between Endologix, as Issuer, and the Unsecured Notes Indenture Trustee, as Trustee thereunder, pursuant to which the Mandatory Convertible Notes were issued, as may be amended, supplemented, or otherwise modified from time to time.

“Modified Trade Contract” means an amended contract between the Debtors and a trade creditor, which contract, subject to Bankruptcy Court approval, shall amend, restate, modify and supersede any prior contract between the parties.

“New Equity Documents” means any shareholder agreement, limited liability company agreement, organizational documents, evidence of equity interests (including share certificates or other mutually agreed evidence of equity interests), or other governance documents for the Reorganized Debtors.

“New Equity Interests” means the equity or membership interests of Reorganized Endologix issued pursuant to the Plan.

“New Equity Interest Distribution” means the issuance of one hundred percent (100%) of the New Equity Interests on or promptly following the Effective Date to Holders of (i) Allowed DIP Facility Claims; and (ii) Allowed First Lien Claims in Class 2, subject only to dilution only on account of the Management Incentive Plan.

“New Manager” means the manager of Reorganized Endologix, as determined in accordance with the New Equity Documents.

“Non-Debtor Releasing Parties” means, collectively, the following, in each case in their capacity as such unless noted otherwise: (i) each Holder of an Impaired Claim or Existing Equity Interests that (a) votes to accept the Plan or (b) votes to reject the Plan and does not opt-out of the voluntary release contained in Article IX.B.2 of the Plan by checking the opt-out box on the Ballot, and returning it in accordance with the instructions set forth thereon, indicating that they opt not to grant the releases provided in the Plan; and (ii) the respective Related Persons, and each of their predecessors, successors and assigns, of each of the Entities described in the foregoing clause.

“Notice” has the meaning set forth in Article XII.J of this Plan.

“Other Priority Claim” means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

“Other Secured Claim” means any Secured Claim against a Debtor other than a First Lien Claim or a DIP Facility Claim.

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 63 of 111

“Person” means a “person” as defined in section 101(41) of the Bankruptcy Code and also includes any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other Entity, whether acting in an individual, fiduciary or other capacity.

“Petition Date” means July 5, 2020, the date on which the Debtors commenced the Chapter 11 Cases.

“Plan” means this Debtors’ Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated as of September 14, 2020, including the Exhibits and Plan Schedules and all supplements, appendices, and schedules thereto, either in its present form or as the same may be amended, supplemented, or modified from time to time.

“Plan Schedule” means a schedule annexed to this Plan or an appendix to the Disclosure Statement (as amended, supplemented or otherwise modified from time to time).

“Plan Supplement” means, collectively, the compilation of documents, forms of documents and/or term sheets relevant to the implementation of the Plan, and all exhibits, attachments, schedules, agreements, documents and instruments referred to therein, ancillary or otherwise, including, without limitation, the Exhibits and Plan Schedules, to be Filed with the Bankruptcy Court at least seven (7) days prior to the Confirmation Hearing, all of which are incorporated by reference into, and are an integral part of, this Plan.

“Post-Restructuring Insurance” means insurance (under one or more policies, including product liability insurance) that is acceptable to the Exit Facility Lenders providing coverage for the risks of the business and the Reorganized Debtors and their properties and assets.

“Prepetition ABL Agent” means Deerfield ELGX Revolver, LLC.

“Prepetition ABL Agreement” means that certain agreement dated as of August 9, 2018, by and among Endologix, certain of its subsidiaries, the Prepetition ABL Agent, and the Prepetition ABL Lenders.

“Prepetition ABL Lenders” means the lenders party to the Prepetition ABL Agreement.

“Prepetition First Lien Agents” means the Prepetition Term Loan Agent and the Prepetition ABL Agent.

“Prepetition First Lien Agreements” means the Prepetition Term Loan Agreement and the Prepetition ABL Agreement.

“Prepetition First Lien Lenders” means the lenders party to the Prepetition First Lien Agreements.

“Prepetition Second Lien Notes” means the 5% voluntary convertible senior secured notes due 2024 issued pursuant to the Prepetition Second Lien Notes Indenture.

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 64 of 111

“Prepetition Second Lien Notes Claim” means a Claim arising under or in any way relating to the Prepetition Second Lien Notes.

“Prepetition Second Lien Notes Indenture” means that certain indenture dated February 24, 2020 between Endologix, as Issuer, and BOKF, NA, as successor to Wilmington Trust, National Association as Trustee

“Prepetition Second Lien Notes Indenture Trustee” means BOKF, NA, as Indenture Trustee pursuant to the Prepetition Second Lien Notes Indenture.

“Prepetition Term Loan Agent” means Deerfield Private Design Fund IV, L.P.

“Prepetition Term Loan Agreement” means that certain amended and restated facility agreement dated as of August 9, 2018, by and among Endologix, certain of its subsidiaries, the Prepetition Term Loan Agent, and the lenders party thereto.

“Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

“Pro Rata” means the proportion that (a) the Face Amount of a Claim in a particular Class or Classes (or portions thereof, as applicable) bears to (b) the aggregate Face Amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) in such Class or Classes (or portions thereof, as applicable), unless this Plan provides otherwise, or such other proportion as mutually agreed between or among the members of a Class.

“Product Liability Claim” means any Claim allegedly arising prior to the Petition Date from or relating to a defective design, manufacturing defect and/or a warning or labeling defect, which is covered in whole or in part by an Insurance Contract, regardless of whether any cause of action has been commenced in relation to such Claim.

“Professional Fee Escrow Account” means an interest-bearing segregated account in an amount equal to the Professional Fee Reserve Amount funded and maintained by the Reorganized Debtors on and after the Effective Date solely for the purpose of paying all Allowed and unpaid fees and expenses of Retained Professionals in the Chapter 11 Cases.

“Professional Fee Reserve Amount” means the aggregate Accrued Professional Compensation Claims through the Effective Date as estimated by the Retained Professionals in accordance with Article II.A.2.c of this Plan.

“Proof of Claim” means a proof of Claim Filed against any Debtor in the Chapter 11 Cases.

“Reinstated” or “Reinstatement” means, with respect to Claims and Equity Interests, that the Claim or Equity Interest shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

“Related Persons” means, with respect to any Person, such Person’s Affiliates (whether by operation of law or otherwise) and each of their respective subsidiaries, and each of their respective current and former officers, directors, principals, employees, shareholders, members (including ex

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 65 of 111

officio members and managing members), managers, managed accounts or funds, management companies, fund advisors, advisory board members, partners, agents, financial advisors, attorneys, accountants, investment bankers, investment advisors, consultants, representatives, and other professionals, in each case acting in such capacity at any time on or after the Petition Date, and any Person claiming by or through any of them, including such Related Persons’ respective heirs, executors, estates, servants, and nominees; provided, however, that no insurer of any Debtor shall constitute a Related Person of any Debtor or Reorganized Debtor.

“Release” means the release given by the Releasing Parties to the Released Parties as set forth in Article IX.B hereof.

“Released Party” and, collectively, the “Released Parties” means each of the following, in each case in their capacity as such: (i) the Debtors; (ii) the Creditors’ Committee and its current and former members; (iii) the DIP Facility Agent; (iv) the DIP Facility Lenders; (v) the Prepetition First Lien Lenders; (vi) the Prepetition First Lien Agents, (vii) each of the Indenture Trustees; and (viii) the respective Related Persons, and each of their predecessors, successors and assigns, of each of the foregoing Entities.

“Releasing Party” has the meaning set forth in Article IX.B.2 hereof.

“Reorganized Debtor” means a Debtor, as reorganized under the Plan, or any successor thereto by merger, consolidation, or otherwise on or after the Effective Date, including any transferee, assignee, or successor of any Reorganized Debtor.

“Reorganized Endologix” means Endologix, as reorganized under the Plan, or any successor thereto by merger, consolidation, or otherwise on or after the Effective Date, including any transferee, assignee, or successor.

“Restructuring Documents” means, collectively, the documents and agreements (and the exhibits, schedules, annexes and supplements thereto) necessary to implement, or entered into in connection with, this Plan, which may include, without limitation, the Plan Supplement, the Exhibits, the Plan Schedules, and the New Equity Documents.

“Restructuring Transactions” has the meaning ascribed thereto in Article IV.A.1 of this Plan.

“Retained Professional” and collectively, “Retained Professionals” means any Entity: (a) employed in the Chapter 11 Cases under a Final Order in accordance with section 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, under sections 327, 328, 329, 330, or 331 of the Bankruptcy Code (other than an ordinary course professional retained under an order of the Bankruptcy Court); or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court under section 503(b)(4) of the Bankruptcy Code.

“Scheduled” means with respect to any Claim, the status and amount, if any, of such Claim as set forth in the Schedules.

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 66 of 111

“Schedules” means the schedules of assets and liabilities, schedules of Executory Contracts, and statement of financial affairs Filed by the Debtors under section 521 of the Bankruptcy Code and the applicable Bankruptcy Rules, as such Schedules may be amended, modified, or supplemented from time to time.

“Second Lien Claim” means a Claim arising under or in any way relating to the Prepetition Second Lien Notes.

“Secured Claim” means a Claim that is secured by a Lien on property in which any of the Debtors’ Estates have an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Holder’s interest in such Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined under section 506(a) of the Bankruptcy Code or, in the case of setoff, under section 553 of the Bankruptcy Code.

“Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77c-77aa, as now in effect or hereafter amended, and any similar federal, state or local law.

“Settlement Stipulation” means the Stipulation and Agreed Order Resolving Plan Objections and Providing for a Consensual Plan of Reorganization Pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure filed contemporaneously herewith.

“Stamp or Similar Tax” means any stamp tax, recording tax, conveyance fee, intangible or similar tax, mortgage tax, personal or real property tax, real estate transfer tax, sales tax, use tax, transaction privilege tax (including, without limitation, such taxes on prime contracting and owner-builder sales), privilege taxes (including, without limitation, privilege taxes on construction contracting with regard to speculative builders and owner builders), and other similar taxes or fees imposed or assessed by any Governmental Unit.

“Subordinated Claim” means any Claim that is subject to (i) subordination under section 510(b) of the Bankruptcy Code or (ii) equitable subordination as determined by the Bankruptcy Court in a Final Order, including, without limitation, any Claim for or arising from the rescission of a purchase, sale, issuance, or offer of a security of any Debtor; for damages arising from the purchase or sale of such a security; or for reimbursement, indemnification, or contribution allowed under section 502 of the Bankruptcy Code on account of such Claim.

“Third Party Release” has the meaning ascribed thereto in Article IX.B.2 of this Plan.

“Trustee Fees” means, collectively, to the extent not previously paid in connection with the Chapter 11 Cases, all outstanding, reasonable, and documented compensation, fees, and expenses, whether incurred prior to or after the Effective Date, of (a) the Indenture Trustees, (b) counsel to the Indenture Trustees, and (c) any other advisors to the Trustees to the extent provided under the applicable Indenture(s).

“Unexpired Lease” means a lease to which any Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

“Unimpaired” means, with respect to a Class of Claims or Equity Interests, a Claim or an Equity Interest that is “unimpaired” within the meaning of section 1124 of the Bankruptcy Code.

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 67 of 111

“United States Trustee” means the United States Trustee for Region 6.

“Unsecured Notes Claim” means a Claim arising under or in any way relating to the (i) Voluntary Convertible Notes, (ii) Mandatory Convertible Notes, or (iii) 3.25% Notes.

“Voluntary Convertible Notes” means the 5% voluntary convertible senior notes due 2024 issued pursuant to that certain indenture dated April 3, 2019 between Endologix, as Issuer, and Wilmington Trust, National Association, as Trustee.

“Voting and Claims Agent” means Omni Agent Solutions, Inc., in its capacity as solicitation, notice, claims and balloting agent for the Debtors.

“Voting Classes” means Classes 2, 3 and 4.

B.	Rules of Interpretation

1.

For purposes herein: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) unless otherwise specified, any reference herein to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (c) unless otherwise specified, any reference herein to an existing document or exhibit having been Filed or to be Filed shall mean that document or exhibit, as it may thereafter be amended, modified, or supplemented; (d) unless otherwise specified, all references herein to “Articles” are references to Articles of this Plan; (e) the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) the words “include” and “including” and variations thereof shall not be deemed to be terms of limitation and shall be deemed to be followed by the words “without limitation”; (g) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws; (h) references to “Proofs of Claim,” “Holders of Claims,” “Disputed Claims,” and the like shall include “Proofs of Interest,” “Holders of Equity Interests,” “Disputed Interests,” and the like, as applicable; (i) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (j) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (k) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; and (l) any effectuating provisions may be interpreted by the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of the Plan without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity, and such interpretation shall control.

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 68 of 111

2.	All references in the Plan to monetary figures refer to currency of the United States of America, unless otherwise expressly provided.

3.

Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or to the Reorganized Debtors mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

C.	Computation of Time

Unless otherwise specifically stated in the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed in the Plan. If the date on which a transaction may occur under the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day. Any references to the Effective Date shall mean the Effective Date or as soon as reasonably practicable thereafter unless otherwise specified herein.

D.	Controlling Document

In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and the Plan Supplement, the Plan shall control. In the event of an inconsistency between the Plan and the Confirmation Order, the Confirmation Order shall control.

E.	Settlement Stipulation

Notwithstanding anything to the contrary in the Plan, the Plan Supplement, the Confirmation Order, or the Disclosure Statement, any and all rights in the Settlement Stipulation with respect to the form and substance of the Plan, the Plan Supplement, and any other documents relating to the Restructuring Transactions shall be incorporated by reference herein and fully enforceable as if stated in full herein.

ARTICLE II. ADMINISTRATIVE CLAIMS, PRIORITY TAX CLAIMS, UNITED STATES TRUSTEE STATUTORY FEES AND OTHER PRIORITY CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Priority Tax Claims, United States Trustee statutory fees, and Other Priority Claims have not been classified and, thus, are excluded from the Classes of Claims and Equity Interests set forth in Article III of this Plan.

A.	Administrative Claims

1.	General Administrative Claims

Subject to the provisions of sections 328, 330(a), and 331 of the Bankruptcy Code and except to the extent that a Holder of an Allowed General Administrative Claim and the applicable

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 69 of 111

Debtor before the Effective Date or the applicable Reorganized Debtor after the Effective Date agree to less favorable treatment, each Holder of an Allowed General Administrative Claim will be paid the full unpaid amount of such Allowed General Administrative Claim in Cash: (a) if such Allowed General Administrative Claim is based on liabilities that the Debtors incurred in the ordinary course of business on or after the Petition Date, in accordance with the terms and conditions of the particular transaction giving rise to such Allowed General Administrative Claim and without any further action by any Holder of such Allowed General Administrative Claim; (b) if such Allowed General Administrative Claim is due, on the Effective Date, or, if such Allowed General Administrative Claim is not due as of the Effective Date, on the date that such Allowed General Administrative Claim becomes due or as soon as reasonably practicable thereafter; (c) if a General Administrative Claim is not Allowed as of the Effective Date, on the date that is no later than sixty (60) days after the date on which an order allowing such General Administrative Claim becomes a Final Order of the Bankruptcy Court or as soon as reasonably practicable thereafter; or (d) at such time and upon such terms as set forth in a Final Order of the Bankruptcy Court.

2.	Accrued Professional Compensation Claims

a.	Final Fee Applications

All final requests for Accrued Professional Compensation Claims shall be Filed no later than thirty (30) days after the Effective Date. The amount of Accrued Professional Compensation Claims owed to the Retained Professionals shall be paid in Cash to such Retained Professionals from funds held in the Professional Fee Escrow Account after such Claims are Allowed by a Final Order. To the extent that funds held in the Professional Fee Escrow Account are unable to satisfy the amount of Accrued Professional Compensation Claims owed to the Retained Professionals, such Retained Professionals shall have an Allowed Administrative Claim for any such deficiency, which shall be satisfied in accordance with Article II.A.1 of this Plan. After all Allowed Accrued Professional Compensation Claims have been paid in full, any excess amounts remaining in the Professional Fee Escrow Account shall be returned to the Reorganized Debtors.

b.	Professional Fee Escrow Account

Prior to the Effective Date, the Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Reserve Amount. The Professional Fee Escrow Account shall be maintained in trust solely for the Retained Professionals. Such funds shall not be considered property of the Estates of the Debtors or property of the Reorganized Debtors.

c.	Professional Fee Reserve Amount

To receive payment for unbilled fees and expenses incurred through the Effective Date, the Retained Professionals shall estimate in good faith their Accrued Professional Compensation Claims (taking into account any retainers) prior to and as of the Effective Date and shall deliver such estimate to the Debtors at least seven (7) calendar days prior to the Effective Date; provided that such estimate shall not be considered a limitation with respect to the fees and expenses of such Retained Professional. If a Retained Professional does not provide such estimate, the Debtors may estimate the unbilled fees and expenses of such Retained Professional; provided that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Retained Professional. The total amount so estimated by the Retained Professionals or the Debtors, as applicable, shall comprise the Professional Fee Reserve Amount.

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 70 of 111

d.	Post-Effective Date Fees and Expenses

Upon the Effective Date, any requirement that Retained Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate. Each Reorganized Debtor may employ and pay any fees and expenses of any professional, including any Retained Professional, in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court, including with respect to any transaction, reorganization, or success fees payable by virtue of the Consummation of this Plan.

e.	Substantial Contribution Compensation and Expenses

Except as otherwise specifically provided in the Plan, any Entity that requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases under sections 503(b)(3), (4), and (5) of the Bankruptcy Code must File an application and serve such application on counsel for the Debtors or Reorganized Debtors, as applicable, and counsel for the Creditors’ Committee, as required by the Bankruptcy Court, the Bankruptcy Code, and the Bankruptcy Rules on or before ten (10) Business Days after the Confirmation Date.

f.	Creditors’ Committee Professional Fee Cap

Neither the Creditors’ Committee nor its Retained Professionals shall seek payment of Accrued Professional Compensation Claims in excess of the Creditors’ Committee Professional Fee Cap. Neither the Debtors nor Deerfield Partners, L.P., Deerfield Private Design Fund III, L.P. or Deerfield Private Design Fund IV, L.P. shall object to the Accrued Professional Compensation Claims of the Creditors’ Committee’s Retained Professionals provided that the aggregate of such Accrued Professional Compensation Claims are equal to or less than the Creditors’ Committee Professional Fee Cap.

B.	DIP Facility Claims

Except to the extent that the Holder of an Allowed DIP Facility Claim agrees to a less favorable treatment, on the Effective Date, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, the Allowed DIP Facility Claims: (i) the Reorganized Debtors shall assume up to $80.8 million of Allowed DIP Facility Claims as Exit Facility Indebtedness on a dollar-for-dollar basis in accordance with the terms of the Exit Facility Documents; and (ii) to the extent of the balance of Allowed DIP Facility Claims, the Holders of Allowed DIP Facility Claims shall receive their Pro Rata share of the New Equity Interest Distribution.

C.	Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in exchange for full and final satisfaction, settlement, release, and discharge of each Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim due and payable on or prior to the Effective Date shall be treated under section 1129(a)(9)(C) of the

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 71 of 111

Bankruptcy Code. To the extent any Allowed Priority Tax Claim is not due and owing on or before the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and such Holder or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business.

D.	United States Trustee Statutory Fees

The Debtors and the Reorganized Debtors, as applicable, will pay fees payable under 28 U.S.C § 1930(a), including fees, expenses, and applicable interests payable to the United States Trustee, for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first.

E.	Other Priority Claims

Subject to Article VIII hereof, on, or as soon as reasonably practicable after (i) the Initial Distribution Date, if such Other Priority Claim is an Allowed Other Priority Claim as of the Effective Date, or (ii) the date on which such Other Priority Claim becomes an Allowed Other Priority Claim, each Holder of an Allowed Other Priority Claim shall receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Other Priority Claim, at the election of the Debtors or the Distribution Agent, as applicable: (A) Cash equal to the amount of such Allowed Other Priority Claim; (B) such other less favorable treatment as to which the Debtors or Distribution Agent, as applicable, and the Holder of such Allowed Other Priority Claim shall have agreed upon in writing; or (C) such other treatment such that it will not be Impaired; provided, however, that Other Priority Claims incurred by any Debtor in the ordinary course of business may be paid in the ordinary course of business by such Debtor in accordance with the terms and conditions of any agreements relating thereto without further notice to or order of the Bankruptcy Court.

ARTICLE III.

CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

A.	Classification in General

The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes, including voting, Confirmation, and distribution pursuant hereto and under sections 1122 and 1123(a)(1) of the Bankruptcy Code. The Plan deems a Claim or Equity Interest to be classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or an Equity Interest is in a particular Class only to the extent that any such Claim or Equity Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 72 of 111

C.	Formation of Debtor Groups for Convenience Only

The Plan groups the Debtors together solely for the purpose of describing treatment under the Plan, Confirmation, and making distributions in respect of Claims against and Equity Interests in the Debtors under the Plan. Such groupings shall not affect any Debtor’s status as a separate legal entity, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger of consolidation of any legal entities, or cause the transfer of any property; and, except as otherwise provided by or permitted under the Plan, all Debtors shall continue to exist as separate legal entities.

D.	Summary of Classification of Claims and Equity Interests

The following table designates the Classes of Claims against and Equity Interests in the Debtors and specifies which Classes are: (i) Impaired and Unimpaired under the Plan; (ii) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code; and (iii) presumed to accept or reject the Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified. The classification of Claims and Equity Interests set forth herein shall apply separately to each Debtor.

Summary of Classification and Treatment of Claims and Interests

Class	Claim	Status	Voting Rights
1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
2	First Lien Claims	Impaired	Entitled to Vote
3	Assumed Trade Claims	Impaired	Entitled to Vote
4	General Unsecured Claims	Impaired	Entitled to Vote
5	Intercompany Claims	Unimpaired or Impaired	Not Entitled to Vote (Deemed to Accept or Reject)
6	Existing Equity Interests	Impaired	Not Entitled to Vote (Deemed to Reject)

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 73 of 111

F.	Classification and Treatment of Claims and Equity Interests

1.	Class 1 – Other Secured Claims

(a)	Classification: Class 1 consists of Other Secured Claims.

(b)

Treatment: Except to the extent that a Holder of an Allowed Other Secured Claim agrees to less favorable treatment, in exchange for full and final satisfaction, settlement, release, and discharge of each Other Secured Claim, each Holder of an Allowed Other Secured Claim shall receive the following:

(i)	payment in full in Cash equal to the amount of such Allowed Other Secured Claim;

(ii)	the Collateral securing its Allowed Other Secured Claim and payment of any interest required under section 506(b) of the Bankruptcy Code;

(iii)	Reinstatement of such Allowed Other Secured Claim; or

(iv)	such other treatment rendering such Allowed Other Secured Claim Unimpaired.

Notwithstanding the treatment set forth above, in the cases of the Liquidating Debtors, the Claims shall not be discharged.

(c)

Voting: Class 1 is Unimpaired, and Holders of Class 1 Other Secured Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 1 Other Secured Claims are not entitled to vote to accept or reject the Plan.

2.	Class 2 – First Lien Claims

(a)	Classification: Class 2 consists of the First Lien Claims.

(b)

Treatment: Except to the extent that a Holder of an Allowed First Lien Claim agrees to less favorable treatment, in exchange for full and final satisfaction, settlement, release, and discharge of each Allowed First Lien Claim, on the Effective Date each Holder of an Allowed First Lien Secured Claim shall receive its Pro Rata share of the New Equity Interest Distribution.

(c)	Voting: Class 2 is Impaired, and the Holders of Class 2 First Lien Claims are entitled to vote to accept or reject the Plan.

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 74 of 111

4.	Class 3 – Assumed Trade Claims

(a)	Classification: Class 3 consists of the Assumed Trade Claims.

(b)

Treatment: Except to the extent that a Holder of an Allowed Assumed Trade Claim agrees to less favorable treatment, in exchange for full and final satisfaction, settlement, release, and discharge of each Allowed Assumed Trade Claim, on the Effective Date, each Holder of an Allowed Assumed Trade Claim shall receive its Modified Trade Contract.

(c)	Voting: Class 3 is Impaired, and the Holders of Class 3 Assumed Trade Claims are entitled to vote to accept or reject the Plan.

5.	Class 4 – General Unsecured Claims

(a)	Classification: Class 4 consists of the General Unsecured Claims.

(b)

Treatment: Except to the extent that a Holder of an Allowed General Unsecured Claim agrees to less favorable treatment, in exchange for full and final satisfaction, settlement, release, and discharge of each Allowed General Unsecured Claim, on the Effective Date, each Holder of an Allowed General Unsecured Claim shall receive its Pro Rata share of the GUC Distribution Amount.

(c)	Voting: Class 4 is Impaired, and Holders of Class 4 General Unsecured Claims are entitled to vote to accept or reject the Plan.

6.	Class 5 – Intercompany Claims

(a)	Classification: Class 5 consists of the Intercompany Claims.

(b)

Treatment: On the Effective Date, each Intercompany Claim shall be, at the option of the Reorganized Debtors: (a) Reinstated; or (b) cancelled, in which case, no distribution shall be made on account of such Claim.

(c)

Voting: Class 5 is Impaired or Unimpaired, and Holders of Class 5 Intercompany Claims are conclusively presumed to have accepted or rejected the Plan under sections 1126(f) and (g), respectively, of the Bankruptcy Code. Therefore, Holders of Class 5 Intercompany Claims are not entitled to vote to accept or reject the Plan.

7.	Class 6 – Existing Equity Interests

(a)	Classification: Class 6 consists of Existing Equity Interests.

(b)

Treatment: Class 6 Existing Equity Interests On the Effective Date, all Existing Equity Interests in the Debtors, and claims arising therefrom or related thereto, shall be cancelled, released and extinguished, and Holders of such Existing Equity Interests will receive no distribution under the Plan.

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 75 of 111

(c)

Voting: Class 6 is Impaired, and Holders of Class 6 Existing Equity Interests are conclusively presumed to have rejected the Plan under section 1126(g) of the Bankruptcy Code. Therefore, the Holders of Class 6 Existing Equity Interests are not entitled to vote to accept or reject the Plan.

G.	Special Provision Governing Unimpaired Claims

Except as otherwise provided herein, nothing under this Plan shall affect or limit the Debtors’ or the Reorganized Debtors’ rights and defenses (whether legal or equitable) in respect of any Unimpaired Claims, including, without limitation, all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claims.

H.	Voting Classes; Presumed Acceptance by Non-Voting Classes

If a Class contains Claims or Equity Interests eligible to vote, and no Holders of Claims or Equity Interests eligible to vote in such Class vote to accept or reject the Plan, the Plan shall be deemed accepted by the Holders of such Claims or Equity Interests in such Class.

I.	Controversy Concerning Impairment

If a controversy arises as to whether any Claims or Equity Interests or any Class thereof is Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

J.	Confirmation Under Section 1129(a)(10) and Section 1129(b) of the Bankruptcy Code

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by an Impaired Class of Claims. The Debtors shall seek Confirmation under section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Equity Interests.

K.	Subordinated Claims

The allowance, classification, and treatment of all Allowed Claims and Equity Interests and the respective distributions and treatments under the Plan shall take into account and conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Under section 510 of the Bankruptcy Code, the Debtors or the Reorganized Debtors, as applicable, reserve the right to re-classify any Allowed Claim or Allowed Equity Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 76 of 111

L.	Elimination of Vacant Classes

Any Class of Claims that is not occupied as of the commencement of the Confirmation Hearing by an Allowed Claim or a claim temporarily allowed under Bankruptcy Rule 3018, or as to which no vote is cast, shall be deemed eliminated from this Plan for purposes of voting to accept or reject this Plan and for purposes of determining acceptance or rejection of this Plan by such Class under section 1129(a)(8) of the Bankruptcy Code.

ARTICLE IV.

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	General Settlement of Claims and Interests

Under sections 363 and 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions and benefits provided under this Plan and the Settlement Stipulation, the provisions of this Plan and the Settlement Stipulation shall constitute a good faith compromise and settlement of all Claims and controversies relating to the rights that a Holder of a Claim or Equity Interest may have with respect to such Claim or Equity Interest or any distribution under the Plan, including (i) the value of the Debtors’ encumbered and unencumbered assets and (ii) the allocation of distributable value among the creditor classes.

In the event that, for any reason, the Confirmation Order is not entered or the Effective Date does not occur, the Debtors and the Creditors’ Committee reserve all of their respective rights to any and all disputes resolved and settled under the Plan and Settlement Stipulation and with respect to the terms of the Plan.

B.	Restructuring Transactions

1.	Restructuring Transactions

On the Effective Date, the Debtors, the Reorganized Debtors, or any other entities may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan (the “Restructuring Transactions”), including: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, or reorganization containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of the Plan; (c) the filing of appropriate certificates of incorporation, merger, or consolidation with the appropriate governmental authorities under applicable law; and (d) all other actions that the Debtors or the Reorganized Debtors, as applicable, determine are necessary or appropriate.

The Confirmation Order shall and shall be deemed to, under both section 1123 and section 363 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan.

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 77 of 111

2.	Exit Facility Documents

On the Effective Date, all Liens and security interests to be granted in accordance with the Exit Facility Documents (a) shall be deemed to be granted, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Facility Documents, (c) shall be deemed perfected, and (d) shall be deemed granted in good faith as an inducement to the Exit Facility Lenders to extend credit under the Exit Facility and shall be deemed not to constitute a fraudulent conveyance or fraudulent transfer, shall not otherwise be subject to avoidance or subordination, and the priorities of such Liens shall be as set forth in the Exit Facility Documents. Subject to the occurrence of the Effective Date, notwithstanding anything to the contrary in the Plan or the Confirmation Order, the Exit Facility Documents shall constitute legal, valid, and binding obligations of the Reorganized Debtors party thereto and shall be enforceable in accordance with their terms.

3.	New Equity Interests

On the Effective Date, Reorganized Endologix shall issue or cause to be issued all of the New Equity Interests issued or issuable in accordance with the terms of the Plan. The issuance of the New Equity Interest Distribution under the Plan is authorized without the need for further corporate action, and all of the New Equity Interests issued or issuable under the Plan shall be duly authorized and validly issued, fully paid, and non-assessable.

C.	LLC Agreement

On or promptly following the Effective Date, Reorganized Endologix, the New Manager and the recipients of New Equity Interests shall enter into the LLC Agreement in substantially the form included in the Plan Supplement as a condition of the New Equity Interest Distribution. The LLC Agreement shall be deemed to be valid, binding, and enforceable in accordance with its terms, and each holder of the New Equity Interests shall be bound thereby.

D.	Management Incentive Plan

Following the Effective Date, equity-based awards exercisable or settlable for up to 15% of the New Equity Interests (on a fully diluted basis) shall be made available to management and certain key employees of the Reorganized Debtors on such terms as may be determined by the New Manager (or its delegate(s) under the LLC Agreement.

E.	Dissolution of the Liquidating Debtors

On the Effective Date, the Liquidating Debtors shall each be dissolved without need for further action by any board of directors, shareholders, managers or members. In connection with the Effective Date, the Reorganized Debtors are authorized to (a) execute, acknowledge and/or file with the relevant governmental authorities having jurisdiction over the Liquidating Debtors, any certificate of dissolution for the Liquidating Debtors as may be necessary or appropriate under applicable non-bankruptcy law to cause the dissolution of the Liquidating Debtors to occur and (b) execute any election to dissolve or other instrument as may be necessary or appropriate under applicable non-bankruptcy law to cause the dissolution of the Liquidating Debtors to occur.

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 78 of 111

F.	Continued Corporate Existence of the Reorganized Debtors

Except as otherwise provided in the Plan, each Debtor that is not a Liquidating Debtor shall continue to exist as of the Effective Date as a separate corporate Entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, under the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and under the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents) are amended by the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be under the Plan and require no further action or approval.

On or promptly following the Effective Date, Endologix shall convert to a limited liability company and be governed by the LLC Agreement.

G.	Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated herein, on the Effective Date, all property in each Estate, all Causes of Action, any “net operating losses” or similar tax attributes, and any property acquired by any of the Debtors under the Plan shall vest: (i) in the case of Liquidating Debtors, to the extent applicable, in Reorganized Endologix; and (ii) in the case of each Debtor that is not a Liquidating Debtor, in each respective Reorganized Debtor, and in each case free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Equity Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

H.	Foreign Affiliates and Contract Counterparties

In connection with effectuating the Plan, the Debtors and/or the Reorganized Debtors, as applicable, shall undertake necessary steps to (a) implement the shutdown and dissolution of certain of the Debtors’ foreign affiliates, under the laws of the applicable jurisdictions for each entity, and (b) reject certain executory contracts with foreign counterparties.

I.	Cancellation of Agreements, Security Interests, and Other Interests

On the Effective Date, except to the extent otherwise specifically provided herein, all notes, instruments, Indentures, certificates, and any other documents evidencing Claims or Equity Interests will be cancelled and terminated, and the obligations of the Reorganized Debtors thereunder or in any way related thereto will be deemed satisfied in full and discharged. Notwithstanding such cancellation and discharge contained in this Section 3(I), each of the Indentures shall continue in effect solely to the extent necessary to (i) allow the holders of the Prepetition Second Lien Notes Claims and Unsecured Notes Claims to receive distributions under the Plan, (ii) allow the Debtors, the Reorganized Debtors, the Distribution Agent, and the Indenture Trustees (as applicable), to make post-Effective Date distributions (including to the extent applicable, subject to each of the Indenture Trustees’ respective Charging Liens) or take such other

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 79 of 111

action pursuant to the Plan on account of the Prepetition Second Lien Notes Claims and Unsecured Notes Claims and to otherwise exercise their rights and discharge their obligations related to the interests of the Holders of such Claims in accordance with the Plan; (iii) allow the Indenture Trustees, as applicable, to enforce any obligations owed thereto under the Plan (including seeking compensation and reimbursement for any reasonable and documented fees and expenses pursuant to each of the Indenture Trustees’ respective Charging Lien) and allow each of the Indenture Trustees to maintain any right of indemnification, contribution, subrogation, exculpation, compensation, expense reimbursement, or any other Claim, Charging Lien, or entitlement it may have under the applicable Indenture; (iv) preserve the rights of the Indenture Trustees to payment of reasonable and documented fees and expenses, and allow the maintenance, exercise, and enforcement of any applicable Charging Lien, as applicable; (v) seek compensation and reimbursement for any reasonable and documented fees and expenses incurred by or on behalf of and of the Indenture Trustees, as applicable, in connection with the implementation of the Plan; (vi) permit the Indenture Trustees, as applicable, to perform any function necessary to effectuate the foregoing, and (vii) preserve the right of each of the Indenture Trustees, as applicable, to appear and be heard in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court, including but not limited to enforcing any obligations owed to it under the Plan, Confirmation Order, or relating to the applicable Indenture.

Except for the foregoing, on and after the Effective Date, all duties and responsibilities of each Indenture Trustee shall terminate and shall be fully discharged and released, except to the extent required to make distributions under the Plan to the Holders of Allowed Claims under the applicable Indenture. The Reorganized Debtors shall reimburse each of the Indenture Trustees, as applicable, for any reasonable and documented fees and expenses (including the reasonable and documented fees and expenses of its counsel and agents) incurred after the Effective Date solely in connection with the implementation of the Plan, including, but not limited to, making distributions pursuant to and in accordance with the Plan.

Upon the final distribution on account of Prepetition Second Lien Notes, the 3.25% Notes, the Mandatory Convertible Notes, or the Voluntary Convertible Notes, as applicable, (a) the notes on account of which such final distribution has been made shall be deemed to be worthless, and (b) at the request of the applicable Indenture Trustee, DTC shall take down the relevant position relating to such notes without any requirement of indemnification or security on the part of the Debtors, Reorganized Debtors or the applicable Indenture Trustee.

J.	Exemption from Registration Requirements; Trading of Securities

The issuance and distribution of New Equity Interests issued under the Plan shall be exempt from registration under the Securities Act and any other applicable securities laws pursuant to section 1145 of the Bankruptcy Code. These Equity Securities may be resold without registration under the Securities Act or other federal securities laws pursuant to the exemption provided by section 4(a)(1) of the Securities Act, unless the holder is an “underwriter” with respect to such Equity Securities, as that term is defined in section 1145(b) of the Bankruptcy Code. In addition, such section 1145 exempt Equity Securities generally may be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of the several states.

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 80 of 111

K.	Organizational Documents

Subject to Article IV.A of this Plan, the Reorganized Debtors shall enter into such agreements and amend their corporate governance documents to the extent necessary to implement the terms and provisions of the Plan. Under section 1123(a)(6) of the Bankruptcy Code, the organizational documents of each of the Reorganized Debtors will prohibit the issuance of non-voting Equity Securities. After the Effective Date, the Reorganized Debtors will amend and restate their respective organizational documents, and the Reorganized Debtors will file their respective certificates or articles of incorporation, bylaws, or such other applicable formation documents, and other constituent documents as permitted by the laws of the respective states, provinces, or countries of incorporation and the organization documents of each of the Reorganized Debtors.

L.	Exemption from Certain Transfer Taxes and Recording Fees

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfer from a Debtor to a Reorganized Debtor or to any Entity under, in contemplation of, or in connection with the Plan or under: (1) the issuance, distribution, transfer, or exchange of any debt, securities, or other interest in the Debtors or the Reorganized Debtors; (2) the creation, modification, consolidation, or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means; (3) the making, assignment, or recording of any lease or sublease; or (4) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles, or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

M.	New Manager and Senior Management of the Reorganized Debtors

1.	The New Manager

As of the Effective Date, the terms of the then-current members of the board of directors of Endologix shall expire, and, without further order of the Bankruptcy Court, following the conversion of Endologix to a limited liability company, the New Manager shall be appointed in accordance with the LLC Agreement.

The New Manager and members of Reorganized Endologix will be disclosed in the Plan Supplement.

2.	Senior Management

On the Effective Date, the officers of the Reorganized Debtors shall be substantially the same and their employment shall be subject to the ordinary rights and powers to remove or replace them in accordance with the Reorganized Debtors’ organizational documents and any applicable employment agreements that are assumed under the Plan.

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 81 of 111

N.	Chubb Insurance Policies

Notwithstanding anything to the contrary in the Disclosure Statement, the Plan, the Plan Supplement, any exit financing, the Confirmation Order, any bar date notice or claim objection, any other document related to any of the foregoing or any other order of the Bankruptcy Court (including, without limitation, any other provision that purports to be preemptory or supervening, grants an injunction, discharge or release, confers Bankruptcy Court jurisdiction, or requires a party to opt out of any releases): (a) on the Effective Date, the Reorganized Debtors jointly and severally shall assume the Insurance Policies in their entirety pursuant to sections 105 and 365 of the Bankruptcy Code; (b) confirmation of the Plan shall not alter, modify, amend, affect, impair or prejudice the legal, equitable or contractual rights, obligations, and defenses of the Insurers, the Debtors (or, after the Effective Date, the Reorganized Debtors), or any other individual or entity, as applicable, under any Insurance Policies, and any such rights and obligations shall be determined under the applicable Insurance Policy and applicable non-bankruptcy law; (c) confirmation of the Plan shall not alter or modify the duty, if any, that Insurers have to pay claims covered by the Insurance Policies and the Insurers’ right to seek payment or reimbursement from the Debtors (or after the Effective Date, the Reorganized Debtors); (d) the claims of the Insurers arising (whether before or after the Effective Date) under the Insurance Policies (i) are actual and necessary expenses of the Debtors’ estates (or the Reorganized Debtors, as applicable), (ii) shall be paid in full in the ordinary course of businesses, whether as an Allowed Administrative Claim under section 503(b)(1)(A) of the Bankruptcy Code or otherwise, regardless of when such amounts are or shall become liquidated, due or paid, and (iii) shall not be discharged or released by the Plan or the Confirmation Order or any other order of the Bankruptcy Court; (e) the Insurers shall not need to or be required to file or serve any objection to a proposed Cure Claim Amount or a request, application, claim, proof or motion for payment or allowance of any Administrative Claim and shall not be subject to any bar date or similar deadline governing cure amounts, proofs of claim or Administrative Claims; and (f) the automatic stay of Bankruptcy Code section 362(a) and the injunctions set forth in Article IX of the Plan, if and to the extent applicable, shall be deemed lifted without further order of this Court, solely to permit: (I) claimants with valid workers’ compensation claims or direct action claims against an Insurer under applicable non-bankruptcy law to proceed with their claims; (II) the Insurers to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of this Bankruptcy Court, (A) workers’ compensation claims, (B) claims where a claimant asserts a direct claim against any Insurer under applicable non-bankruptcy law, or an order has been entered by this Court granting a claimant relief from the automatic stay to proceed with its claim, and (C) all costs in relation to each of the foregoing; and (III) the Insurers to cancel any Insurance Policies, and take other actions relating to the Insurance Policies (including effectuating a setoff), to the extent permissible under applicable non-bankruptcy law, and in accordance with the terms of the Insurance Policies.

O.	Product Liability Claims

All Holders of Products Liability Claims will be permitted to pursue their Claims against the Debtors’ relevant Insurance Policies. To the extent any Product Liability Claim is not satisfied by an Insurer, the Holder will be permitted to file such Excess Product Liability Claim as a General Unsecured Claim.

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 82 of 111

The Debtors believe that it is highly unlikely that any such Excess Product Liability Claims exist. The Debtors have carried $20 million in annual “claims made” coverage and the applicable claims and defense costs covered by the Debtors’ Insurance Policies have never approached that amount. The Holders of Product Liability Claims will be excepted from the Plan injunction to allow such Holders to pursue such Claims against the Debtors’ Insurance Policies.

P.	Preservation of Rights of Action

In accordance with section 1123(b) of the Bankruptcy Code but subject to the releases set forth in Article IX of this Plan, all Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors on the Effective Date. Thereafter, the Reorganized Debtors shall have the exclusive right, authority, and discretion to determine, initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, whether arising before or after the Petition Date, and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court. Subject to the releases set forth in Article IX of this Plan, no Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any specific Cause of Action as any indication that the Debtors or Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action. The Debtors or Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise) or laches, shall apply to any Cause of Action upon, after, or as a consequence of the Confirmation or the occurrence of the Effective Date.

Q.	Corporate Action

Upon the Effective Date, all actions contemplated by the Plan shall be deemed authorized, approved, and, to the extent taken prior to the Effective Date, ratified without any requirement for further action by Holders of Claims or Equity Interests, directors, managers, or officers of the Debtors, the Reorganized Debtors, or any other Entity, including: (1) assumption of Executory Contracts and Unexpired Leases; (2) selection of the directors, managers, and officers for the Reorganized Debtors; (3) the execution of and entry into the Exit Facility Documents and the New Equity Documents; (4) the issuance and distribution of the New Equity Interests; and (5) all other acts or actions contemplated or reasonably necessary or appropriate to promptly consummate the transactions contemplated by the Plan (whether to occur before, on, or after the Effective Date). All matters provided for in the Plan involving the company structure of the Reorganized Debtors and any company action required by the Debtors or Reorganized Debtors, as applicable, in connection therewith shall be deemed to have occurred on and shall be in effect as of the Effective Date without any requirement of further action by the security holders, directors, managers, authorized persons, or officers of the Debtors or Reorganized Debtors, as applicable.

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 83 of 111

On or prior to the Effective Date, the appropriate officers, directors, managers, or authorized persons of the Debtors or Reorganized Debtors, as applicable, shall be authorized and directed to issue, execute, and deliver the agreements, documents, securities, certificates of incorporation, certificates of formation, bylaws, operating agreements, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan) in the name of and on behalf of the Debtors or the Reorganized Debtors, as applicable, including the Exit Facility Documents, the New Equity Documents and any and all other agreements, documents, securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by the Plan shall be effective notwithstanding any requirements under non-bankruptcy law.

R.	Effectuating Documents; Further Transactions

Prior to, on, and after the Effective Date, the Debtors and Reorganized Debtors and the directors, managers, officers, authorized persons, and members of the boards of directors or managers and directors thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and provisions of the Plan, the Exit Facility Documents and the New Equity Documents, and any securities issued under the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, actions, or consents except for those expressly required under the Plan. All counterparties to any documents described in this paragraph are authorized to and may execute any such documents as may be required or provided by such documents without further order of the Court.

ARTICLE V.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption of Executory Contracts and Unexpired Leases

On the Effective Date, all Executory Contracts and Unexpired Leases of the Debtors that are not Liquidating Debtors will be assumed by, or assumed and assigned to, the Reorganized Debtors in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except for those Executory Contracts and Unexpired Leases that:

(i) have already been assumed or rejected by the Debtors by prior order of the Bankruptcy Court, including but not limited to the Modified Trade Contracts;

(ii) are the subject of a separate assumption motion or motion to reject Filed by the Debtors pending on the Effective Date;

(iii) are the subject of a pending objection regarding assumption, cure, or “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code); or

(iv) are rejected or terminated by the Debtors pursuant to the terms of this Plan.

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 84 of 111

Without amending or altering any prior order of the Bankruptcy Court approving the assumption or rejection of any Executory Contract or Unexpired Lease, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions or rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code.

To the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to this Plan or any prior order of the Bankruptcy Court (including, without limitation, any “change of control” provision) prohibits, restricts or conditions, or purports to prohibit, restrict or condition, or is modified, breached or terminated, or deemed modified, breached or terminated by, (i) the commencement of these Chapter 11 Cases or the insolvency or financial condition of any Debtor at any time before the closing of its respective Chapter 11 Case, (ii) any Debtor’s or any Reorganized Debtor’s assumption or assumption and assignment (as applicable) of such Executory Contract or Unexpired Lease or (iii) the Confirmation or Consummation of this Plan, then such provision shall be deemed modified such that the transactions contemplated by this Plan shall not entitle the non-debtor party thereto to modify or terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights or remedies with respect thereto, and any required consent under any such contract or lease shall be deemed satisfied by the Confirmation of the Plan.

Each Executory Contract and Unexpired Lease assumed pursuant to this Plan shall revest in and be fully enforceable by the applicable Reorganized Debtor or the applicable assignee in accordance with its terms and conditions, except as modified by the provisions of this Plan, any order of the Bankruptcy Court approving its assumption and/or assignment, or applicable law.

The inclusion or exclusion of a contract or lease on any schedule or exhibit shall not constitute an admission by any Debtor that such contract or lease is an Executory Contract or Unexpired Lease or that any Debtor has any liability thereunder.

B.	Cure of Defaults; Assignment of Executory Contracts and Unexpired Leases

Any defaults under each Executory Contract and Unexpired Lease to be assumed, or assumed and assigned, pursuant to this Plan shall be satisfied, pursuant to and to the extent required by section 365(b)(1) of the Bankruptcy Code, by payment of the applicable default amount in Cash on the Effective Date or on such other terms as the Bankruptcy Court may order or the parties to such Executory Contracts or Unexpired Leases may otherwise agree in writing (the “Cure Claim Amount”).

The Debtors shall File, as part of the Plan Supplement, a schedule of assumed contracts and a list of each applicable Cure Claim Amount.

Any objection by a counterparty to an Executory Contract or Unexpired Lease to a Cure Claim Amount must be Filed, served and actually received by the Debtors on or prior to the deadline set forth in the applicable cure notice that first identifies such Executory Contract or Unexpired Lease. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed Cure Claim Amount will be deemed to have consented to such matters and will be deemed to have forever released and waived any objection to such Cure Claim Amount. The Confirmation Order shall constitute an order of the Bankruptcy Court approving each proposed assumption, or proposed assumption and assignment, of Executory Contracts and Unexpired Leases pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date.

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 85 of 111

In the event of a dispute regarding (a) the amount of any Cure Claim Amount, (b) the ability of any Debtor or assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or assumed and assigned or (c) any other matter pertaining to assumption or assignment, the applicable payment of the Cure Claim Amount required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving such assumption, or assumption and assignment. If such objection is sustained by Final Order of the Bankruptcy Court, the Debtors may reject such Executory Contract or Unexpired Lease in lieu of assuming it. The Debtors or the Reorganized Debtors, as applicable, shall be authorized to effect such rejection by filing a written notice of rejection with the Bankruptcy Court and serving such notice on the applicable counterparty within thirty (30) days of the entry of such Final Order.

Subject to any cure claims Filed with respect thereto, assumption or assumption and assignment of any Executory Contract or Unexpired Lease pursuant to this Plan shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption or assumption and assignment, in each case as provided in section 365 of the Bankruptcy Code. Any Proofs of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed or assumed and assigned by Final Order shall be deemed disallowed and expunged (subject to any cure claims Filed with respect thereto), without further notice to or action, order, or approval of the Bankruptcy Court.

C.	Rejection of Executory Contracts and Unexpired Leases

The Debtors reserve the right at any time prior to the Effective Date, except as otherwise specifically provided herein, to seek to reject any Executory Contract or Unexpired Lease and to add such contract or lease to Plan Schedule V.C or to file a motion requesting authorization for the rejection of any such contract or lease. All Executory Contracts and Unexpired Leases listed on Plan Schedule V.C shall be deemed rejected as of the Effective Date. Rejection of any Executory Contract or Unexpired Lease pursuant to this Plan or otherwise shall not constitute a termination of any preexisting obligations owed to the Debtors or the Reorganized Debtors, as applicable, under any such Executory Contracts or Unexpired Leases.

D.	Claims on Account of the Rejection of Executory Contracts or Unexpired Leases

All Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to this Plan or the Confirmation Order, if any, must be filed with the Bankruptcy Court within thirty (30) days after service of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection.

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 86 of 111

Any Entity that is required to file a Proof of Claim arising from the rejection of an Executory Contract or an Unexpired Lease that fails to timely do so shall be forever barred, estopped and enjoined from asserting such Claim, and such Claim shall not be enforceable, against the Debtors, the Reorganized Debtors, or the Estates, and the Debtors, the Reorganized Debtors, and their Estates and their respective assets and property shall be forever discharged from any and all indebtedness and liability with respect to such Claim unless otherwise ordered by the Bankruptcy Court or as otherwise provided herein. All such Claims shall, as of the Effective Date, be subject to the permanent injunction set forth in Article IX.G hereof.

E.	Extension of Time to Reject

Notwithstanding anything to the contrary set forth in Article V of this Plan, in the event of a dispute as to whether a contract is executory or a lease is unexpired, the right of the Reorganized Debtors to move to reject such contract or lease shall be extended until the date that is thirty (30) days after entry of a Final Order by the Bankruptcy Court determining that the contract is executory or the lease is unexpired.

F.	Modifications, Amendments, Supplements, Restatements, or Other Agreements

Unless otherwise provided in this Plan, each Executory Contract or Unexpired Lease that is assumed by the Debtors or the Reorganized Debtors pursuant to this Plan shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing has been previously rejected or repudiated or is rejected or repudiated hereunder. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

G.	Reservation of Rights

Nothing contained in the Plan or the Plan Supplement shall constitute an admission by the Debtors or any other party that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption, the Debtors or the Reorganized Debtors, as applicable, shall have thirty (30) calendar days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease, including by rejecting such contract or lease nunc pro tunc to the Confirmation Date.

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 87 of 111

I.	Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases under section 365(d)(4) of the Bankruptcy Code, unless such deadline(s) have expired.

ARTICLE VI.

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Timing and Calculation of Amounts to Be Distributed

Except as otherwise provided in the “Treatment” sections in Article III hereof or as ordered by the Bankruptcy Court, initial distributions to be made on account of Claims that are Allowed Claims as of the Effective Date shall be made on the Initial Distribution Date or as soon thereafter as is practicable. Any payment or distribution required to be made under this Plan on a day other than a Business Day shall be made on the next succeeding Business Day. Distributions on account of Disputed Claims that first become Allowed Claims after the Effective Date shall be made under Article VII hereof.

B.	Delivery of Distributions

1.	Delivery of Distributions by the Distribution Agent

Other than as specifically set forth below, the Distribution Agent shall make all distributions required to be distributed under this Plan. The Distribution Agent may employ or contract with other entities to assist in or make the distributions required by this Plan and may pay the reasonable fees and expenses of such entities and the Distribution Agent in the ordinary course of business. The Distribution Agent shall not be required to give any bond or surety or other security for the performance of its duties. The Reorganized Debtors shall use all commercially reasonable efforts to provide the Distribution Agent (if other than the Reorganized Debtors) with the amounts of Claims and Equity Interests and the identities and addresses of Holders of Claims and Equity Interests, in each case, as set forth in the Debtors’ or Reorganized Debtors’ books and records. The Reorganized Debtors shall cooperate in good faith with the Distribution Agent (if other than the Reorganized Debtors) to comply with the reporting and withholding requirements outlined in Article VI.G of this Plan.

From and after the Effective Date, any Distribution Agent, solely in its capacity as Distribution Agent, shall be exculpated by all Persons and Entities, including, without limitation, Holders of Claims and Equity Interests and other parties in interest, from any and all claims, Causes of Action, and other assertions of liability arising out of the discharge of the powers and duties conferred upon such Distribution Agent by the Plan or any order of the Bankruptcy Court entered under or in furtherance of the Plan, or applicable law, except for actions or omissions to act arising out of the Distribution Agent’s gross negligence, willful misconduct, fraud, malpractice, criminal conduct, or ultra vires acts. No Holder of a Claim or Equity Interest or other party in interest shall have or pursue any claim or Cause of Action against a Distribution Agent, solely in its capacity as Distribution Agent, for making payments in accordance with the Plan or for implementing provisions of the Plan, except for actions or omissions to act arising out of such Distribution Agent’s gross negligence, willful misconduct, fraud, malpractice, criminal conduct, or ultra vires acts.

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 88 of 111

2.	Minimum Distributions

Notwithstanding anything herein to the contrary, the Distribution Agent shall not be required to make distributions or payments of less than $100 (whether Cash or otherwise) and shall not be required to make partial distributions or payments of fractions of dollars. Whenever any payment or distribution of a fraction of a dollar would otherwise be called for, the actual payment or distribution will reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.

3.	Distribution Record Date

At the close of business on the Distribution Record Date, the Claims Register shall be closed. Accordingly, neither the Debtors nor Distribution Agent will have any obligation to recognize the assignment, transfer or other disposition of, or the sale of any participation in, any Allowed Claim or Equity Interest that occurs after the close of business on the Distribution Record Date, and will be entitled for all purposes herein to recognize and distribute securities, property, notices and other documents only to those Holders of Allowed Claims who are Holders of such Claims, or participants therein, as of the close of business on the Distribution Record Date. The Distribution Agent shall be entitled to recognize and deal for all purposes under this Plan with only those record holders stated on the Claims Register, or their books and records, as of the close of business on the Distribution Record Date.

4.	Delivery of Distributions in General

Except as otherwise provided herein, the Debtors or the Distribution Agent, as applicable, shall make distributions to Holders of Allowed Claims, or in care of their authorized agents or designated affiliates as designated before the Effective Date, as appropriate, at the address for each such Holder or agent as indicated on the Debtors’ or other applicable Distribution Agent’s books and records as of the date of any such distribution; provided, that the address for each Holder of an Allowed Claim shall be deemed to be the address set forth in the latest Proof of Claim Filed by such Holder under Bankruptcy Rule 3001 as of the Distribution Record Date unless otherwise specified by such Holder.

5.	Undeliverable Distributions

If any distribution to a Holder of an Allowed Claim made in accordance herewith is returned to the Reorganized Debtors (or their Distribution Agent) as undeliverable, no further distributions shall be made to such Holder unless and until the Distribution Agent is notified in writing of such Holder’s then-current address or other necessary information for delivery, at which time such undelivered distribution shall be made to such Holder within ninety (90) days of receipt of such Holder’s then-current address or other necessary information; provided, however, that any such undelivered distribution shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of six (6) months from the later of (a) the Effective Date and (b) the date of the initial attempted distribution. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtors automatically and without need for a further

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 89 of 111

order by the Bankruptcy Court (notwithstanding any applicable non-bankruptcy escheat, abandoned, or unclaimed property laws to the contrary), and the right, title, and interest of any Holder to such property or interest in property shall be discharged and forever barred.

C.	Manner of Payment

At the option of the Distribution Agent, any Cash payment to be made under the Plan may be made by check or wire transfer or as otherwise required or provided in applicable agreements.

D.	No Postpetition or Default Interest on Claims

Unless otherwise specifically provided for in the Plan or the Confirmation Order and notwithstanding any documents that govern the Debtors’ prepetition indebtedness to the contrary, (1) postpetition and/or default interest shall not accrue or be paid on any Claims, and (2) no Holder of a Claim shall be entitled to (a) interest accruing on or after the Petition Date on any such Claim or (b) interest at the contract default rate, each as applicable.

E.	Setoffs and Recoupments

Each Debtor or Reorganized Debtor, as applicable, or such Entity’s designee, may, under section 553 of the Bankruptcy Code or other applicable nonbankruptcy law, offset or recoup against any Allowed Claim and the distributions to be made under this Plan on account of such Allowed Claim any and all Claims, rights, and Causes of Action that such Debtor or Reorganized Debtor or its successors may hold against the Holder of such Allowed Claim; provided, however that neither the failure to effect a setoff or recoupment nor the allowance of any Claim hereunder will constitute a waiver or release by a Debtor or Reorganized Debtor or its successor of any Claims, rights, or Causes of Action that a Reorganized Debtor or its successor or assign may possess against such Holder.

F.	Rights and Powers of Distribution Agent

The Distribution Agent shall be empowered to (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under this Plan; (ii) make all applicable distributions or payments provided for under this Plan; (iii) employ professionals to represent it with respect to its responsibilities; and (iv) exercise such other powers (A) as may be vested in the Distribution Agent by order of the Bankruptcy Court (including any order issued after the Effective Date) or under this Plan or (B) as deemed by the Distribution Agent to be necessary and proper to implement the provisions of this Plan.

To the extent the Distribution Agent is an Entity other than a Debtor or a Reorganized Debtor, except as otherwise ordered by the Bankruptcy Court and subject to the written agreement of the Reorganized Debtors, the amount of any reasonable fees and expenses incurred by the Distribution Agent on or after the Effective Date (including taxes) and any reasonable compensation and expense reimbursement Claims (including for reasonable attorneys’ and other professional fees and expenses) made by the Distribution Agent shall be paid in Cash by the Reorganized Debtors.

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 90 of 111

G.	Compliance with Tax Requirements

In connection with the Plan, to the extent applicable, the Debtors, Reorganized Debtors, Distribution Agent, and other applicable withholding and reporting agents shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant hereto shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Debtors, Reorganized Debtors, Distribution Agent, and other applicable withholding and reporting agents shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Debtors, Reorganized Debtors, Distribution Agent, and other applicable withholding agents reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, liens, and encumbrances. For tax purposes, distributions in full or partial satisfaction of Allowed Claims shall be allocated first to the principal amount of Allowed Claims, with any excess allocated to unpaid interest that accrued on such Claims.

Notwithstanding the above, each Holder of an Allowed Claim that is to receive a distribution under this Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such Holder by any Governmental Unit, including income, withholding, and other tax obligations, on account of such distribution. The Reorganized Debtors and the Distribution Agent have the right, but not the obligation, to not make a distribution until such Holder has made arrangements satisfactory to any issuing or distribution party for payment of any such tax obligations.

The Reorganized Debtors and the Distribution Agent may require, as a condition to receipt of a distribution, that the Holder of an Allowed Claim provide any information necessary to allow the distributing party to comply with any such withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority. If the Reorganized Debtors or the Distribution Agent make such a request and the Holder fails to comply before the date that is 180 days after the request is made, the amount of such distribution shall irrevocably revert to the applicable Reorganized Debtor and any Claim in respect of such distribution shall be discharged and forever barred from assertion against such Reorganized Debtor or its respective property.

H.	Surrender of Cancelled Instruments or Securities

On the Effective Date, each Holder of a certificate or instrument evidencing a Claim or an Equity Interest shall be deemed to have surrendered such certificate or instrument to the Distribution Agent. Such surrendered certificate or instrument shall be cancelled solely with respect to the Debtors, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such certificate or instrument, including with respect to any indenture or agreement that governs the rights of the Holder of a Claim or Equity Interest, which shall continue in effect for purposes of allowing Holders to receive distributions under the Plan, charging liens, priority of payment, indemnification rights, and the other purposes as set forth in Article IV.G.

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 91 of 111

I.	Claims Paid or Payable by Third Parties

1.	Claims Payable by Insurance

No distributions under the Plan shall be made on account of an Allowed Claim that is payable under one of the Debtors’ Insurance Policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such Insurance Policy.

2.	Applicability of Insurance Policies

Except as otherwise provided in the Plan, payments to Holders of Claims covered by an Insurance Policy and otherwise payable under the Plan shall be made from the proceeds of such Insurance Policy in accordance with the provisions of any such applicable Insurance Policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including Insurers, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any rights or defenses, including coverage defenses, held by Insurers.

ARTICLE VII.

PROCEDURES FOR RESOLVING CONTINGENT,

UNLIQUIDATED AND DISPUTED CLAIMS

A.	Allowance of Claims and Interests

After the Effective Date, each of the Reorganized Debtors shall have and retain any and all rights and defenses the applicable Debtor had with respect to any Claim or Equity Interest immediately prior to the Effective Date (unless such Claim is deemed Allowed pursuant to this Plan or the Confirmation Order). All settled Claims approved prior to the Effective Date by a Final Order of the Bankruptcy Court under Bankruptcy Rule 9019 or otherwise shall be binding on all parties.

B.	Claims Administration Responsibilities

Except as otherwise specifically provided in the Plan, after the Effective Date, the Reorganized Debtors shall have the sole authority to (i) file, withdraw, or litigate to judgment, any objections to Claims and (ii) settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court. Except as otherwise provided in the Plan, from and after the Effective Date, the Reorganized Debtors shall have any and all rights and defenses the Debtors had immediately prior to the Effective Date with respect to any Disputed Claim or Equity Interest, including the Causes of Action retained under the Plan.

C.	Prosecution of Objections to Claims

Before or after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, shall have the authority to File objections to Claims (other than Claims that are Allowed under this Plan) and settle, compromise, withdraw or litigate to judgment objections to any and all such Claims, regardless of whether such Claims are in an Unimpaired Class or otherwise. From and

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 92 of 111

after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without any further notice to or action, order or approval of the Bankruptcy Court. The Debtors or the Reorganized Debtors, as applicable, shall have the sole authority to administer and adjust the Claims Register and their respective books and records to reflect any such settlements or compromises without any further notice to or action, order or approval of the Bankruptcy Court.

D.	Estimation of Claims

Before or after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated under section 502(c) of the Bankruptcy Code in accordance with the Disputed Claim Procedures, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during the appeal relating to such objection. Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged but that either is subject to appeal or has not been the subject of a Final Order shall be deemed to be estimated at zero ($0.00) dollars unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions).

E.	Deadline to File Objections to Claims

Any objections to Claims shall be Filed by no later than the Claims Objection Deadline; provided that nothing contained herein shall limit the Reorganized Debtors’ right to object to Claims, if any, Filed or amended after the Claims Objection Deadline. Moreover, notwithstanding the expiration of the Claims Objection Deadline, the Reorganized Debtors shall continue to have the right to amend any claims or other objections and to File and prosecute supplemental objections and counterclaims to a Disputed Claim until such Disputed Claim is or becomes Allowed by Final Order of the Bankruptcy Court.

F.	Adjustment to Claims Without Objection

Any duplicate Claim or any Claim that has been paid, satisfied, amended, or superseded may be adjusted or expunged by the Reorganized Debtors without the Reorganized Debtors having to file an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim, and without any further notice to or action, order, or approval of the Bankruptcy Court.

G.	Disallowance of Certain Claims

Any Claims held by Entities from which property is recoverable under section 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be deemed disallowed under section 502(d) of the Bankruptcy Code unless expressly Allowed under the Plan, and Holders of such Claims may not receive any distributions on account of such Claims and Equity Interests until such time as such Causes of Action against that Entity have been settled or a Final Order of the Bankruptcy Court with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Reorganized Debtors.

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 93 of 111

H.	No Distributions Pending Allowance

Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

I.	Distributions After Allowance

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Distribution Agent shall provide to the Holder of such Claim the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim.

J.	No Interest

Interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim if and when such Disputed Claim becomes an Allowed Claim.

ARTICLE VIII.

CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

A.	Conditions Precedent to the Effective Date

The following are conditions precedent to the Effective Date that must be satisfied or waived in accordance with Article VIII.B hereof:

1. the Bankruptcy Court shall have approved the Disclosure Statement as containing adequate information with respect to the Plan within the meaning of section 1125 of the Bankruptcy Code;

2. the Bankruptcy Court shall have entered the Confirmation Order in form and substance satisfactory to the Debtors, the Creditors’ Committee and the Exit Facility Lenders, and the Confirmation Order shall be a Final Order;

3. prior to or simultaneously with the occurrence of the Effective Date, the Reorganized Debtors and the Exit Facility Lenders shall have entered into the Exit Facility Documents;

4. the Debtors shall have obtained any authorization, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan;

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 94 of 111

5. all Accrued Professional Compensation Claims and expenses of Retained Professionals required to be approved by the Bankruptcy Court shall have been paid in full, or amounts sufficient to pay such fees and expenses after the Effective Date shall have been placed in the Professional Fee Escrow Account pending approval by the Bankruptcy Court, in accordance with Article II.A.2 hereto;

6. the Debtors or the Reorganized Debtors shall have paid the Trustee Fees; and

7. the Exit Facility Lenders shall have received a commitment (in form and substance acceptable to the Exit Facility Lenders) from the provider(s) of the Post-Restructuring Insurance to enter into the Post-Restructuring Insurance with the applicable Reorganized Debtors (and their applicable Affiliates) on the Effective Date upon the effectiveness of the Plan.

B.	Waiver of Conditions

Each of the conditions precedent to the occurrence of the Effective Date except for the conditions in Article VIII.A.1, VIII.A.2, VIII.A.3 or VIII.A.6 may be waived by the Debtors or Reorganized Debtors, as applicable, with the written consent of the Exit Facility Lenders, without any further notice to parties in interest and without any further notice to or action, order, or approval of the Bankruptcy Court and without any formal action other than a proceeding to confirm the Plan.

ARTICLE IX.

RELEASE, DISCHARGE, INJUNCTION AND RELATED PROVISIONS

A.	General

Under section 1123 of the Bankruptcy Code, and in consideration for the classification, distributions, releases and other benefits provided under this Plan, upon the Effective Date, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims and Equity Interests and controversies resolved under this Plan. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Equity Interests and controversies, as well as a finding by the Bankruptcy Court that any such compromise or settlement is in the best interests of the Debtors, their Estates, and any Holders of Claims and Equity Interests and is fair, equitable and reasonable.

Notwithstanding anything contained herein to the contrary, the allowance, classification and treatment of all Allowed Claims and Equity Interests and their respective distributions (if any) and treatments hereunder, takes into account the relative priority and rights of the Claims and the Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code or otherwise. As of the Effective Date, any and all contractual, legal and equitable subordination rights, whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code or otherwise, relating to the allowance, classification and treatment of all Allowed Claims and Equity Interests and their respective distributions (if any) and treatments hereunder, are settled, compromised, terminated and released pursuant hereto; provided, however, that nothing contained herein shall preclude any Person or

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 95 of 111

Entity from exercising their rights under and consistent with the terms of this Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered under or in connection with this Plan.

B.	Release of Claims and Causes of Action

1.	Release by the Debtors and Their Estates.

Under section 1123(b) and any other applicable provisions of the Bankruptcy Code, and except as otherwise expressly provided in this Plan, effective as of the Effective Date, for good and valuable consideration provided by each of the Released Parties, the adequacy and sufficiency of which is hereby confirmed, the Debtors and the Reorganized Debtors, in their respective individual capacities and as debtors in possession, and on behalf of themselves and their respective Estates, including, without limitation, any successor to the Debtors or any Estate representative appointed or selected under section 1123(b)(3) of the Bankruptcy Code (collectively, the “Debtor Releasing Parties”) and their respective assets and properties will be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever provided a full discharge, waiver and release to each of the Released Parties (and each such Released Party so released shall be deemed forever released, waived and discharged by the Debtor Releasing Parties) (the “Debtor Release”) from any and all Claims, Causes of Action and any other debts, obligations, rights, suits, damages, actions, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, whether directly or derivatively held, existing as of the Effective Date or thereafter arising, in law, at equity or otherwise, whether for tort, contract, violations of federal or state securities laws, or otherwise, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way in whole or in part to any of (i) the Debtors, the Chapter 11 Cases, the marketing of any of the Debtors’ assets, the Disclosure Statement, this Plan, and the Restructuring Documents, (ii) the subject matter of, or the transactions or events giving rise to, any Claim or Equity Interest that is treated in this Plan, (iii) the business or contractual arrangements between any Debtor and any Released Parties, (iv) the negotiation, formulation or preparation of this Plan, the Disclosure Statement, the Restructuring Documents, or related agreements, instruments or other documents, (v) the restructuring of Claims or Equity Interests prior to or during the Chapter 11 Cases, (vi) the purchase, sale, or rescission of the purchase or sale of any Claim or Equity Interest of the Debtors or the Reorganized Debtors, and/or (vii) the Confirmation or Consummation of this Plan or the solicitation of votes on this Plan that such Debtor Releasing Party would have been legally entitled to assert (whether individually or collectively) or that any Holder of a Claim or Equity Interest or other Entity would have been legally entitled to assert for, or on behalf or in the name of, any Debtor, its respective Estate or any Reorganized Debtor (whether directly or derivatively) against any of the Released Parties; provided, however, that the foregoing provisions of this Debtor Release shall not operate to waive, release or otherwise impair: (i) any Causes of Action arising from willful misconduct, actual fraud, or gross negligence of such applicable Released Party as determined by Final Order of the Bankruptcy Court or any other court of competent jurisdiction and/or (ii) the rights of such Debtor Releasing Party to enforce this Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered under or in connection with this Plan or assumed under this Plan or assumed under Final Order of the Bankruptcy Court.

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 96 of 111

The foregoing release shall be effective as of the Effective Date without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person and the Confirmation Order will permanently enjoin the commencement or prosecution by any Person or Entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action or liabilities released under this Debtor Release. Notwithstanding the foregoing, nothing in this Article IX.B shall or shall be deemed to prohibit the Debtors or the Reorganized Debtors from asserting and enforcing any claims, obligations, suits, judgments, demands, debts, rights, Causes of Action or liabilities they may have against any Person that is based upon an alleged breach of a confidentiality or non-compete obligation owed to the Debtors or the Reorganized Debtors, unless otherwise expressly provided for in this Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, under Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained herein, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (i) in exchange for the good and valuable consideration provided by the Released Parties; (ii) a good faith settlement and compromise of the Claims released by the Debtor Release; (iii) in the best interest of the Debtors and their Estates; (iv) fair, equitable and reasonable; and (v) given and made after due notice and opportunity for hearing.

2.	Release by Third Parties.

Except as otherwise expressly provided in this Plan, effective as of the Effective Date, to the fullest extent permitted by applicable law, for good and valuable consideration provided by each of the Released Parties, the adequacy and sufficiency of which is hereby confirmed, and without limiting or otherwise modifying the scope of the Debtor Release provided by the Debtor Releasing Parties above, each Non-Debtor Releasing Party (together with the Debtor Releasing Parties, the “Releasing Parties”) will be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever provided a full discharge, waiver and release to each of the Released Parties (and each such Released Party so released shall be deemed forever released, waived and discharged by the Non-Debtor Releasing Parties) (the “Third Party Release”) from any and all Claims, Causes of Action and any other debts, obligations, rights, suits, damages, actions, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, whether directly or derivatively held, existing as of the Effective Date or thereafter arising, in law, at equity or otherwise, whether for tort, contract, violations of federal or state securities laws, or otherwise, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way in whole or in part to any of (i) the Debtors, the Chapter 11 Cases, the marketing of any of the Debtors’ assets, the Disclosure Statement, this Plan, and the Definitive Documentation, (ii) the subject matter of, or the transactions or events giving rise to, any Claim or Equity Interest that is treated in this Plan, (iii) the business or contractual arrangements between

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 97 of 111

any Debtor and any Released Parties, (iv) the negotiation, formulation or preparation of this Plan, the Disclosure Statement, the Definitive Documentation, or related agreements, instruments or other documents, (v) the restructuring of Claims or Equity Interests prior to or during the Chapter 11 Cases, (vi) the purchase, sale or rescission of the purchase or sale of any Claim or Equity Interest of the Debtors or the Reorganized Debtors, and/or (vii) the Confirmation or Consummation of this Plan or the solicitation of votes on this Plan that such Non-Debtor Releasing Party would have been legally entitled to assert (whether individually or collectively) against any of the Released Parties; provided, however, that the foregoing provisions of this Third Party Release shall not operate to waive, release or otherwise impair: (i) any Causes of Action arising from willful misconduct, actual fraud, or gross negligence of such applicable Released Party as determined by Final Order of the Bankruptcy Court or any other court of competent jurisdiction; (ii) any of the indebtedness and obligations of the Debtors and/or the Reorganized Debtors incurred under this Plan and the contracts, instruments, releases, indentures, and other agreements and documents delivered under or in connection with this Plan or assumed under this Plan or assumed under Final Order of the Bankruptcy Court; (iii) the rights of such Non-Debtor Releasing Party to enforce this Plan and the contracts, instruments, releases, indentures, and other agreements and documents delivered under or in connection with this Plan or assumed under this Plan or assumed under Final Order of the Bankruptcy Court; and/or (iv) any objections with respect to any Retained Professional’s final fee application or Accrued Professional Compensation Claims in these Chapter 11 Cases.

The foregoing release shall be effective as of the Effective Date without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person and the Confirmation Order will permanently enjoin the commencement or prosecution by any Person or Entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action or liabilities released under this Third Party Release.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Third Party Release, which includes by reference each of the related provisions and definitions contained herein, and further, shall constitute the Bankruptcy Court’s finding that the Third Party Release is: (i) in exchange for the good and valuable consideration provided by the Released Parties; (ii) a good faith settlement and compromise of the Claims released by the Third Party Release; (iii) in the best interest of the Debtors and all Holders of Claims and Equity Interests; (iv) fair, equitable and reasonable; and (v) given and made after due notice and opportunity for hearing.

C.	Waiver of Statutory Limitations on Releases

Each of the Releasing Parties in each of the releases contained above expressly acknowledges that although ordinarily a general release may not extend to Claims which the Releasing Party does not know or suspect to exist in its favor, which if known by it may have materially affected its settlement with the party released, they have carefully considered and taken into account in determining to enter into the above releases the possible existence of such unknown losses or claims. Without limiting the generality of the foregoing, each Releasing Party expressly

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 98 of 111

waives any and all rights conferred upon it by any statute or rule of law which provides that a release does not extend to claims which the claimant does not know or suspect to exist in its favor at the time of providing the release, which if known by it may have materially affected its settlement with the Released Party. The releases contained in this Plan are effective regardless of whether those released matters are presently known, unknown, suspected or unsuspected, foreseen or unforeseen.

D.	Discharge of Claims and Equity Interests

To the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code, and except with respect to the Liquidating Debtors and as otherwise expressly provided by this Plan or the Confirmation Order, effective as of the Effective Date, all consideration distributed under this Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims, Equity Interests and Causes of Action of any kind or nature whatsoever against the Debtors, or any of their respective assets or properties, including any interest accrued on such Claims or Equity Interests from and after the Petition Date, and regardless of whether any property shall have been abandoned by order of the Bankruptcy Court, distributed or retained under this Plan on account of such Claims, Equity Interests or Causes of Action.

Except with respect to the Liquidating Debtors and as otherwise expressly provided by this Plan or the Confirmation Order, upon the Effective Date, the Debtors and their Estates shall be deemed discharged and released under and to the fullest extent provided under sections 524 and 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code from any and all Claims of any kind or nature whatsoever, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code. Except with respect to the Liquidating Debtors, such discharge shall void any judgment obtained against the Debtors or the Reorganized Debtors at any time, to the extent that such judgment relates to a discharged Claim.

E.	Exculpation

Effective as of the Effective Date, the Exculpated Parties shall neither have nor incur any liability to any Entity for any claims or Causes of Action arising prior to or on the Effective Date for any act taken or omitted to be taken in connection with, or related to, formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the Confirmation or Consummation of this Plan, the Disclosure Statement, the Restructuring Documents or any contract, instrument, release or other agreement or document created or entered into in connection with this Plan or any other postpetition act taken or omitted to be taken in connection with the restructuring of the Debtors, the Disclosure Statement or Confirmation or Consummation of this Plan; provided, however, that the foregoing provisions of this exculpation shall not operate to waive, release or otherwise impair: (i) any Causes of Action expressly set forth in and preserved by this Plan or the Plan Supplement; (ii) any Causes of Action arising from willful misconduct, actual fraud, or gross negligence of such applicable Exculpated Party as determined by Final Order of the Bankruptcy Court or any other court of competent jurisdiction; (iii) any of the indebtedness or obligations of the Debtors and/or the Reorganized Debtors incurred under this Plan and the contracts, instruments, releases, indentures, and other agreements and documents delivered under

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 99 of 111

or in connection with the Plan or assumed under this Plan or assumed under Final Order of the Bankruptcy Court, (iv) the rights of any Entity to enforce this Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered under or in connection with this Plan or assumed under this Plan or assumed under Final Order of the Bankruptcy Court; and/or (v) any objections with respect to any Retained Professional’s final fee application or Accrued Professional Compensation Claims in these Chapter 11 Cases; provided, further, that each Exculpated Party shall be entitled to rely upon the advice of counsel concerning its respective duties under, or in connection with, the above-referenced documents, actions or inactions.

The Bankruptcy Court shall retain exclusive jurisdiction over any suit brought on any claim or Cause of Action against an Exculpated Party in connection with any act taken or omitted to be taken in connection with, or related to, formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the Confirmation or Consummation of this Plan, the Disclosure Statement, the Restructuring Documents or any contract, instrument, release or other agreement or document created or entered into in connection with this Plan, or any other postpetition act taken or omitted to be taken in connection with the restructuring of the Debtors, the approval of the Disclosure Statement or Confirmation or Consummation of this Plan, and any Entity (including, without limitation, any Governmental Unit) bringing such suit shall do so in the Bankruptcy Court or such other court as the Bankruptcy Court may direct. The protections provided to the Exculpated Parties shall be in addition to, and shall not limit, all other releases, indemnities, injunctions, exculpations and any other applicable law or rules protecting the Exculpated Parties from liabilities; provided, however, that other than the jurisdiction provisions contained in this Article IX.E, which shall be binding on Governmental Units, the exculpation provisions in this Plan shall not affect the police or regulatory activities of Governmental Units.

F.	Preservation of Causes of Action

1.	Maintenance of Causes of Action

Except as otherwise provided in this Article IX or elsewhere in this Plan or the Confirmation Order, after the Effective Date, the Reorganized Debtors shall retain all rights to commence, pursue, litigate or settle, as appropriate, any and all Causes of Action, whether existing as of the Petition Date or thereafter arising, in any court or other tribunal including, without limitation, in an adversary proceeding Filed in the Chapter 11 Cases; provided, however, that the foregoing shall not be deemed to include any claims or Causes of Action (i) released under Article IX.B.1 hereof or (ii) exculpated under Article IX.E hereof to the extent of any such exculpation. The Reorganized Debtors, as the successors-in-interest to the Debtors and the Estates, may, and shall have the exclusive right to, enforce, sue on, settle, compromise, transfer or assign (or decline to do any of the foregoing) any or all of such Causes of Action, in each case solely to the extent of the Debtors’ or their Estates’ interest therein, without notice to or approval from the Bankruptcy Court. Notwithstanding the foregoing, the Reorganized Debtors shall retain all claims and defenses to any Allowed Claims that are Reinstated or Unimpaired pursuant to the Plan. A further description of the retained causes of action shall be filed with the Plan Supplement.

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 100 of 111

3.	Preservation of All Causes of Action Not Expressly Settled or Released

The Debtors expressly reserve all Causes of Action for later adjudication by the Debtors or the Reorganized Debtors (including, without limitation, Causes of Action not specifically identified or of which the Debtors may presently be unaware or which may arise or exist by reason of additional facts or circumstances unknown to the Debtors at this time or facts or circumstances that may change or be different from those the Debtors now believe to exist) and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such Causes of Action upon or after the Confirmation or Consummation of this Plan based on the Disclosure Statement, this Plan or the Confirmation Order, except in each case where such Causes of Action have been expressly waived, relinquished, released, compromised or settled in this Plan, the Confirmation Order or any other Final Order, including, without limitation or any other claims or Causes of Action (i) released under Article IX.B.1 hereof or (ii) exculpated under Article IX.E hereof to the extent of any such exculpation. In addition, the Debtors and the Reorganized Debtors expressly reserve the right to pursue or adopt any claims alleged in any lawsuit in which any of the Debtors are a plaintiff, defendant or an interested party, against any Entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits.

G.	Injunction

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS PLAN OR THE CONFIRMATION ORDER, FROM AND AFTER THE EFFECTIVE DATE, ALL PERSONS AND ENTITIES ARE, TO THE FULLEST EXTENT PROVIDED UNDER SECTION 524 AND OTHER APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE, PERMANENTLY ENJOINED FROM (I) COMMENCING OR CONTINUING, IN ANY MANNER OR IN ANY PLACE, ANY SUIT, ACTION OR OTHER PROCEEDING; (II) ENFORCING, ATTACHING, COLLECTING, OR RECOVERING IN ANY MANNER ANY JUDGMENT, AWARD, DECREE, OR ORDER; (III) CREATING, PERFECTING, OR ENFORCING ANY LIEN OR ENCUMBRANCE; (IV) ASSERTING A SETOFF OR RIGHT OF SUBROGATION OF ANY KIND; OR (V) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND, IN EACH CASE ON ACCOUNT OF OR WITH RESPECT TO ANY CLAIM, DEMAND, LIABILITY, OBLIGATION, DEBT, RIGHT, CAUSE OF ACTION, EQUITY INTEREST, OR REMEDY RELEASED OR TO BE RELEASED, SETTLED OR TO BE SETTLED OR DISCHARGED OR TO BE DISCHARGED UNDER THIS PLAN OR THE CONFIRMATION ORDER AGAINST ANY PERSON OR ENTITY SO RELEASED OR DISCHARGED (OR THE PROPERTY OR ESTATE OF ANY PERSON OR ENTITY SO RELEASED, DISCHARGED). ALL INJUNCTIONS OR STAYS PROVIDED FOR IN THE CHAPTER 11 CASES UNDER SECTION 105 OR SECTION 362 OF THE BANKRUPTCY CODE, OR OTHERWISE, AND IN EXISTENCE ON THE CONFIRMATION DATE, SHALL REMAIN IN FULL FORCE AND EFFECT UNTIL THE EFFECTIVE DATE.

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 101 of 111

H.	Binding Nature of the Plan

ON THE EFFECTIVE DATE, AND EFFECTIVE AS OF THE EFFECTIVE DATE, THIS PLAN SHALL BIND, AND SHALL BE DEEMED BINDING UPON, THE DEBTORS, THE REORGANIZED DEBTORS, ANY AND ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS, ALL PERSONS AND ENTITIES THAT ARE PARTIES TO OR ARE SUBJECT TO THE SETTLEMENTS, COMPROMISES, RELEASES, DISCHARGES, AND INJUNCTIONS DESCRIBED IN THIS PLAN, EACH PERSON ACQUIRING PROPERTY UNDER THIS PLAN, ANY AND ALL NON-DEBTOR PARTIES TO EXECUTORY CONTRACTS AND UNEXPIRED LEASES WITH THE DEBTORS AND THE RESPECTIVE SUCCESSORS AND ASSIGNS OF EACH OF THE FOREGOING, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND NOTWITHSTANDING WHETHER OR NOT SUCH PERSON OR ENTITY (I) WILL RECEIVE OR RETAIN ANY PROPERTY, OR INTEREST IN PROPERTY, UNDER THIS PLAN, (II) HAS FILED A PROOF OF CLAIM OR INTEREST IN THE CHAPTER 11 CASES OR (III) FAILED TO VOTE TO ACCEPT OR REJECT THIS PLAN, AFFIRMATIVELY VOTED TO REJECT THIS PLAN OR IS CONCLUSIVELY PRESUMED TO REJECT THIS PLAN; PROVIDED, HOWEVER, THAT THE DISCHARGE SHALL NOT APPLY TO THE LIQUIDATING DEBTORS.

I.	Protection Against Discriminatory Treatment

To the extent provided by section 525 of the Bankruptcy Code and the Supremacy Clause of the United States Constitution, all Persons and Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend or refuse to renew a license, permit, charter, franchise or other similar grant to, condition such a grant to, discriminate with respect to such a grant, against the Reorganized Debtors, or another Person or Entity with whom the Reorganized Debtors have been associated, solely because any Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge) or has not paid a debt that is dischargeable in the Chapter 11 Cases.

J.	Integral Part of Plan

Each of the provisions set forth in this Plan with respect to the settlement, release, discharge, exculpation, and injunction of, for or with respect to Claims and/or Causes of Action are an integral part of this Plan and essential to its implementation. Accordingly, each Entity that is a beneficiary of such provision shall have the right to independently seek to enforce such provision and such provision may not be amended, modified, or waived after the Effective Date without the prior written consent of such beneficiary.

K.	Preservation of Privilege and Defenses

No action taken by the Debtors or Reorganized Debtors in connection with this Plan shall be (or be deemed to be) a waiver of any privilege or immunity of the Debtors or Reorganized Debtors, as applicable, including any attorney-client privilege or work-product privilege attaching to any documents or communications (whether written or oral). The Confirmation Order shall

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 102 of 111

provide that, notwithstanding the Reorganized Debtors’ providing any privileged information to the Distribution Agent or any party or person associated with the Distribution Agent, such privileged information shall be without waiver in recognition of the joint and/or successorship interest in prosecuting any Claim or Cause of Action on behalf of the Estates and shall remain privileged. The Debtors (or the Reorganized Debtors) retain the right to waive their own privileges. The Distribution Agent shall have no right to any privileged information or analysis of the Debtors or the Reorganized Debtors.

ARTICLE X.

RETENTION OF JURISDICTION

Under sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall, on and after the Effective Date, retain exclusive jurisdiction over the Chapter 11 Cases and all Entities with respect to all matters related to the Chapter 11 Cases, the Debtors and this Plan as legally permissible, including, without limitation, jurisdiction to:

1. Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including, without limitation, the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of any such Claim or Equity Interest;

2. Decide and resolve all matters related to the granting or denial, in whole or in part, of any applications for allowance of compensation or reimbursement of expenses authorized under the Bankruptcy Code or this Plan, for periods ending on or before the Effective Date; provided, however, that, from and after the Effective Date, the Reorganized Debtors shall pay Retained Professionals in the ordinary course of business for any work performed after the Effective Date and such payment shall not be subject to the approval of the Bankruptcy Court;

3. Resolve any matters related to the assumption, assignment or rejection of any Executory Contract or Unexpired Lease and to adjudicate and, if necessary, liquidate, any Claims arising therefrom, including, without limitation, those matters related to any amendment to this Plan after the Effective Date to add Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed or rejected (as applicable);

4. Resolve any issues related to any matters adjudicated in the Chapter 11 Cases;

5. Ensure that distributions to Holders of Allowed Claims are accomplished under the provisions of this Plan;

6. Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other Causes of Action that are pending as of the Effective Date or that may be commenced in the future, and grant or deny any applications involving the Debtors that may be pending on the Effective Date or instituted by the Reorganized Debtors after the Effective Date, provided, however, that the Reorganized Debtors shall reserve the right to commence actions in all appropriate forums and jurisdictions;

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 103 of 111

7. Enter such orders as may be necessary or appropriate to implement or consummate the provisions of this Plan and all other contracts, instruments, releases, indentures and other agreements or documents adopted in connection with this Plan, the Plan Supplement or the Disclosure Statement;

8. Resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of this Plan or any Entity’s obligations incurred in connection with this Plan;

9. Hear and determine all Causes of Action that are pending as of the Effective Date or that may be commenced in the future, except for those claims or Causes of Action (i) released under Article IX.B.1 hereof or (ii) exculpated under Article IX.E hereof to the extent of any such exculpation;

10. Issue injunctions and enforce them, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of this Plan;

11. Enforce the terms and conditions of this Plan, the Confirmation Order, and the Restructuring Documents;

12. Resolve any cases, controversies, suits or disputes with respect to the Release, the Exculpation, and any other provisions contained in Article IX hereof and enter such orders or take such others actions as may be necessary or appropriate to implement or enforce all such provisions;

13. Enter and implement such orders or take such other actions as may be necessary or appropriate if the Confirmation Order is modified, stayed, reversed, revoked or vacated;

14. Resolve any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order or any release or exculpation adopted in connection with this Plan; and

15. Enter one or more final decrees closing the Chapter 11 Cases.

Notwithstanding the foregoing, if the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Cases, including the matters set forth in this Article of the Plan, the provisions of this Article X shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 104 of 111

ARTICLE XI.

MODIFICATION, REVOCATION, OR WITHDRAWAL OF PLAN

A.	Modification of Plan

Subject to the limitations contained in the Plan, the Debtors reserve the right, in accordance with the Bankruptcy Code, the Bankruptcy Rules (1) to amend or modify the Plan prior to the entry of the Confirmation Order in a manner consistent with the Settlement Stipulation and otherwise reasonably acceptable to the Creditors’ Committee, including amendments or modifications to satisfy section 1129(b) of the Bankruptcy Code, and (2) after the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as the case may be, may, upon order of the Bankruptcy Court, amend or modify the Plan in a manner consistent with the Settlement Stipulation and otherwise reasonably acceptable to the Creditors’ Committee, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

B.	Effect of Confirmation on Modifications

Entry of the Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved under section 1127(a) of the Bankruptcy Code and do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019.

C.	Revocation of Plan

Subject to the conditions to the Effective Date and notice to the Creditors’ Committee (such consent not to be reasonably withheld), the Debtors reserve the right to revoke or withdraw the Plan prior to the entry of the Confirmation Order and to File subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if the Effective Date does not occur, then (1) the Plan shall be null and void in all respects, (2) any settlement or compromise embodied in the Plan, assumption of Executory Contracts or leases effected by the Plan, and any document or agreement executed pursuant hereto shall be deemed null and void, and (3) nothing contained in the Plan shall (a) constitute a waiver or release of any claims by or against or any Equity Interests in such Debtor or any other Entity, (b) prejudice in any manner the rights of the Debtors or any other Entity, or (c) constitute an admission of any sort by the Debtors or any other Entity.

ARTICLE XII.

MISCELLANEOUS PROVISIONS

A.	Immediate Binding Effect

Notwithstanding Bankruptcy Rules 3020(e), 6004(g), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the documents and instruments contained in the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims and Equity Interests (irrespective of whether such Holders of Claims or Equity Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises,

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 105 of 111

releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan and any and all non-Debtor parties to Executory Contracts and Unexpired Leases. The Confirmation Order shall contain a waiver of any stay of enforcement otherwise applicable, including under Bankruptcy Rule 3020(e), 6004(g), and 7062.

B.	Additional Documents

On or before the Effective Date and in accordance with Article I.B of this Plan, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors or Reorganized Debtors, as applicable, and all Holders of Claims or Equity Interests receiving distributions under the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan or the Confirmation Order.

C.	Substantial Consummation

“Substantial Consummation” of the Plan, as defined in 11 U.S.C. § 1101(2), shall be deemed to occur on the Effective Date.

D.	Payment of Statutory Fees; Post-Effective Date Fees and Expenses

All fees due and payable under section 1930 of title 28 of the U.S. Code prior to the Effective Date shall be paid by the Debtors. On and after the Effective Date, the Reorganized Debtors shall pay any and all such fees when due and payable, and shall file with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the United States Trustee. Except as provided in Article II.D herein, each Debtor shall remain obligated to pay quarterly fees to the United States Trustee until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under Chapter 7 of the Bankruptcy Code.

The Reorganized Debtors shall pay the liabilities and charges that they incur on or after the Effective Date for Retained Professionals’ fees, disbursements, expenses, or related support services (including reasonable fees, costs and expenses incurred by Retained Professionals relating to the preparation of interim and final fee applications and obtaining Bankruptcy Court approval thereof) in the ordinary course of business and without application or notice to, or order of, the Bankruptcy Court, including, without limitation, the reasonable fees, expenses, and disbursements of the Distribution Agent and the fees, costs and expenses incurred by Retained Professionals in connection with the implementation, enforcement and Consummation of this Plan and the Restructuring Documents.

E.	Payment of Trustee Fees

In consideration of each Indenture Trustee’s continued performance under the applicable Indentures during these Chapter 11 Cases, on the Effective Date, the Debtors shall pay the Trustee Fees in Cash subject to receipt by the Debtors of a summary invoice from any Entity entitled to a Trustee Fee. On and after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, shall pay all Trustee Fees in Cash, to the extent not already paid by the Debtors or the Reorganized Debtors, in each case, within ten Business Days of receipt by the Debtors or the Reorganized Debtors, as applicable, of an invoice from any Entity entitled to a Trustee Fee for any unpaid Trustee Fees.

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 106 of 111

To the extent that the Debtors, the Reorganized Debtors or any successor in interest require further performance by any of the Indenture Trustees after the Effective Date, including with respect to any documentation requested to be prepared or executed to evidence the release of any liens, any further activities required for distributions (including the preparation of notices required under any of the Indentures), or any action required to be taken in furtherance of the Plan, the Trustee Fees shall be paid by the Debtors, the Reorganized Debtors or such successor in interest in the ordinary course.

F.	Conflicts

In the event that a provision of the Restructuring Documents or the Disclosure Statement (including any and all exhibits and attachments thereto) conflicts with a provision of this Plan or the Confirmation Order, the provision of this Plan and the Confirmation Order (as applicable) shall govern and control to the extent of such conflict. In the event that a provision of this Plan conflicts with a provision of the Confirmation Order, the provision of the Confirmation Order shall govern and control to the extent of such conflict. In the event that a provision of the Debtors’ Schedules, conflicts with a provision of this Plan or the Confirmation Order, the provision of this Plan or the Confirmation Order (as applicable) shall govern and control to the extent of such conflict.

G.	Successors and Assigns

This Plan shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, all present and former Holders of Claims and Equity Interests, other parties in interest, and their respective heirs, executors, administrators, successors, and assigns. The rights, benefits, and obligations of any Person or Entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor, or assign of such Person or Entity.

H.	Reservation of Rights

Except as expressly set forth herein, this Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order and this Plan is consummated. Neither the Filing of this Plan, any statement or provision contained herein, nor the taking of any action by the Debtors or any other Entity with respect to this Plan shall be or shall be deemed to be an admission or waiver of any rights of: (1) the Debtors with respect to the Holders of Claims or Equity Interests or other Entity; or (2) any Holder of a Claim or an Equity Interest or other Entity prior to the Effective Date.

I.	Further Assurances

The Debtors or the Reorganized Debtors, as applicable, all Holders of Claims receiving distributions hereunder and all other Entities shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan or the Confirmation Order.

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 107 of 111

J.	Severability

If, prior to the Confirmation Date, any term or provision of this Plan is determined by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable under its terms.

K.	Service of Documents

Any notice, direction or other communication given to the Debtors or Reorganized Debtors regarding the matters contemplated by this Plan (each, a “Notice”) must be in writing, sent by personal delivery, electronic mail, or courier and addressed as follows:

Endologix, Inc.

Attn: John Onopchenko

2 Musick

Irvine, California 92618

Tel: (949) 595-7200

Fax: (949) 699-9622

Email: jonopchenko@endologix.com

with copies to:

DLA Piper LLP (US)

Attn: Thomas R. Califano

1251 Avenue of the Americas

New York, NY 10020-1104

Tel: (212) 335-4500

Fax: (212) 335-4501

Email: thomas.califano@us.dlapiper.com

and

DLA Piper LLP (US)

Attn: Rachel Nanes

200 South Biscayne Boulevard, Suite 2500

Miami, Florida 33131

Tel: (305) 423-8563

Fax: (305) 675-8206

Email: rachel.nanes@us.dlapiper.com

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 108 of 111

A Notice is deemed to be given and received (a) if sent by personal delivery or courier, on the date of delivery if it is a Business Day and the delivery was made prior to 4:00 p.m. (local time in place of receipt) and otherwise on the next Business Day, or (b) if sent by electronic mail, when the sender receives an email from the recipient acknowledging receipt, provided that an automatic “read receipt” does not constitute acknowledgment of an email for purposes of this Article XII.J. Any party may change its address for service from time to time by providing a Notice in accordance with the foregoing. Any element of a party’s address that is not specifically changed in a Notice will be assumed not to be changed. Sending a copy of a Notice to a party’s legal counsel as contemplated above is for information purposes only and does not constitute delivery of the Notice to that party. The failure to send a copy of a Notice to legal counsel does not invalidate delivery of that Notice to a party.

L.	Exemption from Transfer Taxes Under Section 1146(a) of the Bankruptcy Code

Under section 1146(a) of the Bankruptcy Code, any issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer of property, under or in connection with this Plan, the Restructuring Documents to the extent consummated substantially in connection with this Plan, shall not be subject to any Stamp or Similar Tax or governmental assessment in the United States or by any other Governmental Unit, and the Confirmation Order shall direct the appropriate federal, state or local (domestic or foreign) governmental officials or agents to forgo the collection of any such Stamp or Similar Tax or governmental assessment and to accept for filing and recordation instruments or other documents evidencing such action or event without the payment of any such Stamp or Similar Tax or governmental assessment. Such exemption specifically applies, without limitation, to (i) all actions, agreements and documents necessary to evidence and implement the provisions of, transactions contemplated by and the distributions to be made under this Plan or the Restructuring Documents, (ii) the issuance and distribution of the New Equity Interests, and (iii) the maintenance or creation of security interests or any Lien as contemplated by this Plan or the Restructuring Documents.

M.	Governing Law

Except to the extent that the Bankruptcy Code, the Bankruptcy Rules or other federal law is applicable, or to the extent that a Restructuring Document or an exhibit or schedule to this Plan provides otherwise, the rights, obligations, construction and implementation of this Plan and any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan, shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law of such jurisdiction that would require or permit the application of the law of another jurisdiction.

N.	Tax Reporting and Compliance

The Reorganized Debtors are hereby authorized, on behalf of the Debtors, to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtors for all taxable periods ending after the Petition Date through and including the Effective Date.

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 109 of 111

O.	Schedules

All exhibits and schedules to this Plan, including the Exhibits and Plan Schedules, are incorporated herein and are a part of this Plan as if set forth in full herein.

P.	No Strict Construction

This Plan is the product of extensive discussions and negotiations between and among, inter alia, the Debtors and their respective professionals. Each of the foregoing was represented by counsel of its choice who either participated in the formulation and documentation of, or was afforded the opportunity to review and provide comments on, this Plan, the Disclosure Statement, the Exhibits and the Plan Schedules, and the agreements and documents ancillary or related thereto. Accordingly, unless explicitly indicated otherwise, the general rule of contract construction known as “contra proferentem” or other rule of strict construction shall not apply to the construction or interpretation of any provision of this Plan, the Disclosure Statement, the Exhibits or the Plan Schedules, or the documents ancillary and related thereto.

Q.	Entire Agreement

Except as otherwise provided herein or therein, this Plan and the Restructuring Documents supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into this Plan and the Restructuring Documents.

R.	Closing of Chapter 11 Cases

The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases.

S.	2002 Notice Parties

After the Effective Date, the Debtors and the Reorganized Debtors, as applicable, are authorized to limit the list of Entities receiving documents under Bankruptcy Rule 2002 to those Entities who have Filed a renewed request after the Confirmation Hearing to receive documents under Bankruptcy Rule 2002.

T.	Dissolution of Creditors’ Committee

On and as of the Effective Date, the Creditors’ Committee shall dissolve automatically and its members shall be released and discharged from all rights, duties and responsibilities arising from, or related to, the Chapter 11 Cases; provided, however, that, following the Effective Date, the Creditors’ Committee shall continue in existence and have standing and a right to be heard for the following limited purposes: (a) applications, and any relief related thereto, for compensation by professionals or advisors to the Creditors’ Committee; and (b) any appeals of the Confirmation Order or other appeal to which the Creditors’ Committee is a party. The Reorganized Debtors shall not be responsible for paying any fees, costs, or expenses incurred by the members, professionals, or advisors to the Creditors’ Committee incurred after the Effective Date, except for

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 110 of 111

such fees, costs, or expenses incurred (and allowed under section 330 of the Bankruptcy Code) in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or Filed and served after the Effective Date under Article II.A.2 or otherwise incurred in connection with the limited purposes set forth above; provided, however, that after the Effective Date, any Retained Professional retained by the Creditors’ Committee shall have the right to File and prosecute Accrued Professional Compensation Claims, including any appeal of any Final Order relating thereto.

U.	Section 1125(e) Good Faith Compliance

The Debtors, the Reorganized Debtors, and the Creditors’ Committee, and each of their respective Related Persons shall be deemed to have acted in “good faith” under section 1125(e) of the Bankruptcy Code.

[Remainder of Page Intentionally Left Blank]

Case 20-31840-sgj11 Doc 389 Filed 09/16/20	Entered 09/16/20 16:20:16	Page 111 of 111

Dated: September 14, 2020
Dallas, Texas

DLA PIPER LLP (US)

/s/ Andrew B. Zollinger
James P. Muenker, State Bar No. 24002659
Andrew B. Zollinger, State Bar No. 24063944
David E. Avraham, State Bar No. 24117868
DLA Piper LLP (US)
1900 North Pearl Street, Suite 2200
Dallas, Texas 75201
Tel: (214) 743-4500
Fax: (214) 743-4545
E-mail: james.muenker@us.dlapiper.com
andrew.zollinger@us.dlapiper.com
david.avraham@us.dlapiper.com

-and-

Thomas R. Califano (admitted pro hac vice) 1251 Avenue of the Americas
New York, New York 10020
Tel: (212) 335-4500
Fax: (212) 335-4501
Email: thomas.califano@us.dlapiper.com

-and-

Rachel Nanes (admitted pro hac vice)
DLA Piper LLP (US) 200 South Biscayne Boulevard, Suite 2500
Miami, Florida 33131
Tel: (305) 423-8563
Fax: (305) 675-8206
Email: rachel.nanes@us.dlapiper.com

Counsel for the Debtors

59